Exhibit 10.10

STANDARD INDUSTRIAL REAL ESTATE LEASE

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC,

a Nevada limited liability company

as Landlord,

and

SWITCH COMMUNICATIONS GROUP, L.L.C.,

a Nevada limited liability company

as Tenant

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBITS

A	DEPICTION OR DESCRIPTION OF THE PROPERTY
B	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
C	ESTOPPEL CERTIFICATE
D	HAZARDOUS MATERIALS
E	CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE
F	BASE BUILDING SHELL PLANS
G	PRELIMINARY MODIFIED BUILDING SHELL PLANS
H	TENANT WORK LETTER
I	MASTER LEASE
J	FORM LETTER OF CREDIT
K	MEMORANDUM OF LEASE

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

i

INDEX OF DEFINED TERMS

TERM	PAGE
Additional Rent	8
Applicable Laws	13
Architect	22
Base Building Shell Improvements	33
Base Building Shell Plans	32
Base Rent	2
Brokers	32
Building	1
Building Modifications	33
Building Shell Improvements	32
Building Shell Plans	33
Change Order	33
Changes	33
Code	1
Comparison Base Rent	5
Comparison Date	6
Condemnation	24
Consent	27
Constant Dollars	39
Consultant	16
Contractors and Suppliers	23
Control	26
County	39
Customer’s Work	20
Declaration	40
Defaulting Party	32
Environmental Damages	14
Environmental Requirements	14
Estimated Substantial Completion Date	2
Event of Default	29
Extension(s)	4
Fair Rental Value	5
Force Majeure	37
Governmental Agency	15
Hazardous Material	13
Imposition	21
Index	6
Landlord	1, 18, 35
Landlord’s Maintenance Area	12
Lease Commencement Date	3
Lease Expiration Date	3
Lease Memorandum	37
Lease Month	5
Lease Term	3
Lease Year	6
Letter of Credit	7
Master Landlord	39
Master Lease	39
Modification Costs	33
Modified Building Shell Costs	34
Modified Building Shell Plans	33
Monthly Maintenance Fee	12

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

ii

Non-defaulting Party	32
Notice and Acknowledgement	20
Notices	36
OFAC	38
Option(s)	4
Perimeter Wall	12
Permitted Alterations	20
Permitted Uses	2
Posted Security Requirements	20
Preliminary Plans	1
Private Drive	1
Property	1
Real Property Tax	8
Records	33
Rent	8
Rental Adjustment Date	5
Rental Adjustment Date(s)	5
Requisition	23
Restoration	23
Sign	17
Structural and Safety Alterations	21
Subject Space	25
Sublease	27
Subtenant	27
Telecommunications Equipment	35
Telecommunications Services	35
Tenant	1, 18
Tenant Affiliate	26
Tenant Group	15
Tenant Improvements	34
Tenant’s Alterations	20
Tenant’s Customer	26
Tenant’s Share	34
Tenant’s Telecommunications Equipment	34
Transfer	26
Transfer Notice	25
Transfer Premium	25
Transferee	24
Transfers	24

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

iii

STANDARD INDUSTRIAL REAL ESTATE LEASE

(SINGLE-TENANT NET LEASE FORM)

ARTICLE ONE     BASIC TERMS

This Article One contains the Basic Terms of this Lease between Landlord and Tenant named below. Other Articles, Sections and Paragraphs of this Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01.    Date of Lease: August 21, 2007.

Section 1.02.    Landlord: BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company.

Address of Landlord:	c/o Majestic Realty Co. 13191 Crossroads Parkway North, Sixth Floor City of Industry, California 91746 Attention: Property Management

With a copy of any notices to:

c/o Majestic Realty Co. 4155 W. Russell Road, Suite C Las Vegas, Nevada 89118 Attention: Property Manager

                              Master Landlord: (See Article Seventeen) County of Clark, a political subdivision of the State of Nevada.

Section 1.03.    Tenant: SWITCH COMMUNICATIONS GROUP, L.L.C., a Nevada limited liability company.

Address of Tenant:	4495 E. Sahara Avenue Las Vegas, Nevada 89104 Attention: Darren Adair, CFO Telephone: (702) 267-6640 Fax: (702) 444-9546

Section 1.04.    Property: The Property that is the subject of this Lease is that approximately 325,000 square foot building commonly known as Building #8 (the “Building”), and related paved and landscaped areas located at 7135 S. Decatur Blvd., Las Vegas, Nevada, and identified on Exhibit “A” attached hereto, which contains approximately 17.33 acres. The square footage figure for the Building, once constructed, and the acreage of the Property, as recited in this Section 1.04, are approximate. No adjustment will be made to the Base Rent or any other amounts payable by Tenant under this Lease (or to any other provisions of this Lease) if the actual square footage or acreage, however measured, is more or less than that recited. Tenant acknowledges and agrees that the Property includes a portion of a 50’ wide private common drive designed for the use of Tenant and the occupants of the other adjacent buildings (commonly known as Buildings 6 and 7), which private drive is to be located as shown on the attached Exhibit “A” and will provide access to Badura Avenue and Warm Springs Road (the “Private Drive”). Tenant further acknowledges and agrees that Landlord has reserved for itself and for the occupants of such other buildings (and the agents, employees, contractors, invitees, and permitees of such occupants) a right of pedestrian and vehicular (including large trucks) ingress and egress and for the placement of utilities in and under such Private Drive.

Section 1.05.    Term.

(a)    Lease Term: Twenty-five (25) years.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(b)    Lease Commencement Date: The Lease Commencement Date (as defined in Section 2.01 below) of the initial Lease Term shall be the one hundred eightieth (180th) day following Substantial Completion (as defined in Article Fourteen below) of the Building Shell Improvements (as defined in Article Fourteen below). The date of Substantial Completion of the Building Shell Improvements is estimated to be March 1, 2008 (the “Estimated Substantial Completion Date”), and September 1, 2008 is the estimated Lease Commencement Date (the “Estimated Lease Commencement Date”). Upon determination of the actual date of Substantial Completion of the Building Shell Improvements and the actual Lease Commencement Date, Landlord and Tenant shall promptly execute a Confirmation of Initial Lease Term and Amendment to Lease, substantially in the form of that attached as Exhibit “E” to this Lease.

(c)    Lease Expiration Date: The expiration date of the initial Lease Term shall be the last day of the three hundredth (300th) calendar month following the month in which the Lease Commencement Date falls.

Section 1.06.    Permitted Uses: (See Article Five) Only for the data center operation and related office administration, which together include: the storage, cross-connection, and transmission of data via fiber, wire, and wireless transmissions, along with supplying back-up power, cooling, and security for customer collocation of communications equipment. Subject to Tenant’s compliance with the terms of Section 5.03 below, Tenant’s Permitted Use may also include the use of diesel generators (to be located outside of the Building) for back-up power generation and the on-site, above-ground storage of fuel for such generators. Subject to Landlord’s prior written approval (which shall not be unreasonably withheld) of the plans and specifications for the components of such system located outside the Perimeter Wall (defined below) or visible from outside the Perimeter Wall, and the other applicable terms of this Lease, Tenant may also install, maintain, and operate a security system at the Property. Subject to the terms of this Lease, Tenant’s Permitted Use may also include (a) the initial fabrication of customer cabinets/cages and related hardware within the Building, and (b) the installation and use of water storage tanks (to be located outside of the Building) for the operation of Tenant’s HVAC system (to be installed in the Building), as needed.

Section 1.07.    Initial Security Deposit and Restoration Fund: (See Section 3.03) $2,000,000.00.

Section 1.08.    Tenant’s Guarantor: None.

Section 1.09.    Brokers: (See Article Thirteen)

Landlord’s Broker:	Majestic Realty Co. 4155 W. Russell Road, Suite C Las Vegas, Nevada 89118

Tenant’s Broker:	None.

Section 1.10.    Rent and Other Charges Payable by Tenant:

(a) BASE RENT:	Lease Term	Monthly Installment of Base Rent
	Lease Months 1 through 24	$185,250.00
	Lease Months 25 through 48	$196,365.00
	Lease Months 49 through 72	$208,146.90
	Lease Months 73 through 96	$220,635.71
	Lease Months 97 through 120	$233,873.86
	Lease Months 121 through 144	$247,906.29
	Lease Months 145 through 168	$262,780.66
	Lease Months 169 through 192	$278,547.51
	Lease Months 193 through 216	$295,260.36
	Lease Months 217 through 240	$312,975.98
	Lease Months 241 through 264	$331,754.54
	Lease Months 265 through 288	$351,659.81
	Lease Months 289 through 300	$372,759.40

Notwithstanding any language in this Lease to the contrary, if a rental adjustment date specified in this Section 1.10(a) (or elsewhere in this Lease, including any exhibits or riders hereto) falls on a date other than the first day of a calendar month,

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

then such rental adjustment date shall be deemed to be the first day of the calendar month in which the rental adjustment date falls, and the amount of Base Rent payable by Tenant under this Lease shall be adjusted effective as of such earlier date; provided, however, that if any rent payable by Tenant is abated at the beginning of the Lease Term, the above language shall not shorten such period of rent abatement.

(b)    OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (see Section 4.02 below); (ii) Utilities (see Section 4.03 below); (iii) Insurance Premiums (see Section 4.04 below); (iv) maintenance services (see Section 4.05 below); and (v) Maintenance, Repairs and Alterations (see Article Six below).

ARTICLE TWO    LEASE TERM

Section 2.01.    Lease of Property for Lease Term. The term of this Lease (the “Lease Term”) shall be as set forth in Section 1.05(a) above, shall commence on the date (the “Lease Commencement Date”) set forth in Section 1.05(b) above, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 1.05(c) above, unless sooner terminated or extended as expressly provided in this Lease. The terms and provisions of this Lease shall be effective as of the date of this Lease, except for the provisions of this Lease relating to the payment of Rent.

Section 2.02.    Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Estimated Substantial Completion Date with the Building Shell Improvements Substantially Completed. Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease, except that (a) Tenant shall be entitled to receive one (1) day of Base Rent abatement for each day of delay beyond the Estimated Substantial Completion Date and two (2) days of Base Rent abatement for each day of delay beyond ninety (90) days following the Estimated Substantial Completion Date (unless, in either case, such delay is the result of Tenant Delay, as defined in Section 14.06 below, or the result of a Force Majeure event, as defined in Section 16.12 below), and (b) the Lease Commencement Date shall be delayed until one hundred eighty (180) days following Landlord’s delivery of possession of the Property to Tenant following such Substantial Completion of the Building Shell Improvements (unless such delay is the result of a Tenant Delay). Subject to any Tenant Delay or Force Majeure delay, if Landlord does not deliver possession of the Property to Tenant within one hundred eighty (180) days after the Estimated Substantial Completion Date, Tenant may elect to cancel and terminate this Lease by giving written notice to Landlord within fifteen (15) days after the one hundred eighty (180)-day period ends. If Tenant gives such notice, this Lease shall be canceled and terminated, and neither Landlord nor Tenant shall have any further obligations to the other, excepting only those obligations which have accrued prior to or which expressly survive termination of this Lease. If Tenant does not timely give such notice, Tenant’s right to cancel and terminate this Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant following Substantial Completion of the Building Shell Improvements. Consistent with the terms of Section 1.05(b) above, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Lease Commencement Date and Lease Expiration Date, substantially in the form attached as Exhibit “E” to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt from Landlord. Failure to execute such amendment shall not affect the actual Lease Commencement Date and Lease Expiration Date. The failure of Tenant to take possession of or to occupy the Property shall not serve to relieve Tenant of any obligations arising on the Lease Commencement Date, and shall not delay the payment of rent by Tenant.

Section 2.03.    Early Occupancy. Consistent with the terms of Article Fourteen below, following Landlord’s completion of the Building Shell Improvements, Tenant shall have the right of early occupancy of the Property for construction of the Tenant Improvements (as defined in Section 14.02 below) and as otherwise provided in this Section 2.03, subject to (a) full execution of this Lease, (b) Landlord’s receipt of all deposits, and the first month’s Base Rent, (c) Landlord’s and Tenant’s receipt of any necessary governmental permits, approvals, or consents, (d) Landlord’s prior written approval of Tenant’s proposed schedule describing the timing and specific purpose of Tenant’s early occupancy, and (e) all of the terms and conditions of this Lease (including, but not limited to, the applicable insurance provisions of Section 4.04 below), with the exception of the payment of Base Rent and Additional Rent. Such early occupancy shall be for the sole purpose of preparing the Property for Tenant’s use, including the installation of equipment. During such period, Tenant shall assume all risk of loss to Tenant’s equipment, products, and other personal property. Tenant’s early occupancy of the Property shall not advance the Lease Expiration Date.

Section 2.04.    Holding Over. If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable immediately before the expiration of the Lease Term. Such

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Section 2.04 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Property to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 2.04 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Property upon the termination or expiration of this Lease in the condition required by Sections 6.06 and 10.07 of this Lease, without the written consent of Landlord or pursuant to the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Tenant, prior to Tenant’s holdover of the Property, may request from Landlord notice of the following: (1) whether Landlord has at such time entered into a new lease for the Property, and (2) whether Landlord anticipates incurring any damages as a result of Tenant’s holdover of the Property, specifying the amount of any such damages.

Section 2.05.    Options to Extend Lease Term.

(a)    Grant of Options. Landlord hereby grants to Tenant two (2) options to extend the Lease Term for additional terms of ten (10) years each and one (1) option (with the 10-year options, the “Options”) to extend the Lease Term for an additional five (5) years (with the 10-year extensions, the “Extensions”), on the same terms and conditions as set forth in this Lease, but at an increased Base Rent as set forth below and without any additional Options other than those granted in this Section 2.05; provided, however, that the final 5-year Extension shall expire on the earlier of (i) five (5) years following the commencement date of such Extension, or (ii) the expiration date (as it may be extended) of the Master Lease (defined below). Each Option shall be exercised only by written notice delivered to Landlord not more than three hundred sixty (360) days nor less than one hundred eighty (180) days before the expiration of the initial Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that at the time of the exercise, and at all times thereafter and prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease (beyond any applicable notice and cure period). Following Tenant’s timely and valid exercise of an Option, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant during such Extension or, at Landlord’s sole option, Landlord and Tenant shall execute and deliver a new lease for the Extension based on the standard form of lease agreement then in use by Landlord.

(b)    Personal Options. The Options are personal to the Tenant named in Section 1.03 of this Lease or any Tenant Affiliate or Permitted Purchaser described in Section 9.07 of this Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under this Lease to an entity other than a Tenant’s Customer (defined below) or a Tenant Affiliate or a Permitted Purchaser prior to the exercise of an Option (whether with or without Landlord’s consent), then such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity other than a Tenant’s Customer or a Tenant Affiliate or a Permitted Purchaser after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord’s consent), then such Option and any succeeding Options shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity other than a Tenant’s Customer or a Tenant Affiliate or a Permitted Purchaser after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of this Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

(c)    Time of Essence. Time is of the essence with respect to Tenant’s exercise of the Options granted in this Section 2.05.

(d)    Calculation of Rent. The Base Rent during the Extension(s) shall be determined by one or a combination of the following methods:

Cost of Living Adjustment (Section 2.05(d)(1), below); and

Fair Rental Value Adjustment (Section 2.05(d)(2), below).

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(1)    Cost of Living Adjustment. The Base Rent shall be increased on the first day of the 13th, 25th, 37th, and 49th months of each Extension of the Lease Term (the “Rental Adjustment Date”) by reference to the Index defined in Section 3.02 of this Lease or the substitute index described in Section 3.02 of this Lease, as follows: The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the “Comparison Base Rent”) shall be increased by the percentage that the Index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Rental Adjustment Date occurs. In no event shall the Base Rent be reduced by reason of such computation.

(2)    Fair Rental Value Adjustment. The Base Rent shall be increased on the first day of the first month of the each Extension of the Lease Term (the “FRV Rental Adjustment Date(s)”) to the “fair rental value” of the Property, determined in the following manner:

(i)    Not later than one hundred (100) days prior to any applicable FRV Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Property as of such FRV Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Property at least ninety (90) days prior to the applicable FRV Rental Adjustment Date, the fair rental value shall be determined by appraisal, using brokers (as provided below).

(ii)    If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single broker, as indicated above, not later than seventy-five (75) days prior to the applicable FRV Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one broker, not later than sixty-five (65) days prior to the applicable FRV Rental Adjustment Date. Within (10) days thereafter, the two appointed brokers shall appoint a third broker. If either Landlord or Tenant fails to appoint its broker within the prescribed time period, the single broker appointed shall determine the fair rental value of the Property. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own broker and the parties shall share equally the cost of the single or third broker, if applicable. The brokers used shall have at least five (5) years’ experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial Realtors, NAIOP, or their equivalent.

(iii)    For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the applicable FRV Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Base Building Shell Improvements (but without the tenant improvements made at Tenant’s expense pursuant to the Tenant Work Letter attached as Exhibit “H” to this Lease and the Building Modifications (as defined in Article Fourteen below)) if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single broker is chosen, then such broker shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation. Landlord and Tenant shall instruct the broker(s) to complete their determination of the fair rental value not later than thirty (30) days prior to the applicable FRV Rental Adjustment Date. If the fair rental value is not determined prior to the applicable FRV Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

ARTICLE THREE    BASE RENT

Section 3.01.     Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.10(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the monthly Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. The term “Lease Month” shall mean each consecutive calendar month during the Lease Term (including any partial calendar month at the inception of the Lease Term), with the first Lease Month

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

commencing on the Lease Commencement Date. For purposes of this Lease, the term “Lease Year” shall mean, with respect to the first Lease Year, the period commencing on the Lease Commencement Date and ending on the last day of the twelfth (12th) calendar month following the month in which the Lease Commencement Date falls (unless the Lease Commencement Date falls on the first day of a calendar month, in which case the first Lease Year will end on the last day of the twelfth (12th) Lease Month), and with respect to subsequent Lease Years, each consecutive twelve (12) month period during the Lease Term following the first Lease Year. If the Lease Commencement Date is a day other than the first day of a calendar month, then (a) the Lease Term shall include the number of months stated (or the number of months included within the number of years stated) in Section 1.05 above, plus the partial Lease Month in which the Lease Commencement Date falls, and (b) the Base Rent and Additional Rent for such partial Lease Month shall be prorated based on the number of days in such calendar month.

Section 3.02.    Cost of Living Increases. At the rental adjustment intervals described in Section 2.05(d)(1) of this Lease, the Base Rent shall be increased in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984=100) (the “Index”) as follows:

(a)    The Base Rent (the “Comparison Base Rent”) in effect immediately before each applicable Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the “Comparison Date”) on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent.

(b)    Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord’s notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord’s notice of such increase within ten (10) days after Landlord’s notice. If the format or components of the Index are materially changed after the Lease Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Lease Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord’s notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

(c)    Notwithstanding any language to the contrary in this Section 3.02, the period of time between the Comparison Date and the applicable Rental Adjustment Date will never be shorter than the rental adjustment intervals stated in Section 2.05(d)(1) above. For example, if the rental adjustment intervals in Section 2.05(d)(1) are twelve (12) months, then the Comparison Date will be a date not less than twelve (12) full months prior to the applicable Rental Adjustment Date.

Section 3.03.    Security Deposit and Restoration Fund; Increases.

(a)    Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. This Security Deposit is, in part, intended to protect Landlord against the consequences of a Tenant default that would result in Landlord incurring the cost of restoring the Building to its standard shell condition (i.e., the condition of the Building upon completion of the Base Building Shell Improvements and prior to the construction of the Building Modifications and the Tenant Improvements, as defined in Article Fourteen below) prior to the expiration of the Lease Term, so as to allow its reletting to one or more replacement tenants. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b)    Each time the Base Rent is increased after the fifth Lease Year (assuming that the conditions set forth below in this Section 3.03 for the reduction of the amount of the initial Security Deposit have been satisfied), Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(c)    At Tenant’s election, in lieu of a cash security deposit in the amount specified in Section 1.07 of this Lease, Tenant, simultaneously with the execution of this Lease, may deliver to Landlord (as beneficiary), an irrevocable standby letter of credit (the “Letter of Credit”), substantially in the form of that attached as Exhibit “J” to this Lease.

The Letter of Credit shall be, among other things:

(i)    subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(ii)    irrevocable and unconditional;

(iii)    in the amount specified in Section 1.07 of this Lease;

(iv)    conditioned for payment solely upon presentation of the Letter of Credit, a sight draft, and a written statement from Landlord that the amount to be drawn is due and owing to Landlord under the terms of this Lease; and

(v)    transferable one or more times by Landlord without the consent of Tenant.

Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Property; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit.

The Letter of Credit shall be issued by a commercial bank or trust company reasonably satisfactory to Landlord, having offices (or a confirming bank) at which the Letter of Credit may be drawn upon in Los Angeles, California, and having a Moody’s rating of at least “A-3” (or other comparable rating).

The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord, and shall provide that the same shall be automatically renewed for successive twelve (12)-month periods through a date which is not earlier than sixty (60) days after the expiration date of this Lease, or any renewal or extension thereof, unless written notice of nonrenewal has been given by the issuing bank to Landlord by certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then, in addition to its rights granted under this Section 3.03 above, Landlord shall have the right to draw on the existing Letter of Credit.

Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash security deposit, as set forth above in this Section 3.03. Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election; and if Landlord partially draws down the Letter of Credit, Tenant shall, within fifteen (15) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

After the end of the fifth Lease Year (assuming that the conditions set forth below in this Section 3.03 for the reduction of the amount of the initial Security Deposit have been satisfied), as the amount of the cash security deposit to be held by Landlord under this Section 3.03 increases from time to time, Tenant may, from time to time, on or before the date the security deposit is to be so increased, either deliver to Landlord an additional letter of credit, in the amount of such increase, meeting the requirements of this Section 3.03, or cause the existing Letter of Credit held by Landlord to be amended to increase its amount to the amount of the security deposit as so increased, in lieu of depositing with Landlord additional cash security; provided that Tenant is not then in default of this Lease and provided that Tenant has not at any time during the term of this Lease instituted any litigation seeking to enjoin the issuing bank from paying on the Letter of Credit.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Notwithstanding anything to the contrary in this Section 3.03, if Tenant has, at all times during the Lease Term, fully, faithfully, and punctually performed all of Tenant’s obligations under this Lease, including the payment of all Rent and all other monetary obligations under this Lease, and provided that Tenant has not at any time during the term of this Lease instituted any litigation seeking to enjoin the issuing bank from paying on the Letter of Credit, the face amount of this Letter of Credit (and the amount of the Security Deposit required of Tenant under this Lease) shall be reduced at the end of the fifth Lease Year to an amount equaling two (2) months of the then current Monthly Installment of Base Rent. The agreed decrease in the amount of the Letter of Credit (and in the required amount of the Security Deposit) described above may be accomplished by either (a) Tenant’s delivery to Landlord of a replacement letter of credit, in the decreased amount, meeting the requirements of this Section 3.03, or (b) Tenant’s causing the existing Letter of Credit held by Landlord to be amended to decrease its face amount. In addition to the foregoing, Landlord may (but is not obligated to) make an interim reduction (prior to the end of the fifth Lease Year) in the amount of the Security Deposit and Letter of Credit if it believes it is prudent to do so, in the exercise of its sole discretion.

Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section 3.03.

Section 3.04.    Application of Payments. Unless otherwise designated by Landlord in its sole discretion, all payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this section or have any force or effect.

Section 3.05.    Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction) of this Lease, or under Article Eight (Condemnation) of this Lease, or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for Real Property Taxes (defined below) and insurance which apply to any time periods after termination of this Lease.

ARTICLE FOUR    OTHER CHARGES PAYABLE BY TENANT

Section 4.01.    Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” or “Rent” shall mean Base Rent and Additional Rent. Without limitation on other obligations of Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article Four shall survive the expiration or earlier termination of the Lease Term. The failure of Landlord to timely furnish Tenant the amount of the Additional Rent shall not preclude Landlord from enforcing its rights to collect such Additional Rent.

Section 4.02.    Property Taxes.

(a)    Real Property Taxes. Tenant shall pay all Real Property Taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Section 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of such taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the Real Property Taxes have been paid. Landlord shall reimburse Tenant for any Real Property Taxes paid by Tenant covering any period of time before or after the Lease Term. Alternatively, Landlord may elect to bill Tenant in advance for such taxes and Tenant shall pay Landlord the amount of such taxes, as Additional Rent, at least ten (10) days prior to the delinquency date of such taxes. Landlord shall pay such taxes prior to such delinquency date, provided Tenant has timely made payment to Landlord. Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

(b)    Definition of “Real Property Tax.” “Real Property Tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. “Real Property Tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c)    Joint Assessment; Tenant’s Share. If the Property is not separately assessed, Landlord shall reasonably determine Tenant’s share of the Real Property Taxes payable by Tenant under Section 4.02(a) above from the assessor’s worksheets or other reasonably available information. Landlord will diligently pursue the separate assessment of the Property as follows: Upon recordation of the Lease Memorandum (defined in Section 16.08 below), Landlord, at Landlord’s cost and expense, shall have all of the Property included in a single Assessor’s Parcel. Landlord shall make all commercially reasonable, good faith efforts to have the foregoing accomplished through Clark County administrative procedures. However, if the foregoing can be accomplished only through division of land procedures under NRS 278.320 through 278.4725, Tenant shall reimburse to Landlord the out-of-pocket survey and engineering costs incurred by Landlord to effect the land division. Tenant shall make such reimbursement within thirty (30) days following the recording of applicable maps and certificates and receipt by Tenant from Landlord of copies of the paid invoices for such engineering and survey work. In connection with the above-described separate assessment of the Property, Landlord and Tenant shall execute and deliver such further instruments and perform such additional acts as may be reasonably required to have the Property separately assessed.

(d)    Personal Property Taxes.

(i)    Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall diligently pursue the separate assessment of such personal property, so that it is taxed separately from the Property.

(ii)    If any of Tenant’s personal property is taxed with the Property and Landlord pays such taxes directly to the taxing authority, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03.    Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, fiber optic, cable or other telecommunications or data delivery services, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and, if Landlord pays such costs directly, Tenant shall pay such share to Landlord with Tenant’s next monthly installment of Base Rent, consistent with Section 4.01 above. Tenant acknowledges and agrees that (1) this Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of utility services or any other services, and (2) Landlord has no obligation of any kind concerning the provision of any such services, except that Landlord may not interfere with the provision of such services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in this Section 4.03, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, terrorist acts, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay rent as required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control without affecting Tenant’s obligations under this Lease. Tenant recognizes that security services, if any, provided by Landlord at the Building are for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Property or the Building.

Section 4.04.    Insurance Policies.

(a)    Liability Insurance. During the Lease Term, Tenant, at Tenant’s sole cost and expense, shall maintain a policy of commercial general liability insurance (or its equivalent) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy, and Tenant shall provide Landlord with an appropriate “additional insured” endorsement to Tenant’s liability insurance policy (in a form acceptable to Landlord) not less than ten (10) business days prior to Tenant’s occupancy of the Property. The initial amount of such insurance shall be Three Million Dollars ($3,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisors and other relevant factors; provided, however, that such increases shall not exceed those increases imposed by prudent owners of like properties in the Las Vegas metropolitan area. The liability insurance obtained by Tenant under this Section 4.04(a): shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; (iii) insure Landlord against Tenant’s performance under Section 5.05 below; and (iv) not have a deductible amount in excess of Ten Thousand Dollars ($10,000.00) in Constant Dollars (defined in Section 16.26 below). The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord, insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)    Property Insurance. During the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the Building Shell Improvements, the Tenant Improvements, and all other real property improvements constructed by Landlord or Tenant and comprising the Property in the full amount of their replacement value, with such policies providing protection against loss or damage due to fire or other casualties covered within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and any other perils which Landlord, Landlord’s mortgage lender or ground lessor deems necessary, and with such policies to include the following endorsements: Ordinance or Law, Boiler and Machinery, and Legal Liability. Landlord shall have the right to request that Tenant also obtain, at Tenant’s cost, terrorism, flood and earthquake insurance and other forms of insurance as required by any lender holding a security interest in the Property or any ground lessor. During the Lease Term, Tenant shall also maintain a business income insurance policy, with loss payable to Tenant, in an amount equal to a minimum of one year’s Base Rent, plus estimated Real Property Taxes and insurance premiums. During the Lease Term, Tenant shall maintain (at its sole cost and expense) policies of insurance covering loss of or damage to Tenant’s fixtures, equipment, and building improvements installed by Tenant on the Property in the full amount of their replacement value, with such policies providing protection against loss or damage due to fire or other casualties covered within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and any other perils which Tenant deems necessary. Tenant shall also cause Tenant’s Customers (defined below) to maintain such insurance (as described in the previous sentence) covering loss to their equipment and fixtures to be located at the Property. All policies of Tenant required under this Section 4.04(b) shall (a) contain an agreed value or amount endorsement in lieu of a co-insurance clause (with an initial amount acceptable to Landlord and Landlord’s mortgage lender), (b) be written as primary policies, not contributing with and not supplemental to any property insurance coverage that Landlord may carry, (c) name Landlord and Landlord’s mortgage lender as loss payees, and (d) contain a replacement cost endorsement with an initial stated value in an amount acceptable to Landlord and Landlord’s mortgage lender. Tenant shall be responsible for payment of the entirety of any deductible amount under Tenant’s insurance policies, and such deductible amount shall not exceed the sum of $10,000.00. Not more frequently than annually, Tenant will increase the amount of the agreed amount endorsements (and the amount of the stated value of the replacement cost endorsements) as may be required by Landlord or Landlord’s mortgage lender to keep abreast of increasing values and construction costs. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c)    Payment of Premiums. Subject to Section 4.08 below, Tenant shall pay all premiums for the insurance policies described in Sections 4.04(a) and (b) above, except Landlord shall pay all premiums for non-primary commercial general liability insurance which Landlord elects to obtain as provided in Section 4.04(a) above and except that Tenant’s Customers shall be responsible for the cost of their own insurance coverage. Subject to the provisions of Section 2.03 above, prior to the Lease Commencement Date Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least ten (10) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance (in form acceptable to Landlord) executed by an authorized officer or agent of the insurance company, certifying that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d)    General Insurance Provisions.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(i)    Any insurance that Tenant is required to maintain under this Lease shall include a provision that requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage, including the cancellation or modification of any required endorsements.

(ii)    If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent or if the scope and limits of the insurance coverage evidenced by any such policy, certificate or renewal fails to comply with the requirements of this Section 4.04, Landlord may obtain such insurance for Landlord’s sole benefit, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii)    Tenant shall maintain all insurance required under this Lease with companies duly authorized to issue insurance policies in the State in which the Property is located and holding a Financial Strength Rating of “A” or better, and a Financial Size Category of “XII” or larger, based on the most recent published ratings of the A.M. Best Company. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under this Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. If Tenant believes that any such insurance coverage is inadequate, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv)    Unless prohibited under any applicable insurance policies maintained and notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other (whether such right of recovery arises from a claim based on negligence or otherwise), for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

(v)    Tenant shall not do or permit to be done any act or thing upon the Property or the Project which would (a) jeopardize or be in conflict with the property insurance policies covering the Property or fixtures or personal property at the Property; or (b) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted at the Property.

(vi)    Tenant shall, at its sole cost and expense, keep in full force and effect during the Lease Term the following additional coverage: (1) workers’ compensation insurance as required by state law; (2) employer’s liability insurance, with a limit of One Million Dollars ($1,000,000) each accident, One Million Dollars ($1,000,000) policy limit, and One Million Dollars ($1,000,000) each employee for all persons employed by Tenant who may come onto or occupy the Property; (3) commercial auto liability insurance with a limit of One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage, including owned, non-owned, and hired auto liability coverage for such vehicles driven on and around the Property (if Tenant does not own company vehicles, a letter to that effect from an officer or principal of Tenant, in addition to proof of non-owned and hired auto liability coverage is required); (4) “Causes of Loss – Special Form” (or equivalent) personal property insurance, covering Tenant’s personal property, whether owned, leased, or rented, including but not limited to trade fixtures, furniture, equipment, office contents, any interior improvements constructed within the Property and any alterations to the Property made by Tenant; and (5) to the extent that Tenant constructs or develops any improvements in or on the Property, which according to the terms and conditions of this Lease shall become property of Landlord at the termination thereof, Tenant shall also provide “Causes of Loss – Special Form” (or equivalent) property coverage on a replacement cost basis, which policy shall name Landlord as an additional insured and as the loss payee. The limits of the liability insurance described in this Section 4.04(d)(vi) shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisors and other relevant factors; provided, however, that such increases shall not exceed those increases imposed by prudent owners of like properties in the Las Vegas metropolitan area.

(vii)    If Tenant carries any of the insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Property; provided, however, the blanket

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

policy carried with respect to the insurance required by Tenant hereunder shall contain a “per location” endorsement assuring that any aggregate limit under such blanket policy shall apply separately to the Property and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under Section 4.04(a) above by either payment of claims or the establishment of reserves for claims (in which case Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 4.04(a) above).

Section 4.05.    Maintenance Services. Notwithstanding the provisions of Section 6.03 and Section 6.04 below, Landlord shall maintain (according to Landlord’s customary standards) or otherwise be responsible for, at Tenant’s sole cost and expense, the following items, but with respect to maintenance items, only to the extent located outside of the enclosed wall to be constructed around the Building (the “Perimeter Wall”) at the Property (“Landlord’s Maintenance Area”), except for the maintenance and testing of the Property’s ESFR system and pump, which shall remain Landlord’s responsibility even though portions of it may be outside of Landlord’s Maintenance Area (although such work will be performed at Tenant’s sole cost and expense): (i) the landscaping (including without limiting to gardening, tree trimming, replacement or repair of landscaping, landscape irrigation systems, gopher control and similar items) located within Landlord’s Maintenance Area; (ii) the ESFR fire system and pump (including testing, monitoring and servicing); (iii) association dues, if any; (iv) utilities for Landlord’s Maintenance Area (including, without limitation, utilities for landscape watering, lighting and telephone line for the above-referenced fire system); and (v) sweeping, cleaning, repairing, resurfacing and repaving of driveways, parking areas, yard areas, load areas and other outdoor paved or covered surfaces and/or roads located within Landlord’s Maintenance Area, including the portion of the Private Drive located or to be located on the Property, which is to be used in common by Tenant and the occupants of the adjoining buildings, as described in Section 1.04 above. Notwithstanding any language to the contrary in this Section 4.05, Tenant, not Landlord, shall be responsible for landscaping, irrigation, and maintenance of any area located between the Perimeter Wall and the Property’s boundary (the “Buffer Area”). In connection with Landlord’s obligations under this Section 4.05, Landlord may enter into a contract with a contractor/maintenance provider of Landlord’s choice to provide some (but not necessarily all) of the maintenance services listed above. Landlord shall have the right to collect monthly from Tenant, as Additional Rent, a management fee for managing the Property (such management fee not to exceed one percent (1%) of the Base Rent and Additional Rent payable by Tenant under this Lease), provided, however, that such fee shall be increased to two percent (2%) of the Base Rent and Additional Rent payable by Tenant if Landlord assumes Tenant’s obligation to maintain the service contracts required of Tenant under Section 6.04(a) of this Lease (because of Tenant’s failure to maintain them). Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand, the cost for the above-referenced maintenance services. Tenant agrees to pay monthly to Landlord, as Additional Rent, an amount (the “Monthly Maintenance Fee”) for the routine landscaping and sweeping and cleaning of the Property’s outdoor paved areas located within Landlord’s Maintenance Area. Tenant shall make such payment together with Tenant’s monthly Base Rent payment. It is the understanding of the parties that the Monthly Maintenance Fee only pertains to routine duties and that Landlord may incur similar expenses in addition to the Monthly Maintenance Fee in meeting its obligations set forth above.

Section 4.06.    Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. If Tenant shall be served with a demand for payment of past due rent or any other charge, any payments tendered thereafter to cure any default of Tenant shall be made only by cashier’s check, wire transfer, or other immediately available funds. Notwithstanding the above, Landlord agrees not to impose such late charge unless, immediately after its receipt of written notice from Landlord, Tenant fails to deliver such delinquent payment by nationally recognized commercial overnight courier (for next business day delivery); provided, however, that Landlord is under no obligation to provide more than one (1) such notice in any consecutive 12-month period.

Section 4.07.    Interest on Past Due Obligations. In addition to any late charge imposed pursuant to Section 4.06 above, any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount (“Interest”); provided, however, that no interest shall be payable on any late charges imposed on Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Section 4.07, or any other charge or payment due under this Lease which may be deemed or construed as interest, is higher than the rate permitted by law, such interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 4.08.    Impounds for Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (l/12) of the annual Real Property Taxes payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account, and in such case pay such Real Property Taxes to the applicable taxing authority when due. Assuming a sum sufficient to pay such tax bill has been paid by Tenant, in such an event Tenant shall not be responsible for non-payment of such Real Property Taxes by Landlord or any resulting penalties or interest. If unknown, Landlord shall reasonably estimate the amount of Real Property Taxes when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE     USE OF PROPERTY

Section 5.01.    Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above; provided that such Permitted Use (i) does not create any unusual or atypical wear and tear on the Building or decrease the value of the Property; (ii) does not create any risk of Environmental Damages or Hazardous Material contamination on the Property beyond that contemplated by the Permitted Use (which includes the above-ground storage of diesel fuel for Tenant’s emergency power generators and the storage of water for Tenant’s HVAC system); (iii) does not create obnoxious (as to a reasonable person) odors or noise; (iv) does not include storage of tires, chemicals (other than those permitted under Section 5.03 below) or explosives or other products made with like materials; and (v) does not involve fabrication or manufacturing, except as expressly permitted in Section 1.06 above.

Section 5.02.    Manner of Use. Tenant shall not cause or permit the Property to be improved, developed, or used in any way which constitutes a violation of any law, statute, ordinance, or governmental regulation or order, or other governmental requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”), or which unreasonably interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Property, and for all business licenses relating to Tenant’s occupancy of the Property and the operation of its business, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including without limiting to the Occupational Safety and Health Act. Notwithstanding the foregoing, Landlord shall, at Tenant’s sole cost and expense, cooperate with Tenant in executing permitting applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain a High Pile Stock Permit (or comparable permit) from the applicable governmental authority, if applicable. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of any fire hose valves, draft curtains, smoke venting and any additional fire protection systems that may be required by the fire department or any governmental agency.

Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to (or are triggered by) (i) Tenant’s use of the Property, and (ii) any alteration or any tenant improvements made by Tenant or at the request of Tenant. Should any standard or regulation now or hereafter be imposed on Tenant by any federal, state or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately notify Landlord in writing of any water infiltration at the Property.

Section 5.03.    Hazardous Materials.

5.03.1    Definitions.

A.    “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i)    the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii)    which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii)    which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Nevada or any political subdivision thereof; or

(iv)    the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

(v)    the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi)    without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii)    without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii)    without limitation which contains radon gas.

B.    “Environmental Requirements” means all applicable present and future:

(i)    statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies relating to the environment or the protection of human health; and

(ii)    all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C.    “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

(i)    damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws);

(ii)    fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii)    liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv)    diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

D.    “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E.    The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, members, managers, directors, agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the Lease Term with the permission or knowledge of Tenant, other than Landlord or Landlord’s agents or employees.

5.03.2    Prohibitions.

A.    Other than normal quantities of general office and cleaning supplies and except as specified on Exhibit “D” attached hereto (which shall include a description of the capacity of Tenant’s above-ground diesel fuel storage tank), Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the Lease Term, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion. Tenant shall, prior to the Lease Commencement Date, provide to Landlord for those Hazardous Materials described on Exhibit “D”: (a) a description of handling, storage, use and disposal procedures; and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements.

B.    Tenant shall not cause, permit or suffer the existence or the commission by Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property.

C.    Tenant shall neither create or suffer to exist, nor permit Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute.

D.    Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent. By executing this Lease, Landlord acknowledges that it has approved and consented to (i) the above-ground diesel fuel storage tank described on the attached Exhibit “D”, and (ii) Tenant’s temporary storage of water for use with Tenant’s HVAC system.

5.03.3    Indemnity.

A.    Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i)    Landlord; and

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(ii)    any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii)    the directors, officers, shareholders, employees, partners, members, managers, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons;

from and against any and all Environmental Damages which exist as a result of the activities or negligence of the Tenant Group during the Lease Term or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant’s remediation of the Property or failure to meet its obligations contained in this Lease.

B.    The obligations contained in this Section 5.03.3 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

C.    Landlord shall have the right but not the obligation to join and participate in, and jointly control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

D.    The obligations of Tenant in this Section 5.03.3 shall survive the expiration or termination of this Lease.

E.    The obligations of Tenant under this Section 5.03.3 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.4    Obligation to Remediate. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease (whether discovered during or following the Lease Term), of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Landlord. Tenant shall take all actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

5.03.5    Right to Inspect. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property during normal business hours and upon 72 hours notice (except in case of an emergency), including invasive tests reasonably required by Landlord, at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Any such inspection shall be performed subject to Tenant’s reasonable security protocols, which shall be applied to Landlord in a fair and non-discriminatory manner. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group in violation of this Lease, or the existence of a Hazardous Material on the Property or any other property in violation of this Lease caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord),

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

in which case Tenant shall pay the cost of the Consultant. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations. Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant.

5.03.6    Notification. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office and cleaning supplies referred to in Section 5.03.2 of this Lease, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property in violation of this Lease. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to Section 5.03.2 of this Lease.

5.03.7    Surrender of Property. In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after the later to occur of: (i) Tenant fully surrenders to Landlord exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Lease. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property in violation of this Lease caused by the activities or negligence of the Tenant Group.

5.03.8    Assignment and Subletting. In the event this Lease provides that Tenant may assign this Lease or sublet the Property subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or sublessee’s activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with this Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or sublessee’s activities pose no materially greater risk of contamination to the Property than do Tenant’s permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee; (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement; (c) such assignee’s or sublessee’s financial condition as it relates to its ability to fund a major clean-up; and (d) such assignee’s or sublessee’s policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials.

5.03.9    Storage Tanks. Without limiting the generality of the above provisions of this Section 5.03, with respect to any above or underground storage tanks to be located on the Property by Tenant with Landlord’s consent, Tenant shall keep all permits and registrations current and shall provide Landlord with copies of all test results regarding such tanks, including without limitation, tightness testing and release detection results, all submissions to and correspondence with any Governmental Agency regarding such tests and provide copies of all plans for responding to releases from such tanks, including any and all SPCC (spill prevention control and countermeasure) plans. Tenant shall, within twenty-four (24) hours, notify Landlord of any release or suspected release from such tanks, and shall immediately commence corrective action and shall remediate any release to the condition existing before the commencement of this Lease, unless Landlord specifically consents in writing to a lesser standard for remediation. Tenant shall comply with all requests by Landlord for modification to any spill prevention, investigation or remediation plan and in connection with any investigation or remediation and shall allow Landlord to conduct its own testing and provide Landlord with split samples.

5.03.10    Survival of Hazardous Materials Obligation. Tenant’s breach of any of its covenants or obligations under this Section 5.03 shall constitute a material default under this Lease. The obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 5.04.    Auctions and Signs. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, delayed or conditioned, and provided all signs are in keeping with the quality, design and style of the business park within which the Property is located, Tenant, at its sole cost and expense, may install an identification sign (“Sign”) at the Property; provided, however, that (i) the size, color, location, materials and design of the Sign shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned; (ii) the Sign shall comply with all applicable governmental rules and regulations and the Property’s covenants, conditions and restrictions; (iii) the Sign shall not be painted directly on the Building or attached or placed on the roof of the Building; and (iv) Tenant’s continuing signage right shall be contingent upon Tenant maintaining the Sign in a first-class condition. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Sign. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Sign to be removed and shall repair any damage caused by such removal (including, but not limited to, patching and painting), all at Tenant’s sole cost and expense. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord, may be removed by Landlord, without notice by Landlord to Tenant at Tenant’s sole cost and expense.

Section 5.05.    Indemnity. Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord’s employees, agents, contractors, and property manager) from any and all costs, claims, loss, damage, expense and liability (including without limitation court costs, litigation expenses, and reasonable attorneys’ fees) incurred in connection with or arising from: (a) Tenant’s use of the Property, including, but not limited to, those arising from any accident, incident, injury or damage, however and by whomsoever caused (except to the extent of any claim arising out of Landlord’s gross negligence or willful misconduct), to any person or property occurring in or about the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including, but not limited to the acts or omissions of Tenant’s Customers; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause (including, but not limited to, those arising from a claim of negligence), and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent of any claim arising out of Landlord’s gross negligence or willful misconduct; provided, however, that this waiver is subject to Section 4.04(d)(iv) above. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable. As used in this Section, the term “Landlord” shall include Landlord’s employees, agents, contractors and invitees, if applicable.    The provisions of this Section 5.05 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring prior to such expiration or earlier termination, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease.

Section 5.06.    Landlord’s Access.    Landlord reserves the right at all reasonable times during normal business hours and upon reasonable notice (at least 72 hours notice, except in case of an emergency) to Tenant to enter the Property to (i) inspect it; (ii) show the Property to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; (iv) alter, improve or repair the Property; or (v) place “For Sale” and “For Lease” signs on the Property. Notwithstanding anything to the contrary contained in this Section 5.06, Landlord may enter the Property at any time to (A) perform services required of Landlord; (B) take possession due to any material breach of this Lease, in the manner provided in this Lease, and consistent with applicable law; and (C) perform any covenants of Tenant which Tenant fails to perform (following any applicable notice and cure period under this Lease). Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Property, and any other loss occasioned thereby. For each of the above purposes, Landlord may request and Tenant shall provide a key with which to unlock all the doors in the Property. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Property. Any entry into the Property in the manner described above shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property.

Section 5.07.    Parking. Tenant shall use commercially reasonable efforts to ensure that no large trucks or other large vehicles are parked on the public streets located adjacent to the Property. With respect to the Property, the parking or storing of large trucks and other commercial vehicles is allowed in front of, adjacent and perpendicular to Tenant’s dock high loading doors at the Property, so as to be on the concrete apron adjacent to such doors, or in other areas of the Property specifically designated by Landlord for such purpose, but not otherwise.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 5.08.    Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Landlord agrees to defend Tenant’s right to enjoy the Property for the full Lease Term against any party claiming by, through or under Landlord, subject to the provisions of this Lease.

ARTICLE SIX     CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01.    Existing Conditions. Subject to Landlord’s performance of its obligations under Article Fourteen below, Tenant accepts the Property in its “as-is” condition as of the Lease Commencement Date, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, whatsoever with respect to the condition of the Property, the Building, or other improvements on or comprising a part of either of same, nor with respect to the fitness or suitability thereof for any particular use or purpose, and Tenant hereby waives any and all such warranties, express or implied, including specifically but without limitation any warranty or representation of suitability. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property (or has had the opportunity to do so) and is not relying on any representations of Landlord or any Broker with respect thereto.

Section 6.02.    Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property, or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability to the extent of Landlord’s gross negligence or willful misconduct, and are subject to Section 4.04(d)(iv) above.

Section 6.03.    Landlord’s Obligations. Subject to the provisions of Section 4.05 above, Article Seven (Damage or Destruction) below, and Article Eight (Condemnation) below, Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate this Lease due to the condition of the Property.

Section 6.04.    Tenant’s Obligations.

(a)    Except as provided in Section 4.05 and Section 6.03 above, Article Seven (Damage or Destruction) below, and Article Eight (Condemnation) below, Tenant, at Tenant’s sole cost and expense, shall keep all portions of the Property (including structural, nonstructural, interior, exterior, systems and equipment) in good order, condition and repair (including replacement, as needed), including, but not limited to, slurry coating of asphalt paved areas every three (3) years and exterior painting of the Building every five (5) years. If any portion of the Property or any system or equipment in the Property that Tenant is obligated to repair cannot be fully repaired or restored (in Landlord’s judgment), Tenant shall promptly replace (subject to Landlord’s right to undertake such responsibility) such portion of the Property or system or equipment in the Property. The cost of such replacement shall be amortized (including Interest on the unamortized amount) over the useful life as reasonably determined by Landlord, and Tenant shall only be liable for that portion of the cost which is applicable to the remaining Lease Term (as it may be extended), and if the full replacement cost is initially borne by Tenant, Landlord shall reimburse Tenant in an amount equal to Landlord’s share of such total cost, if any. Tenant shall maintain a preventive maintenance service contract providing for the regular inspection and maintenance of the Property’s heating and air conditioning systems by a licensed heating and air conditioning contractor, unless Landlord makes the election described in the next succeeding sentence. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of all or a portion of the Property’s heating and air conditioning systems at Tenant’s expense, the cost of which shall be paid by Tenant as Additional Rent. Tenant shall also maintain a preventive maintenance service contract providing for the regular inspection and maintenance of the Building’s roof, and a separate landscaping service contract for the Property, including the Buffer Area. Tenant shall deliver to Landlord copies of all service contracts required to be maintained by Tenant under this Section 6.04(a) and if such contracts

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

are not maintained continuously throughout the Lease Term, Landlord, following written notice to Tenant, may elect to assume the obligation to maintain such service contracts at Tenant’s cost and expense. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Without limiting the generality of the provisions contained above in this Section 6.04(a), Tenant agrees to repair any damage caused by the transportation and storage of its products in, on, or about the Property, including, but not limited to any damage to the Property’s concrete floor slab, adjoining concrete ramps, adjoining concrete truck apron, and adjoining asphalt parking and access areas due to the use of forklifts hauling Tenant’s products. Tenant’s repair obligation described above shall include the replacement of any damaged areas of the Property, if repair is impracticable, so as to restore such areas to the condition existing prior to such damage.

(b)    Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may (but without any obligation to do so), upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05.    Alterations, Additions, and Improvements.

(a)    Tenant shall not make any alterations, additions, or improvements to the Property (“Tenant’s Alterations”) without Landlord’s prior written consent, except for non-structural interior alterations that (i) are designed to facilitate Tenant’s Customers’ receipt of services from Tenant, including, without limitation, cages, cabinets, conduit, racks, and custom duct work for Tenant’s Customers (the “Customer Work”) or, in case of alterations unrelated to the Customer Work, do not exceed One Hundred Thousand Dollars ($100,000.00) in Constant Dollars in cost; (ii) are not visible from the outside of the Building; and (iii) do not alter or penetrate the floor slab or the roof membrane (collectively, the “Permitted Alterations”). Other than with respect to the Permitted Alterations, Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any Tenant’s Alterations constructed in violation of this Section 6.05(a) upon Landlord’s written request. All Tenant’s Alterations shall be performed in a good and workmanlike manner, in conformity with all Applicable Laws, and all contractors and subcontractors shall be approved by Landlord, which approval shall not be unreasonably withheld. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. With respect to “as built” plans for the Customer Work, Landlord shall keep the same confidential if such plans are conspicuously marked “confidential” and are not a matter of public record. Notwithstanding anything to the contrary in this Section, Tenant must obtain Landlord’s prior written consent for any Tenant’s Alterations that will (or may) be visible from the outside of the Building. Landlord shall have the right, in its sole discretion, to determine the location of any such visible Tenant’s Alterations and require the screening of such items at Tenant’s sole cost and expense.

(b)    Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. Notwithstanding any language to the contrary in this Section 6.05, with respect to any Tenant’s Alterations, regardless of whether Landlord’s consent to such work is required under the terms of this Lease, Tenant acknowledges that it is required by Nevada law to record a notice of posted security in compliance with the requirements of Nev. Rev. Stat. Chapter 108 (2005) (the “Posted Security Requirements”). Concurrently with Landlord’s delivery of this Lease to Tenant for execution, Landlord may elect to provide Tenant with a separate written notice of the Posted Security Requirements, which shall include an acknowledgement of Tenant (the “Notice and Acknowledgement”). If so provided, Tenant agrees to promptly sign and return the Notice and Acknowledgment to Landlord; provided, however, that Tenant acknowledges and agrees that under no circumstances shall such Notice and Acknowledgement or the terms of this Section 6.05 be construed as Landlord’s consent to or approval of any Tenant’s Alterations. Landlord may elect to record and post notices of non-responsibility on the Property.

(c)    To the extent Landlord’s prior consent is required by this Section 6.05, Landlord may condition its consent to any proposed Tenant’s Alterations on such requirements as Landlord, in its reasonable discretion, deems necessary or desirable, including without limitation: (i) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to Tenant’s Alterations; (ii) Landlord’s prior written approval of the time

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

or times when Tenant’s Alterations are to be made; (iii) Landlord’s prior written approval of the contractors and subcontractors performing Tenant’s Alterations; (iv) Tenant’s written notice of whether Tenant’s Alterations include the use or handling of any Hazardous Materials; (v) Tenant’s obtaining, for Landlord’s benefit and protection, of such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease), including, but not limited to Builder’s Risk coverage; (vi) Tenant’s strict compliance with the requirements of Nev. Rev. Stat. Chapter 108 (2005) or any applicable successor statute; and (vii) Tenant’s payment to Landlord of all reasonable costs and expenses incurred by Landlord because of Tenant’s Alterations, including, but not limited to, costs incurred in reviewing the plans and specifications for, and the progress of, Tenant’s Alterations, and costs of engaging outside consultants (whether for engineering review or otherwise).

(d)    Within ten (10) days following the imposition of any lien or stop notice resulting from any of Tenant’s Alterations (an “Imposition”), Tenant shall either (a) cause such Imposition to be released of record by payment, or (b) in case of a disputed Imposition, cause the posting of a proper bond in favor of Landlord or provide other security reasonably satisfactory to Landlord. In case of a disputed Imposition, Tenant shall diligently contest such Imposition and indemnify, defend, and hold Landlord harmless from any and all loss, cost, damage, liability and expense (including reasonable attorney’s fees) arising from or related to it. If Tenant fails to take either action within such ten (10)-day period, Landlord, at its election, may pay and satisfy the Imposition, in which case the sum so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.07 of this Lease, shall be deemed Additional Rent due and payable by Tenant within ten (10) days after Tenant’s receipt of Landlord’s payment demand.

(e)    Notwithstanding any language to the contrary in this Section 6.05, if the proposed Tenant’s Alterations involve or affect in any way one or more of the structural components of the Building, or relate in any way to life safety matters, including, but not limited to, the Building’s fire suppression system (collectively, the “Structural and Safety Alterations”), Landlord’s prior written consent will be required, regardless of the cost of the proposed Alterations. Moreover, at Landlord’s request, Tenant agrees to use contractors and subcontractors selected by Landlord for the construction of any and all permitted Structural and Safety Alterations, and for any work involving possible roof penetrations (so as to ensure that any such work does not render Landlord’s roof warranty void or voidable).

(f)    Tenant acknowledges and agrees that any Tenant’s Alterations are wholly optional with Tenant and are not being required by Landlord, either as a condition to the effectiveness of this Lease or otherwise.

Section 6.06.    Condition upon Termination. Upon the termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received (including, without limitation, the removal of all floor striping and the resealing of the floor), ordinary wear and tear excepted; provided, however, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction) below. In addition, Landlord may require Tenant to remove any Tenant’s Alterations (whether or not made with Landlord’s consent) prior to the expiration of this Lease and to restore the Property to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any of Tenant’s machinery, equipment or other personal property that can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery, equipment or other personal property (including, without limitation, the complete removal of all studs and bolts that penetrate the floor or walls and filling and patching the holes). In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring and power panels; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and any other heating and air conditioning equipment; fencing and security gates; load levelers, dock lights, dock locks and dock seals; and other similar building operating equipment and decorations. Tenant’s obligations under this Section 6.06 shall also include its obligations under Section 5.04 above with respect to any Sign, and its obligations under Section 10.07 below with respect to removal of the personal property of Tenant’s Customers. Notwithstanding any language to the contrary in this Section 6.06, Tenant may request in writing at the time (a) it seeks Landlords consent to any Tenant’s Alterations (including, but not limited to the Tenant Improvements to be constructed pursuant to the Tenant Work Letter attached as Exhibit “H” to this Lease), or (b) provides written notice to Landlord of any Tenant’s Alterations not requiring Landlord’s consent, that Landlord state (at time it grants its consent, if applicable) whether or not removal will be required at the expiration or earlier termination of the Lease Term. Any such written request of Tenant shall specifically cite this Lease provision and Landlord’s obligation to make such a statement. Notwithstanding any language to the contrary in this Section 6.06, Tenant shall not be required to remove the Building Modifications and restore the Building to its shell condition at the expiration or earlier termination of the Lease

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Term; provided, however, that if the Lease Term is terminated prior to the expiration date because of an Event of Default, the cost of such restoration (to be performed by Landlord) will be funded, in part, through use of the Security Deposit, but only to the extent that Landlord incurs costs for such restoration to the Building’s shell condition (i.e., the condition of the Property upon completion of the Base Building Shell Improvements and prior to the construction of the Building Modifications and the Tenant Improvements).

Section 6.07.    Floor Load Limits. Tenant shall not place a load upon any floor of the Property exceeding the floor load per square foot area which it was designed to carry and which is allowed by law, which shall be communicated to Tenant by Landlord upon Tenant’s written request, which shall be made before Tenant installs any equipment in the Building. Landlord reserves the right to prescribe the weight and position of all safes, machinery and mechanical equipment in the Building. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance to other occupants of adjacent buildings.

ARTICLE SEVEN    DAMAGE OR DESTRUCTION

Section 7.01.    Damage or Destruction to Property.

(a)    In case of damage to or destruction of the Property or any part thereof by fire or other casualty, Tenant will promptly give written notice thereof to Landlord and Tenant shall, in accordance with the provisions of this Article and all other provisions of this Lease, restore the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, subject to Tenant’s right to make alterations in conformity with and subject to the conditions of Section 6.05 above, and in conformity with the plans and specifications required to be prepared pursuant to this Section 7.01, whether or not (i) such damage or destruction has been insured or was insurable, (ii) Tenant is entitled to receive any insurance proceeds, or (iii) insurance proceeds are sufficient to pay in full the cost of the restoration work in connection with such restoration. Such restoration shall be commenced promptly following receipt of insurance proceeds (if applicable) and building permits (but no later than ninety (90) days after the occurrence of such damage or destruction) and shall be prosecuted and completed expeditiously and with utmost diligence, Force Majeure delays excepted. Landlord, its agents and mortgagees, may, from time to time, inspect the restoration without notice in the event of an emergency or, in other cases, upon reasonable advance notice to Tenant during normal business hours, subject to the provisions of Section 5.06 above.

(b)    In the event of any damage or destruction of the Property or any part thereof by fire or other casualty, Tenant agrees to furnish to Landlord at least twenty (20) days before the commencement of the restoration of such damage or destruction, the following:

(i)    Complete plans and specifications for such restoration prepared by the professionals responsible for preparation of the original plans for the Building or, if unavailable, by a licensed and reputable architect reasonably satisfactory to Landlord (the “Architect”), which plans and specifications shall meet with the reasonable approval of Landlord, together with the approval thereof by all governmental authorities then exercising jurisdiction with regard to such work, and which plans and specifications shall be and become the sole and absolute property of Landlord in the event that, for any reason, this Lease shall be terminated.

(ii)    Contracts then customary in the trade with (a) the Architect, and (b) with a reputable and responsible contractor reasonably approved by Landlord (with preference to be given to the contractor which originally constructed the improvements to be restored), providing for the completion of such restoration in accordance with said plans and specifications, which contracts shall meet with the reasonable approval of Landlord. If the contractor which originally constructed the improvements to be restored is not selected by Tenant, then Tenant shall pay such contractor a supervision fee equal to five percent (5%) of the cost of the restoration work to compensate such contractor for its supervision services undertaken at Landlord’s request. Such supervision fee shall be paid monthly in arrears based on the cost of the work for the previous month.

(iii)    Assignments of the contracts with the Architect and the contractor so furnished, duly executed and acknowledged by Tenant, the Architect and the contractor by its terms to be effective upon any valid termination of this Lease or upon Landlord’s re-entry upon the Property following a default by Tenant prior to the complete performance of such contract in accordance with the terms of this Lease.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(iv)    Certificates of insurance as set forth in this Lease and as otherwise reasonably required by Landlord.

(c)    All insurance proceeds on account of such damage or destruction shall be paid to Landlord’s mortgage lender, if any, or if none, to Landlord, and such insurance proceeds, less the reasonable cost incurred by Landlord or Landlord’s mortgage lender in connection with adjustment of the loss and the collection thereof and Landlord’s review of the plans and specifications and contracts, shall be applied by Landlord or Landlord’s mortgage lender, as applicable, to the payment of the cost of the restoration, including the cost of temporary repairs or for the protection of the Property pending the completion of permanent restoration (all of which temporary repairs, protection of Property and permanent restoration are hereinafter collectively referred to as the “Restoration”), and provided no Event of Default exists hereunder, upon written request of Tenant shall be paid out to Tenant from time to time (but no more often than once per month) as such Restoration progresses pursuant to the provisions of this Section and shall be received by Tenant in trust for the purposes of paying the cost of such Restoration. The receipt by Landlord of the following are conditions precedent to each payment of insurance proceeds to be made to Tenant pursuant to this Section 7.01:

(i)    A requisition (“Requisition”) signed by Tenant, dated not more than thirty (30) days prior to such request, certifying the following:

(1)    that the sum then requested either has been paid by Tenant, and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration (“Contractors and Suppliers”) therein specified, and giving a brief description of such services and materials and the several amounts so paid and/or due to each of the Contractors and Suppliers in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, that the sum then requested does not exceed the value of the services and materials described in the Requisition, and stating, in reasonable detail, the progress of the work in connection with the Restoration up to the date of the Requisition;

(2)    that, to the best of Tenant’s knowledge, except for the amount in such Requisition due for services or materials, there is no other amount then due for labor, wages, materials, supplies or services in connection with the Restoration, which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s, or materialmen’s statutory or similar lien upon such Restoration or upon the Property or any part thereof;

(3)    that the materials, fixtures and equipment for which payment is being requested pursuant to this Section, are substantially in accordance with the plans and specifications approved by Landlord, and

(4)    in the event that any such Restoration involves expenditures in excess of Fifty Thousand Dollars ($50,000) in Constant Dollars the Requisition shall be signed by, in addition to Tenant, the Architect.

(ii)    A certificate or report of a title insurance company satisfactory to Landlord or Landlord’s mortgage lender, or other evidence reasonably satisfactory to Landlord or Landlord’s mortgage lender, to the effect that there has not been filed with respect to the Property or any part thereof or upon Tenant’s leasehold interest therein any vendor’s, mechanic’s, laborer’s, materialman’s or other lien in respect of such services rendered or materials furnished which has not been discharged of record.

(iii)    A sworn certificate from Tenant stating that no Event of Default shall then exist.

Simultaneously with receipt of the insurance proceeds, Tenant shall deliver to Landlord acknowledgments of payment and waivers of lien from all contractors and suppliers receiving payment, to the extent of the work performed through the date of the previous request by Tenant for insurance proceeds.

(d)    If the net insurance proceeds at the time held by Landlord or Landlord’s mortgage lender shall be insufficient to pay the entire cost of such Restoration, Tenant will pay the deficiency, and Tenant shall immediately upon request of Landlord or Landlord’s mortgage lender (but such request shall not be made unless the deficiency exceeds the sum of One Hundred Thousand Dollars ($100,000.00) in Constant Dollars) at any time deposit with Landlord or Landlord’s mortgage lender, as applicable, cash or other security reasonably satisfactory to Landlord or Landlord’s mortgage lender to secure payment of such deficiency.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(e)    Upon receipt by Landlord or Landlord’s mortgage lender of satisfactory evidence of the character required by this Section 7.01 that the Restoration has been completed and paid for in full (including, without limitation, a true copy of the permanent or temporary certificate of occupancy for the Building if a new certificate is being issued or if the then existing certificate is modified, and a then current, complete set of “as built” plans for the Building) and that there are no Events of Default then in existence, any balance of the insurance proceeds at the time held by Landlord or Landlord’s mortgage lender may be retained by Tenant and shall be returned to Tenant. Tenant shall not be entitled to any interest on any sums of proceeds held under this Section 7.01 by Landlord or Landlord’s mortgage lender.

(f)    If the Property shall be partially or totally damaged or destroyed by fire or other casualty, Tenant shall restore such damage or destruction as previously provided in this Section 7.01, Base Rent and Additional Rent shall continue to be due and payable as if no damage or destruction had occurred, and this Lease shall remain in full force and effect. In no event shall Base Rent or Additional Rent abate, nor shall this Lease terminate (subject to paragraph (g) below) by reason of such damage or destruction.

(g)    If the Property, or any part thereof, is damaged by fire or other casualty and (a) such fire or other casualty occurs during the last twelve (12) months of the Lease Term and the repair and restoration work to be performed by Tenant in accordance with this Section 7.01 cannot, as reasonably estimated by Landlord, be completed within sixty (60) days after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Tenant in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Tenant in accordance with this Section 7.01 and Tenant does not deposit such shortfall with Landlord or Landlord’s mortgage lender, in any such event, Landlord shall have the right, by giving written notice, to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice, in which case all insurance proceeds on account of such casualty shall be paid to Landlord. Notwithstanding the above, no such termination shall be effective unless consented to in advance by Landlord’s mortgage lender. If Landlord does not exercise to right to terminate this Lease in accordance with this Section 7.01(g), Tenant shall repair such damage and restore the Property in accordance with this Section 7.01 and this Lease shall remain in full force and effect.

Section 7.02.    Waiver. Tenant waives the protection of any statute, code or judicial decision which may grant to Tenant the right to terminate a lease in the event of the destruction of all or any portion of the Property. Tenant agrees that the provisions of Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any destruction of the Property.

ARTICLE EIGHT    CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the real property or its lender, and such claim is payable separately to Tenant. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense if more than twenty percent (20%) of the floor area of the Building has been taken.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

ARTICLE NINE    ASSIGNMENT AND SUBLETTING

Section 9.01.    Transfers. Subject to Section 9.07 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Property or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”), except that no written consent shall be required for any Transfer to a Tenant Affiliate, Tenant’s Customer or Permitted Purchaser (all defined below). To request Landlord’s consent to any Transfer requiring such consent under the provisions of this Article Nine, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Property to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 9.03 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer requiring but made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with such review, within thirty (30) days after written request by Landlord.

Section 9.02.    Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

9.02.1    The Transferee’s character or reputation is significantly less than that of the Tenant;

9.02.2    The Transferee’s business or use of the Subject Space is not permitted under this Lease;

9.02.3    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

9.02.4    The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party; or

9.02.5    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

If Landlord consents to any Transfer pursuant to the terms of this Section 9.02 (and does not exercise any recapture rights Landlord may have under Section 9.04 of this Lease), Tenant may within one hundred eighty (180) days after Landlord’s consent, but not later than the expiration of such 180-day period, enter into such Transfer of the Property or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 9.01 of this Lease.

Section 9.03.    Transfer Premium. In the event of a Transfer requiring Landlord’s consent (but not otherwise), if Landlord consents to such a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 9.03, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee to Tenant in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

foot basis if less than all of the Property is transferred. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

Section 9.04.    Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article Nine, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space, but such right of recapture shall not apply in case of a proposed Transfer to a Tenant Affiliate, Permitted Purchaser, or Tenant’s Customer. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Property, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Property, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. In the event of a recapture, Landlord may, if it elects, enter into a new lease covering the Subject Space with the intended Transferee on such terms as Landlord and such person or entity may agree or enter into a new lease covering the Subject Space with any other person or entity; in such event, Tenant shall not be entitled to any portion of the Transfer Premium, if any, which Landlord may realize on account of such termination and reletting.

Section 9.05.    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

Section 9.06.    Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty-one percent (51%) or more of the partners, or transfer of fifty-one percent (51%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty-one percent (51%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty-one percent (51%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; and (iii) if Tenant is a limited liability company, any cumulative transfer of more than fifty-one percent (51%) of the membership interests. In addition to those types of Transfers specified above in this Article Nine, any change to the form of tenant entity or any use of the Property by an individual or entity other than Tenant (excluding Tenant’s Customers), whether pursuant to a license or concession or otherwise, shall be deemed a Transfer requiring Landlord’s consent.

Section 9.07.    Tenant Affiliate; Tenant’s Customers. Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, a Transfer of all or a portion of the Property to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) or to any corporation or other entity resulting from a merger of, or consolidation with Tenant (collectively, “Tenant Affiliate”), shall not be deemed a Transfer under Article Nine for which (a) consent is required, or (b) any Transfer Premium is payable, provided that: (i) Tenant immediately notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer; (iii) if requested by Landlord, have an affiliate of the Tenant Affiliate guarantee this Lease using Landlord’s standard guaranty form; (iv) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and (v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

the voting interest in, any person or entity. Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, a sublease or grant of a license (including a transaction involving the use of Tenant’s typical master services agreement) in the ordinary course of the original Tenant’s business to an entity for the purpose of allowing such entity to install its own equipment for the storage and transmission of communications data in a portion of the Building and use such equipment in the ordinary course of its business (a “Tenant’s Customer”) shall not be deemed a Transfer under Article Nine for which (a) consent is required, or (b) any Transfer Premium is payable, provided that (i) Tenant promptly notifies Landlord in writing of any such Transfer involving Tenant’s Customer and promptly supplies Landlord with any documents or information reasonably requested in writing by Landlord regarding such Transfer, including, but not limited to, satisfactory evidence that each Tenant’s Customer has obtained the property insurance coverage required in Section 4.04(b) above, and (ii) no such customer takes more than 50,000 rentable square feet of space in the Building at any one time nor more than 100,000 rentable square feet in total. Tenant may also assign its interest in this Lease, without Landlord’s consent, to any entity to which all or substantially all of Tenant’s assets are sold, so long as (a) such purchaser has a tangible net worth equal to the greater of Tenant’s tangible net worth as of the date of the proposed sale or Twenty Million Dollars ($20,000,000.00) in Constant Dollars the (“Permitted Purchaser”), and (b) Tenant complies with the requirements stated above in this Section 9.07 with respect to a Transfer involving a Tenant Affiliate.

Section 9.08.    Transfer Involving Sublease. Every sublease transaction shall be evidenced by a written sublease (the “Sublease”) between Tenant and the subtenant (“Subtenant”). The Sublease or, where applicable, Landlord’s written consent required under Section 9.01 above, to which Tenant and Subtenant shall be parties (the “Consent”), shall comply with the following requirements:

(i)    The form of the Sublease, and the terms and conditions thereof, shall be subject to Landlord’s approval, which shall be granted or withheld in Landlord’s reasonable discretion.

(ii)    The Sublease shall be subject to, and shall incorporate by reference, all of the applicable terms and conditions of this Lease, except those terms and conditions relating to Base Rent, Additional Rent, and any other amount due under this Lease. Subtenant shall acknowledge in the Sublease or Consent that it has reviewed and agreed to all of the terms and conditions of this Lease. Subtenant shall agree in the Sublease or Consent not to do, or fail to do, anything that would cause Tenant to violate any of its obligations under this Lease.

(iii)    The Sublease or Consent shall require that: (1) Subtenant shall have no right to exercise any option to extend the Lease Term or any right of first refusal (or similar right) granted to Tenant in this Lease; and (2) the Sublease shall require Tenant to agree that it shall neither exercise on behalf of, nor assign to, Subtenant any such option or right.

(iv)    The Sublease or Consent shall contain, in full, any use restrictions or other provisions of this Lease that affect the use of the Property, and any other provisions that Landlord otherwise requires be contained in the Sublease.

(v)    The Sublease or Consent shall contain a waiver of subrogation against Landlord and shall require Subtenant’s insurance policies to acknowledge such a waiver of subrogation.

(vi)    The Sublease or Consent shall prohibit a sub-subletting of the Property or the assignment of the Sublease by Subtenant, without first obtaining Landlord’s consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

(vii)    The Sublease or Consent shall require Subtenant, acting through Tenant, to obtain Landlord’s prior written consent to any alterations to the Property, to the extent Tenant is required by this Lease to obtain such consent.

(viii)    The Sublease or Consent shall require: (1) Subtenant to send Landlord copies of any and all notices concerning the Property that Subtenant is obligated to provide to Tenant; and (2) Tenant to send Landlord copies of any and all notices concerning the Property that Tenant is obligated to provide to Subtenant.

(ix)    The Sublease or Consent shall provide that, at Landlord’s option, the Sublease shall not terminate in the event that this Lease terminates. The Sublease shall require Subtenant to execute an attornment agreement, if Landlord, in its sole and absolute discretion, shall elect to have the Sublease continue beyond the date of termination of this Lease. Such attornment agreement shall be in form and content acceptable to Landlord pursuant to which Subtenant confirms it is in direct privity of contract with Landlord and that all obligations owed to Tenant under the Sublease shall become obligations owed to Landlord for the balance of the term of the Sublease.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(x)    The Sublease or Consent shall provide that unless and until such time as an attornment agreement is executed by Subtenant pursuant to the terms and conditions of the preceding subsection (ix), nothing contained in the Sublease shall create or shall be construed or deemed to create privity of contract or privity of estate between Landlord and Subtenant.

(xi)    The Sublease or Consent shall provide that Subtenant shall have no right (and shall waive any rights it may have) to hold Landlord responsible for any liability in connection with the Property, including, without limitation, any liability arising from the noncompliance with any federal, state, or local laws applicable to the Property.

(xii)    The Sublease or Consent shall provide that: (1) Nothing in the Sublease shall amend or shall be construed or deemed to amend this Lease; and (2) Tenant and Subtenant shall not amend the Sublease, without Landlord’s prior written consent.

(xiii)    The Sublease or Consent shall contain such other terms as Landlord may reasonably require.

Section 9.09.    No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

Section 9.10.    Tenant’s Indemnity. If Landlord shall withhold its consent to any proposed assignment or subletting, or if Landlord shall exercise its recapture right in Section 9.04 above, Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all loss, liability, damages, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or subletting.

Section 9.11.    Right to Mortgage Leasehold Interest. Notwithstanding any language to the contrary in this Article Nine, Tenant and any Tenant Affiliate, shall have the right, from time to time, with Landlord’s prior written consent or approval, which shall not be unreasonably withheld, to mortgage and encumber Tenant’s interest in this Lease and its leasehold interest in the Property. Any such leasehold mortgage is herein referred to as a “Leasehold Mortgage” or “permitted Leasehold Mortgage” As used in this Section and throughout this Lease, the noun “mortgage” shall include a deed of trust or other security instrument (whether in the nature of a security agreement, assignment, collateral assignment or otherwise); the verb “mortgage” shall include the granting or creation of a deed of trust or other such security instrument; the word “mortgagee” shall include the beneficiary under a deed of trust or other such secured party or assignee; and the phrase “Leasehold Mortgagee” or “permitted Leasehold Mortgagee” shall mean a mortgagee of or with respect to a Leasehold Mortgage.

Section 9.12.    Right to Notices. If Tenant shall mortgage this Lease in accordance with Section 9.10 above and shall have furnished Landlord the name and mailing address of the Leasehold Mortgagee, then Landlord shall give such Leasehold Mortgagee, at the address specified by Tenant (as the same may be changed, from time to time, by Tenant or such Leasehold Mortgagee by notice given Landlord in conformance with Section 16.06 below and in the manner required by Section 16.06 below), duplicate copies of all notices to Tenant and all documents and suits delivered to or served upon Tenant, and notwithstanding anything in this Lease to the contrary, no notice intended for Tenant shall be deemed properly given, and no Event of Default hereunder shall be deemed to have occurred unless Landlord shall have given the Leasehold Mortgagee a copy of its notices to Tenant relating to such Event of Default. Further, notwithstanding anything in this Lease to the contrary, no Event of Default shall have occurred, Landlord shall not be empowered to terminate this Lease and this Lease shall not expire by reason of the occurrence of any Event of Default hereunder unless Tenant’s applicable cure period with respect to such Event of Default shall have expired without cure or commencement of cure as provided in Section 10.02, and without the cure or a failure of performance following receipt by the Leasehold Mortgagee entitled to notice under the provisions of this Section of written notice from Landlord specifying the nature of the potential Event of Default.

Section 9.13.    Right to Cure. Notwithstanding anything in this Lease to the contrary, a Leasehold Mortgagee shall have the right to pay any amount or do any act or thing required of Tenant and so remedy any default under this Lease or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if made by Tenant.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 9.14.    Assumption of Obligations. Notwithstanding anything in this Lease to the contrary, a Leasehold Mortgagee or the purchaser at any foreclosure or similar sale, without the necessity of Landlord’s prior approval, shall become the legal owner and holder of Tenant’s leasehold estate under this Lease upon lawful foreclosure of a Leasehold Mortgage or as a result of the assignment of Tenant’s leasehold estate under this Lease in lieu of foreclosure, becoming thereby subject to all the terms and conditions of this Lease. Except as otherwise permitted in the following sentence of this Section, upon so becoming the owner and holder of the leasehold estate, a Leasehold Mortgagee or the purchaser at any foreclosure or similar sale shall have all rights, privileges, obligations and liabilities of the original Tenant. Notwithstanding anything in this Lease to the contrary, a Leasehold Mortgagee or the purchaser at any foreclosure or similar sale following lawful foreclosure of a Leasehold Mortgage or the assignment of Tenant’s leasehold estate under this Lease in lieu of foreclosure shall have the right to thereupon and thereafter assign Tenant’s leasehold estate under this Lease, without the prior written consent of Landlord. In the event of any such assignment, the assignee shall become Tenant hereunder, and the assigning Leasehold Mortgagee or purchaser shall thereupon be relieved and released of any liability or obligation under this Lease accruing after the effective date of such assignment.

Section 9.15.    Other Provisions. If expressly prohibited in the Leasehold Mortgage, Landlord shall not accept a voluntary surrender of this Lease at any time while a Leasehold Mortgage shall remain a lien on the leasehold interest of Tenant without obtaining the prior written approval of the Leasehold Mortgagee.

ARTICLE TEN     DEFAULTS; REMEDIES

Section 10.01.    Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02.    Defaults. Tenant shall be in material default under this Lease (an “Event of Default”):

(a)    If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04 above (unless such insurance is replaced without an interruption in coverage);

(b)    If Tenant fails to pay rent or any other charge when due and does not cure such failure within five (5) days after written notice thereof;

(c)    If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this paragraph is (i) intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement, and (ii) not intended to extend the time for Tenant’s performance if a shorter period of time for performance is expressly provided in this Lease.

(d)    (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a bankruptcy petition is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e)    If any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under this Lease, and such guaranty is not replaced by a comparable guaranty within five (5) days. Unless otherwise expressly provided, no guaranty of this Lease is revocable.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 10.03.    Remedies. On the occurrence of any Event of Default, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)    Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered thereafter to cure any default by Tenant shall be made only by cashier’s check. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), and/or (ii) proceeding under Section 10.03(b) below;

(b)    Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due; or

(c)    Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04.    Termination. If Landlord elects to terminate this Lease as a result of a Tenant default, Tenant shall be liable to Landlord for all damages resulting therefrom, which shall include, without limitation, all costs, expenses and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages that must be reimbursed to Landlord prior to assumption of this Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.05.    Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.06.    Surrender. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept a surrender of the Property shall be valid unless made in writing and signed by Landlord.

Section 10.07.    Removal of Property. All furniture, equipment, and other personal property of Tenant not removed from the Property upon the vacation or abandonment thereof following an uncured default by Tenant or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned, and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall reimburse Landlord for all reasonable expenses incurred in connection with the disposition of such personal property. Landlord, upon presentation of evidence of a third party’s claim of ownership or security interest in any such abandoned property, may turn over such property to the third party claimant without any liability to Tenant. Tenant shall cause all Tenant’s Customers to remove all of their equipment and other personal property within ninety (90) following the expiration or earlier termination of this Lease.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 10.08.    Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a (a) holdover of the Property by Tenant after the expiration or earlier termination of this Lease, (b) the contamination of the Property or any property resulting from the presence or use of Hazardous Materials caused or permitted by the Tenant Group, or (c) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Property.

ARTICLE ELEVEN     PROTECTION OF LENDERS

Section 11.01.    Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Property, and to the lien of any mortgages or trust deeds, now or hereafter in force against the Property, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require or allow in writing that this Lease be superior thereto by giving notice thereof to Tenant at least five (5) days before the election becomes effective. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or trust deed, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the landlord under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances in the form attached hereto as Exhibit “B” or such other form as is then required by Landlord’s lender to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so within thirty (30) days following Landlord’s written request, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Section 11.02.    Estoppel Certificates.

(a)    Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement, in the form attached hereto as Exhibit “C” or such other form as is then required by Landlord’s lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within twenty (20) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)    If Tenant does not deliver such statement to Landlord within such twenty (20)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.03.    Tenant’s Financial Condition. Within twenty (20) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, to verify the net worth of Tenant

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

or any assignee, subtenant, or guarantor of Tenant, but excluding Tenant’s Customers. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Notwithstanding any language to the contrary in this Section 11.03, unless the original Tenant has committed a monetary breach of this Lease, Landlord’s requests for the original Tenant’s financial statements shall be only as requested by Landlord’s lender or prospective lender.

In addition to the requirement to provide financial statements to Landlord, as provided above, Tenant also agrees to provide Landlord, as and when required by Tenant’s lender, with a copy of any certificate attesting to Tenant’s non-compliance with any financial covenants required of Tenant by Tenant’s lender. Tenant shall also immediately provide Landlord with a copy of any written or electronic notice of default received from Tenant’s lender. In the event that any such certificate indicates that Tenant is in breach of any of such financial covenants, Tenant agrees to immediately increase the amount of the Security Deposit required under the terms of this Lease to an amount equal to six (6) months Base Rent then payable by Tenant to Landlord.

ARTICLE TWELVE    LEGAL COSTS

Section 12.01.    Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Non-defaulting Party”) upon demand for any costs or expenses that the Non-defaulting Party incurs in connection with any material breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such reasonable attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy case, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02.    Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for (a) Landlord’s consent under Article Nine (Assignment and Subletting) of this Lease, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, or (b) other Landlord action requested by Tenant.

ARTICLE THIRTEEN     BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate broker(s) or agent(s) named in Section 1.09 above (the “Broker(s)”). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker(s). Landlord’s Broker hereby discloses to Landlord and Tenant, and Landlord and Tenant hereby consent to Landlord’s Broker acting in this transaction as the agent of Landlord exclusively. It is hereby acknowledged that Majestic Realty Co., identified in Section 1.09 above as Landlord’s Broker, and Rodman C. Martin, are acting as both principal (that is, they have an interest in the Landlord entity) and broker in this lease transaction.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

ARTICLE FOURTEEN    BUILDING SHELL AND TENANT IMPROVEMENTS

Section 14.01.    Building Shell Improvements. Subject to obtaining all necessary governmental approvals (and subject to any changes mandated by the applicable governmental authorities as a condition to obtaining such approvals), Landlord shall use commercially reasonable efforts to construct the Building and the surrounding and associated improvements generally shown on the attached Exhibit “A” (using Landlord’s customary materials, methods, and means of construction, modified as required to construct in conformance with the Building Shell Plans (as defined below) prior to the Estimated Substantial Completion Date, or as soon thereafter as is practicable (collectively, the “Building Shell Improvements”). The Building Shell Improvements shall not include the Tenant Improvements (defined below). The Building Shell Improvements shall be constructed according to those certain construction drawings identified on the list attached as Exhibit “F” to this Lease (the “Base Building Shell Plans”), as modified and supplemented by those preliminary drawings identified on the list attached as Exhibit “G” to this Lease (and, subject to Section 6.05 above, the final construction drawings to be prepared based on such preliminary drawings), plus all Change Orders (as defined in Section 14.03) below for Building Shell Improvements approved by Tenant (collectively, the “Modified Building Shell Plans”). The Base Building Shell Plans, as modified by the Modified Building Shell Plans are collectively referred to in this Lease as the “Building Shell Plans.” Landlord shall construct those portions of the Building Shell Improvements described in the Base Building Shell Plans at no cost or expense to Tenant other than the Rent payable under this Lease. The Building Shell Improvements described in the Base Building Shell Plans are referred to herein as the “Base Building Shell Improvements.” Pursuant to Section 14.05 below, Tenant shall be solely responsible for the difference between (i) the total costs and expenses of constructing the Building Shell Improvements and (ii) the total costs and expenses that would have been incurred in constructing the Base Building Shell Improvements reflected in the Base Building Shell Plans, which difference in costs is referred to in this Lease as the “Modification Costs.” The changes to the Base Building Shell Improvements resulting from the modification and supplementation of the Base Building Shell Plans by the Modified Building Shell Plans are herein referred to as the “Building Modifications.”

Section 14.02.    Construction Records. The Building Shell Improvements, to the extent designed by Landlord’s design consultants and constructed by Landlord’s Contractor, shall be designed and constructed on an “open book” basis with Tenant. Landlord shall keep, and shall cause Landlord’s Contractor and design consultants to keep, full and accurate accounts, records, books, journals, ledgers, and data with respect to the direct expenses incurred by Landlord’s Contractor and design consultants in completing the Building Shell Improvements pursuant to this Lease (the “Records”), which shall truthfully, accurately, and fully document the costs incurred in connection with the construction of the Building Shell Improvements. Tenant shall have the right, through its designated representatives, during regular business hours, to inspect the Records as may be reasonably necessary to verify performance by Landlord, Landlord’s Contractor and Landlord’s design consultants of their respective obligations with regard to construction of the Building Shell Improvements. Landlord and Landlord’s Contractor shall retain all Records for at least two (2) years following the date of Substantial Completion of the Building Shell Improvements, and make the same available from time to time to Tenant and its designated representatives during regular business hours at Landlord’s offices in Las Vegas, Nevada, within ten (10) days after receipt of a written request for inspection from Tenant. Notwithstanding any language to the contrary in this Article Fourteen, neither Landlord nor Landlord’s Contractor shall be responsible (but they agree to cooperate with Tenant if reasonably necessary, provided that any such cooperation shall be at Tenant’s sole cost and expense), for tracking the compliance with the requirements for obtaining LEED certification for the Tenant Improvements. Any such work related to obtaining such certification shall be performed by Tenant or Tenant’s consultants at Tenant’s sole cost and expense.

Section 14.03.    Changes. Tenant may request a change to any part of the Building Shell Improvements by providing written notice to Landlord in which Tenant specifies with particularity the requested changes. Within ten (10) business days of Landlord’s receipt of Tenant’s request for changes (“Changes”), Landlord shall review the Changes requested and notify Tenant in writing (“Change Order”) of any increase or decrease in the cost of the Building Shell Improvements and the amount of any delay that would result from the Change. Tenant shall approve or disapprove the Change Order in writing before the expiration of three (3) business days following receipt of the Change Order. Any failure to approve shall constitute a disapproval. Any and all costs, fees and expenses reasonably incurred by Landlord relative to a Tenant-approved Change Order to (a) evaluate a Tenant-requested Change, and (b) to change the Building Shell Improvements and to incorporate the Changes into the Building Shell Improvements or, the Tenant Improvements contemplated under the Change Order shall be expressly set forth in the Change Order and shall be paid by Tenant as provided in Section 14.05 below.

Section 14.04.    Substantial Completion. If the Building Shell Improvements are not Substantially Completed by the Estimated Substantial Completion Date, then the Lease Commencement Date shall be one hundred eighty (180) days

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

following the date the Building Shell Improvements would have been Substantially Completed but for any Tenant Delay, subject to the provisions of Section 2.02 above. Tenant agrees that any Tenant Delay shall be cumulative and shall not cause the Lease Commencement Date to be extended beyond what it otherwise would have been in the absence of any Tenant Delay. For purposes of this Lease, the Building Shell Improvements shall be Substantially Completed when (a) all of such improvements are completed, except for minor items of work (e.g., pick-up, “punch list” work, etc.) that can be completed with only minor interference with construction and installation of the Tenant Improvements, which shall be itemized on a punch list and completed by Landlord within sixty (60) days following the date of Substantial Completion of the Building Shell Improvements, (b) the Clark County Building Department has conducted its final inspection of all Building Shell Improvements, has provided its approval thereof, and has issued a Certificate of Completion therefor, and (c) upon written notice from Landlord to Tenant of the foregoing, accompanied by a copy of such Certificate of Completion and expressly granting Tenant possession and occupancy of the Building Shell Improvements (“Substantially Completed” or “Substantial Completion” of the Building Shell Improvements, or similar phrase).

Section 14.05.    Tenant’s Share of Building Shell Costs. During the course of construction of the Building Shell Improvements, no more often than monthly, Landlord shall provide Tenant an itemized statement (“Tenant’s Building Shell Cost Statement”) setting forth the Modification Costs incurred during the prior month for constructing the Building Modifications, including any Changes related thereto, which are costs for which Tenant is responsible under this Lease. Tenant’s Building Shell Cost Statement (i) shall be accompanied by such invoices and other documentation as Tenant may reasonably request, (ii) shall be subject to written approval by Tenant (such approval not to be unreasonably withheld, conditioned or delayed), and (iii) shall be subject to review and audit by Tenant and its representatives, which may include an audit of the Records; provided, however, that any such audit shall not delay or defer Tenant’s obligation to timely pay the amount of the applicable statement. Within twenty (20) days following Tenant’s receipt of Tenant’s Building Shell Cost Statement, Tenant shall pay the approved portion of the Modification Costs to Landlord. If audit or review results in a determination of revised Modification Costs for any monthly period, Landlord or Tenant shall pay to the other any applicable overpayment or underpayment within thirty (30) days following such determination. Tenant shall be entitled to reduction of, and credit against, the first payments due under this Section 14.05 in the cumulative amount of all advances and/or payments made by Tenant to Landlord for Modification Costs, whether such advances or payments are so characterized, and whether such advances or payments are made before or after execution of this Lease.

Section 14.06.    Tenant Delay. As used in this Lease, “Tenant Delay” shall mean, in addition to any Tenant Delay specifically described elsewhere in this Lease, any delay Landlord encounters in the performance of Landlord’s obligations under this Lease arising from or related to any act or omission of Tenant or its agents, employees, or contractors, including, without limitation, any delay due to: (a) any Changes, including any delays arising from or related to such Changes, whether or not within Tenant’s reasonable control; (b) any interference with the construction of the Building Shell Improvements; (c) Tenant’s request for long-lead items; (d) any delays by Tenant in providing Landlord with information requested by Landlord, or in providing consents or approvals required to be given by Tenant, or in completing submittals or obtaining permits within the time periods agreed to by Landlord and Tenant or as reasonably required by Landlord, including any delays in providing Landlord with the final Modified Building Shell Plans; and (e) the Building Modifications, whether or not within Tenant’s reasonable control (including, but not limited to, delays in obtaining required utility services because of delays associated with the construction of additional electrical substation capacity required for the Building Modifications or otherwise, or delays in obtaining governmental approvals for the construction of the Building Modifications).

Section 14.07.    Tenant Improvements. Subject to the terms of the Tenant Work Letter attached as Exhibit “H” to this Lease, Tenant shall, at Tenant’s sole cost and expense, space design, engineer and construct all interior improvements for the Building necessary for the conduct of Tenants business and not included within the Building Shell Improvements (the “Tenant Improvements”).

Section 14.08.    Ownership of Improvements. During the Lease Term, the Base Building Shell Improvements shall be the property of Landlord, the Building Modifications and the Tenant Improvements and any other Tenant’s Alterations shall be the property of Tenant. The Building Shell Improvements and the Tenant Improvements shall remain upon and be surrendered with the Property upon the expiration or earlier termination of the Lease Term, subject to the other provisions of this Lease respecting restoration of the Property.

Section 14.09.    No Other Improvements. Consistent with Section 6.01 of this Lease, except for the Building Shell Improvements, and any unfinished “punch list” items, Tenant accepts the Property in its “as is” condition, and Landlord shall have no liability or obligation for making any further alterations or improvements of any kind in or about the Property.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

ARTICLE FIFTEEN    TELECOMMUNICATIONS SERVICES

Section 15.01.    Tenant’s Telecommunications Equipment. Notwithstanding the foregoing, with Landlord’s prior written consent (which shall not be unreasonably withheld) and subject to all applicable provisions of this Lease and applicable law, Tenant may, at Tenant’s sole cost and expense, install Telecommunications Equipment (defined below) on the rooftop or in other portions of the Building, but only if such Telecommunications Equipment is solely limited to Tenant’s own use in the conduct of its business from the Property or for the use of Tenant’s Customers in the conduct of their business in the ordinary course (“Tenant’s Telecommunications Equipment”). Tenant shall be solely responsible for all costs and expenses related to the use and maintenance of Tenant’s Telecommunications Equipment, the removal of which upon the expiration or earlier termination of this Lease shall be governed by Section 6.06 of this Lease. Tenant agrees that the use of Tenant’s Telecommunications Equipment shall in no way interfere with the operation and maintenance of the Building, or any of the Building’s systems. Tenant shall indemnify and hold Landlord harmless from all expenses, costs, damages, losses, claims or other expenses and liabilities arising from any such interference. If such interference occurs, Tenant agrees to suspend use of Tenant’s Telecommunications Equipment until the interference has been corrected to the sole satisfaction of Landlord. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference caused by Tenant’s Telecommunications Equipment, or any use that is not permitted by this Article. If such interference has not been corrected within twenty (20) days, Landlord may require Tenant to remove those components of Tenant’s Telecommunications Equipment causing such interference, or Landlord will enjoin such interference at Tenant’s sole cost and expense. All operations by Tenant pursuant to this Article shall be lawful and in compliance with rules and regulations of the Federal Communications Commission, the Federal Aviation Administration, and the Clark County Department of Aviation. Consistent with the terms of Section 6.05 above, Landlord shall have the right, in its sole discretion, to determine the location of any visible Tenant’s Telecommunications Equipment and require its screening at Tenant’s sole cost and expense. Also, any rooftop installation of Tenant’s Telecommunications Equipment shall be commenced and completed in full and strict compliance with the requirement to use a contractor or subcontractor selected by Landlord for any work involving possible roof penetrations, as set forth in Section 6.05 above. Regardless of any roof warranty or any repair obligations of Landlord in this Lease, Tenant shall be solely responsible for the repair of any leaks or other damage to the roof membrane resulting from the installation of any Tenant’s Telecommunications Equipment. As used in this Article, “Telecommunications Equipment” means antennae and related facilities for the provision of Telecommunications Services. As used in this Article, “Telecommunications Services” shall mean the implementation, provision, facilitation and maintenance of voice, data, video or other communication services (or any combination of the foregoing) including, without limitation: (a) the provision and resale of point-to-point telephone communications (including dedicated long distance service), (b) video communications service, (c) 800-number service, (d) telephone credit or debit card service, (e) audio or video conferencing, paging, voice mail and message centers, (f) data transmission service, (g) access to computer “internet” or other networked computer-based communications, (h) satellite or cable television, (i) wideband digital networks, (j) security services, and (k) provision of telephone, video communication or other telecommunication equipment to consumers of such services; whether now existing or subsequently developed and however provided, including, without limitation, wireless transmission and reception of communication signals.

ARTICLE SIXTEEN    MISCELLANEOUS PROVISIONS

Section 16.01.    Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 16.02.    Landlord’s Liability; Certain Duties.

(a)    As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)    Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

(c)    Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither the Landlord nor its partners, members, managers, shareholders, officers or other principals shall have any personal liability under this Lease.

(d)    Except as otherwise expressly provided in Section 2.02 of this Lease, Tenant shall have no right to terminate this Lease based on an uncured default by Landlord in the performance of Landlord’s obligations under this Lease; provided, however, that Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default of Landlord, but not otherwise. Consistent with Section 10.08 above, in no event shall Tenant be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

(e)    With respect to any provision of this Lease which provides (or is held to provide) that Landlord shall not unreasonably withhold any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being acknowledged and agreed that Tenant’s sole right and exclusive remedy therefor shall be an action for specific performance.

Section 16.03.    Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect, and it is the intention of the parties that there shall be substituted for such provision as is illegal or unenforceable a provision as similar to such provision as may be possible and yet be legal and enforceable.

Section 16.04.    Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Unless the context clearly requires otherwise, (i) the plural and singular numbers will each be deemed to include the other; (ii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iii) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (iv) “may” is permissive; (v) “or” is not exclusive; and (vi) “includes” and “including” are not limiting. In the event of a dispute between Landlord and Tenant over the interpretation of this Lease, both parties shall be deemed to have been the drafter of this Lease, and any applicable law that states that contracts are to be construed against the drafter shall not apply. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s express or implied permission.

Section 16.05.    Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void. All attached exhibits are hereby expressly incorporated into this Lease by this reference.

Section 16.06.    Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally-recognized commercial overnight courier, or delivered personally (i) to Tenant at the appropriate address set forth in Section 1.03 above, or (ii) to Landlord at the addresses set forth in Section 1.02 above. Landlord and Tenant shall have the right to change its respective Notice address upon giving Notice to the other party. Any Notice will be deemed given three (3) business days after the date it is mailed as provided in this Section 16.06, or upon the date delivery is made, if delivered by an approved courier (as provided above) or personally delivered Consistent with the provisions of Section 16.02(b) above, if Tenant is notified of the identity and address of Landlord’s secured lender or ground or underlying lessor, Tenant shall give to such lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such lender or ground or underlying lessor shall be given the same opportunity to cure such default as is provided Landlord under this Lease (unless such cure period is extended pursuant to the terms of any agreement to which Tenant is a party or to which Tenant consents) prior to Tenant’s exercising any remedy available to Tenant. Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord or Tenant.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 16.07.    Waivers. The failure of Landlord to insist upon the strict performance, in any of one or more instances, of any term, covenant or condition of this Lease shall not be deemed to be a waiver by Landlord of such term, covenant or condition. No waiver by Landlord of any breach by Tenant of any term, provision and covenant contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any term, provision or covenant contained herein. Landlord’s acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of a default (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute a default) shall not be construed as a waiver of such default or any other rights or remedies of Landlord, including any right of Landlord to recover the Property, unless such payment of rent cures such default. Moreover, Tenant acknowledges and agrees that Landlord’s acceptance of a partial rent payment shall not, under any circumstances (whether or not such partial payment is accompanied by a special endorsement or other statement), constitute an accord and satisfaction. Landlord will accept the check (or other payment means) for payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy available to Landlord. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a default shall not be deemed or construed to constitute a waiver of such default.

Section 16.08.    No Recordation. Tenant shall not record this Lease. Concurrently with their execution of this Lease, Landlord and Tenant shall execute a memorandum of this Lease in the form attached as Exhibit “K” to this Lease (the “Lease Memorandum”), which shall be recorded at Landlord’s cost.

Section 16.09.    Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State in which the Property is located shall govern this Lease, without regard to such State’s conflicts of law principles. Any action or claim to enforce or interpret the provisions of this Lease, or otherwise arising out of or related to this Lease or to Tenant’s use and occupancy of the Property, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Property is located, and Landlord and Tenant irrevocably consent to personal jurisdiction in such State for purposes of any such action or claim.

In the interest of obtaining a speedier and less costly adjudication of any dispute, Landlord and Tenant hereby knowingly, intentionally, and irrevocably waive the right to trial by jury in any legal action, proceeding, claim, or counterclaim brought by either of them against the other on all matters arising out of or related to this Lease or the use and occupancy of the Property.

Section 16.10.    Corporate Authority; Partnership Authority; LLC Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership. If Tenant is a limited liability company (LLC), each person or entity signing this Lease for Tenant represents and warrants that he or it is a manager or member of the LLC, that he or it has full authority to sign for the LLC and that this Lease binds the LLC. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s managers or members authorizing the execution of this Lease, or other evidence of such authority reasonably acceptable to Landlord.

Section 16.11.    Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 16.12.    Force Majeure. A “Force Majeure” event shall occur if Landlord or Tenant cannot perform any of its obligations due to events beyond such applicable party’s control (except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease), and in such cases the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s or Tenant’s control include, but are not limited to, acts of God, war, civil commotion, terrorist acts, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods for obtaining governmental permits or approvals, or weather conditions. No express reference in this Lease to a Force Majeure event shall create any inference that the terms of this Section 16.12 do not apply with equal force in the absence of such an express reference.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Section 16.13.    Counterparts. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

Section 16.14.    Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 16.15.    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

Section 16.16.    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

Section 16.17.    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Property after any termination of this Lease.

Section 16.18.    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute or other law to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

Section 16.19.    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not, except as otherwise required by law, disclose such confidential information to any person or entity other than Tenant’s or Landlord’s financial, legal, and other consultants, provided that such recipients agree to maintain the confidentiality of the information.

Section 16.20.    Revenue and Expense Accounting. Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to the Landlord and rental expenses will accrue to the Tenant in the amounts and as of the dates rent is payable under this Lease.

Section 16.21.    Tenant’s Representations and Warranties. Tenant warrants and represents to Landlord as follows, each of which is material and being relied upon by Landlord:

(a)    Tenant and all persons and entities (i) owning (directly or indirectly) an ownership interest in Tenant, (ii) whom or which are an assignee of Tenant’s interest in this Lease; or (iii) whom or which are a guarantor of Tenant’s obligations under this Lease: (x) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (y) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (z) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in clauses (x) or (y), above.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

(b)    If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the State of its organization, and is qualified to do business in the State in which the Property is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to bind Tenant without the consent or approval of any other person or entity. Tenant has full limited liability company power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors rights generally, and (ii) general principles of equity.

(c)    Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

Tenant confirms that all of the above representations and warranties are true as of the date of this Lease, and acknowledges and agrees that they shall survive the expiration or earlier termination of this Lease.

Section 16.22.    Further Assurances. Except as otherwise expressly provided in this Lease, Landlord and Tenant each will, at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Lease.

Section 16.23.    Heirs and Successors. The covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto.

Section 16.24.    Lease Contingency. Notwithstanding any language to the contrary in this Lease, Tenant acknowledges and agrees that the continued effectiveness of this Lease is conditioned on the written approval of Master Landlord through its designated representative. In the course of obtaining Master Landlord’s approval of this Lease, Landlord and Tenant shall jointly address any concerns raised by Master Landlord’s designated representative and reasonably cooperate in amending this Lease, if needed, so as to obtain such approval as soon as practicable. Any delay in obtaining Master Landlord’s written approval shall constitute a Force Majeure event.

Section 16.25.    Reimbursement Agreement. Landlord and Tenant are parties to that certain Reimbursement Agreement, dated May 21, 2007, as amended (the “Reimbursement Agreement”). Notwithstanding and language to the contrary in this Lease or the Reimbursement Agreement, Tenant shall pay to Landlord, concurrently with Tenant’s execution and delivery of this Lease, an amount equal to the unpaid Reimbursement Expenses (up to the Maximum Amount), as such terms are defined in the Reimbursement Agreement. Tenant’s failure to timely pay such amount to Landlord shall constitute a material default under this Lease.

Section 16.26.    Constant Dollars Defined. As used in this Lease, “Constant Dollars” means the value of the U.S. dollar to which such phrase refers, as adjusted from time to time. An adjustment shall occur on the first (1st) day of January of the sixth (6th) full calendar year following the date of this Lease, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number. The “Base Index Number” shall be the level of the Index for the calendar month during which this Declaration is recorded in the Official Records; the “Current Index Number” shall be the level of the Index for the calendar month that corresponds to the month of the date of this Lease of the year preceding the adjustment year; the “Index” shall be the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor for U.S. City Average, All Items (1996=100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then Landlord shall substitute for the Index comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

ARTICLE SEVENTEEN    MASTER LEASE

(a)    This Lease is subject and subordinate to the Lease Agreement, dated July 18, 2006 (the “Master Lease”), by and between Landlord, as tenant, and County of Clark, a political subdivision of the State of Nevada (“County”), as landlord (the original “Master Landlord”), and to any renewal, amendment or modification thereof, and to

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

any mortgage or other encumbrance to which the Master Lease is subject or subordinate, and to all renewals, modifications, consolidations, replacements and extensions thereof. A copy of the Master Lease is attached as Exhibit “I” to this Lease. Except as specifically modified in this Lease, during the Lease Term Tenant shall be bound by and shall observe all of the terms and conditions to be observed by Landlord under the Master Lease as fully and to the same extent and effect as though Tenant were the lessee thereunder in the place and stead of Landlord. Any event resulting in termination of the Master Lease by its terms or otherwise shall also automatically result in termination of this Lease, except as otherwise provided or contemplated in Section 2.3 (Attornment) of the Master Lease.

(b)    Without limiting the generality of (a) above, Tenant expressly agrees to comply with and be bound by (i) any and all covenants, conditions and restrictions or rules, regulations or standards of operation or conduct contemplated under the terms of the Master Lease, and (ii) the non-discrimination provisions of Article III of the Master Lease, which are hereby incorporated into this Lease by this reference.

(c)    Without limiting the generality of (a) above, Tenant acknowledges and agrees that Landlord’s covenant of quiet possession or enjoyment (Section 5.08 of this Lease) is expressly subject to the Master Landlord’s rights under the Master Lease, including but not limited to the right to recover the Property (Section 2.20 of the Master Lease), the right to improve or expand McCarran International Airport (Section 3.11 of the Master Lease), and the right to enter and inspect the Property (Section 2.7 of the Master Lease).

(d)    Without limiting the generality of (a) above, Tenant acknowledges and agrees that this Lease is subject to the attornment provisions of Section 2.3 of the Master Lease. Pursuant to the provisions of such section of the Master Lease, Section 11.01 of this Lease is supplemented by adding the following thereto:

If by reason of a default on the part of Landlord as tenant in the performance of the terms of the provisions of the Master Lease, the Master Lease and the leasehold estate of Landlord as ground lessee thereunder are terminated by summary proceedings or otherwise in accordance with the terms of the Master Lease, Tenant will attorn to Master Landlord and recognize Master Landlord as lessor; provided, however, Master Landlord agrees that so long as Tenant is not in default, Master Landlord agrees to provide quiet enjoyment to Tenant and to be bound by all the terms and conditions of this Lease.

(e)    Without limiting the generality of (a) above, Tenant further acknowledges and agrees that (i) all Tenant signs must have the prior written approval of the designated representative of Master Landlord (per Section 2.6.2 of the Master Lease), and (ii) Master Landlord must be named as an additional insured on all liability insurance policies maintained by Tenant under the terms of this Lease (per Section 2.12.2.7.4 of the Master Lease).

(f)    As required by the terms of Section 2.9 of the Master Lease, should Tenant cause any improvements to be made to the Property, Tenant shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Property to include the following clause:

Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property, and will not file a mechanic’s lien or otherwise assert any claim against County on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold County harmless from any liens filed upon County’s property and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor’s sole cost.

ARTICLE EIGHTEEN	DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RECIPROCAL EASEMENTS

Landlord may prepare for eventual recordation against the Property and other adjacent land a Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements (the “Declaration”). So long as the provisions of the Declaration do not increase Tenant’s obligations in any material way (the performance of ministerial acts shall not be deemed material) and do not have a materially adverse effect on Tenant’s conduct of business from the Property, Tenant agrees that the Lease shall be subject and subordinate to the Declaration, and further agrees to execute a recordable instrument (prepared by Landlord at its sole cost and expense) in order to evidence such subordination.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

ARTICLE NINETEEN     NO OPTION OR OFFER

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PROPERTY UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PROPERTY IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT. NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONTINUE DISCUSSIONS OR NEGOTIATIONS OF THIS LEASE.

(Intentionally left blank – signature page to follow)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.

LANDLORD:

Signed on August 23, 2007 at .	BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company

	By:	MAJESTIC BELTWAY WAREHOUSE BUILDINGS, LLC, a Delaware limited liability Company, its Manager

		By:	MAJESTIC REALTY CO., a California corporation, Manager’s Agent

			By:	/s/ Edward P. Roski, Jr.
Printed Name: Edward P. Roski, Jr.

By:
Printed Name:
Its:

	By:	THOMAS & MACK BELTWAY, L.L.C., a Nevada limited liability Company, its Manager

		By:	/s/ Thomas A. Thomas
Printed Name: Thomas A. Thomas
Its: Manager

TENANT:

Signed on August 28, 2007 at .	SWITCH COMMUNICATIONS GROUP, L.L.C., a Nevada limited liability company

	By:	/s/ Rob Roy
Printed Name: Rob Roy Its: Chief Executive Officer and Manager

	By:	/s/ Donald D. Snyder
Name: Donald D. Snyder Its: Manager

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT A

DEPICTION OR DESCRIPTION OF THE PROPERTY

(Attached)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Exhibit “A”

BUILDING #8 – 325,000 SQ. FT. (DIVISIBLE)

BUILDING #8
325,000 S.F.
LOADING
LOADING
LOADING
LOADING
LOADING
LOADING
RAMP
50'
60'
132'-6"
135'
321' BLDG DIM.
TYP.

7135 S. Decatur Blvd., Building #8, Las Vegas, NV

EXHIBIT ‘A’

LEGAL DESCRIPTION

SWITCH COMMUNICATIONS BUILDING 8 LEASE

BEING A PORTION OF THE SOUTH HALF (S 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER (SE 1/4); THENCE ALONG THE EASTERLY LINE THEREOF, SOUTH 00°03’17” EAST, 445.02 FEET; THENCE DEPARTING SAID EASTERLY LINE, SOUTH 89°56’43” WEST, 60.00 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF DECATUR BOULEVARD PER DEDICATION DOCUMENT RECORDED MARCH 14, 2002, ON FILE IN BOOK 20020314 AS INSTRUMENT NO. 00744 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE, SOUTH 00°03’17” EAST, 891.57 FEET; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY LINE, SOUTH 00°03’50” EAST, 10.42 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 00°03’50” EAST, 157.39 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF THE UNION PACIFIC RAILROAD; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE, SOUTH 23°42’40” WEST, 559.54 FEET TO THE NORTHERLY LINE OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SAID SECTION l;

THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY AND ALONG SAID NORTHERLY LINE, SOUTH 87°10’38” WEST, 344.76 FEET TO THE NORTHWEST CORNER OF THAT PARCEL GRANTED TO ETHEL KURKJIAN AND JOYCE MCCREA BY DEED RECORDED NOVEMBER 12, 1997 IN BOOK 971112, AS INSTRUMENT 00275 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA;

THENCE ALONG THE WESTERLY LINE OF NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SAID SECTION 1, NORTH 00°07’32” EAST, 79.94 FEET;

THENCE DEPARTING SAID WESTERLY LINE, SOUTH 89°56’43” WEST, 672.09 FEET TO THE PROJECTION OF THE EASTERLY LINE OF THAT PARCEL ADJUSTED AND SHOWN AS “W2” ON THE SURVEY IN FILE 120 OF SURVEYS, PAGE 88 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA;

THENCE ALONG SAID EASTERLY LINE AND ITS PROJECTION, NORTH 00°19’45” EAST, 639.16 FEET; THENCE DEPARTING SAID EASTERLY LINE AND ITS PROJECTION, SOUTH 89°40’15” EAST, 199.33 FEET; THENCE SOUTH 00°19’45” WEST, 20.00 FEET; THENCE SOUTH 89°40’15” EAST, 180.00 FEET; THENCE NORTH 00°19’45” EAST, 20.00 FEET; THENCE SOUTH 89°40’15” EAST, 100.00 FEET; THENCE SOUTH

00°19’45” WEST, 20.00 FEET; THENCE SOUTH 89°40’15” EAST, 210.00 FEET; THENCE NORTH 00°19’45” EAST, 20.00 FEET; THENCE SOUTH 89°40’15” EAST, 190.00 FEET; THENCE SOUTH 00°19’45” WEST, 20.00 FEET; THENCE SOUTH 89°40’15” EAST, 140.00 FEET; THENCE NORTH 00°19’45” EAST, 20.00 FEET; THENCE SOUTH 89°40’15” EAST, 98.17 FEET; THENCE SOUTH 00°19’45” WEST, 24.67 FEET; THENCE SOUTH 89°40’15” EAST, 120.07 FEET TO THE POINT OF BEGINNING.

CONTAINS APPROXIMATELY 17.33 ACRES OF LAND.

BASIS OF BEARINGS

THE EAST LINE OF THE NORTHEAST QUARTER (NE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, AS SHOWN ON THAT MAP ON FILE IN FILE 66 OF SURVEYS AT PAGE 02 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, SAID LINE BEARS NORTH 00°42’44” WEST.

MARK L. HEDGE, P.E. PROFESSIONAL ENGINEER NEVADA CERTIFICATE NO. 8445 EXPIRES 6/30/09 LOCHSA ENGINEERING (702) 365-9312/ FAX (702) 365-9317

APN: 176-01-701-024

EXHIBIT 'B'

GRAPHIC SCALE
200
0
100
200
400
(IN FEET)
1 inch = 200ft.
NORTH
P.O.C.
445.02'
S00°03'17"E
L1
S00°03'17"E
891.57'
S89°40'15"E
199.33'
L4
S89°40'15"E
180.00'
L5
L6
L7
S89°40'15"E
210.00'
L8
S89°40'15"E
190.00'
L9
L10
L11
L12
L13
L14
L2
P.O.B.
S00°03'50"E
157.39'
N00°19'45"E
639.16'
S23°42'40"W
559.54'
S89°56'43"W
672.09'
L3
S87°10'38"W
344.76'

LINE TABLE

LINE	LENGTH	BEARING
L1	60.00'	S89°56'43"W
L2	10.42'	S00°03'50"E
L3	79.94'	N00°07'32"E
L4	20.00'	S00°19'45"W
L5	20.00'	N00°19'45"E
L6	100.00'	S89°40'15"E
L7	20.00'	S00°19'45"W
L8	20.00'	N00°19'45"E
L9	20.00'	S00°19'45"W
L10	140.00'	S89°40'15"E
L11	20.00'	N00°19'45"E
L12	98.17'	S89°40'15"E
L13	24.67'	S00°19'45"W
L14	120.07'	S89°40'15"E

LEGEND
FOUND MONUMENTATION
CENTER LINE
ROW LINE
EASEMENT LINE

FILE NAME: SWITCH LEASE EXHIBIT_08-16-07.dwg
SECTION LINE
PROPERTY LINE
ADJACENT PROPERTY LINE

DRAWN BY: DSM	SCALE: 1"=200'	SWITCH COMMUNICATIONS BUILDING LEASE EXHIBIT	PROJECT No.: 041295.53
CHECKED BY: RLJ	DATE: 8/16/07		

LOCHSA ENGINEERING
6345 SOUTH JONES BLVD. SUITE 100
LAS VEGAS, NV 89118
P: 702 365-9312, F: 702 365-9317

WAREHOUSE III

SHEET No.
C1
SHEET 3 OF 3

```
------------------------------------------------------------------------

Parcel name: SWITCH LEASE

  North: 4001.4680          East : 5047.0564
Line  Course: S 00-03-50 E  Length: 157.39
         North: 3844.0781              East : 5047.2319
Line  Course: S 23-42-40 W  Length: 559.54
         North: 3331.7718              East : 4822.2267
Line  Course: S 87-10-38 W  Length: 344.76
         North: 3314.7935              East : 4477.8850
Line  Course: N 00-07-32 E  Length: 79.94
         North: 3394.7333              East : 4478.0602
Line  Course: S 89-56-43 W  Length: 672.09
         North: 3394.0914              East : 3805.9705
Line  Course: N 00-19-45 E  Length: 639.16
         North: 4033.2409              East : 3809.6424
Line  Course: S 89-40-15 E  Length: 199.33
         North: 4032.0957              East : 4008.9692
Line  Course: S 00-19-45 W  Length: 20.00
         North: 4012.0960              East : 4008.8543
Line  Course: S 89-40-15 E  Length: 180.00
         North: 4011.0619              East : 4188.8513
Line  Course: N 00-19-45 E  Length: 20.00
         North: 4031.0616              East : 4188.9662
Line  Course: S 89-40-15 E  Length: 100.00
         North: 4030.4871              East : 4288.9645
Line  Course: S 00-19-45 W  Length: 20.00
         North: 4010.4874              East : 4288.8496
Line  Course: S 89-40-15 E  Length: 210.00
         North: 4009.2810              East : 4498.8462
Line  Course: N 00-19-45 E  Length: 20.00
         North: 4029.2806              East : 4498.9611
Line  Course: S 89-40-15 E  Length: 190.00
         North: 4028.1891              East : 4688.9579
Line  Course: S 00-19-45 W  Length: 20.00
         North: 4008.1894              East : 4688.8430
Line  Course: S 89-40-15 E  Length: 140.00
         North: 4007.3851              East : 4828.8407
Line  Course: N 00-19-45 E  Length: 20.00
         North: 4027.3848              East : 4828.9556
Line  Course: S 89-40-15 E  Length: 98.17
         North: 4026.8208              East : 4927.1240
Line  Course: S 00-19-45 W  Length: 24.67
         North: 4002.1512              East : 4926.9823
Line  Course: S 89-40-15 E  Length: 120.07
         North: 4001.4614              East : 5047.0503

  Perimeter: 3835.12   Area: 754,748 sq.ft. 17.33 acres

Mapcheck Closure - (Uses listed courses and chords)
Error Closure: 0.0089              Course: S 42-51-52 W
  Error North: -0.00655              East : -0.00608
Precision  1: 430,912.36
```

EXHIBIT B

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(Attached)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

RECORDING REQUESTED BY:

BANK OF THE WEST,

a California banking corporation

AND WHEN RECORDED MAIL TO:

BANK OF THE WEST,

a California banking corporation

Construction Finance

3000 Oak Road, Suite 400

Walnut Creek, California 94597

Attn:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of ____________________, ____, by _________________________________________________, a _____________________ (“Landlord”), and _________________________________________________, a ___________________________________ (“Tenant”), and _____________________ BANK OF THE WEST, a California banking corporation (“Lender”), with reference to the following facts:

A.    Pursuant to a lease dated ___________, ____ (the “Lease”) between Landlord and Tenant, Tenant is a tenant of _____________________ (“Leased Premises”) of a certain building constructed or to be constructed (the “Building”) on that certain real property located in the City of __________, County of __________, State of California, more particularly described in Exhibit A attached hereto (the “Land”) (the Land and Building being collectively referred to herein sometimes as the “Property”). The term “Lease” includes without limitation, any option to purchase or rights of first refusal affecting the Property, or any portion thereof, contained in the Lease, and the leasehold estate created by the Lease.

B.    Landlord and Lender have entered into or will enter into a Loan Agreement (the “Loan Agreement”) dated as of _____________, ____, pursuant to which Landlord shall execute a promissory note of even date with the Loan Agreement, in favor of Lender (the “Note”) evidencing Landlord’s indebtedness to Lender in connection with a loan of up to _________________ Dollars ($_____________) made or to be made by Lender to Landlord (the “Loan”). Landlord has executed or is about to execute a Deed of Trust and Security Agreement and Fixture Filing and Assignment of Leases and Rents (the “Deed of Trust”) of even date with the Loan Agreement, covering the Property which was recorded on _________________, as document no. _______________, in the Official Records of ________ County, California.

C.    Landlord’s interest in the Property is a ground leasehold interest as to the Land and a fee interest as to the Building, pursuant to that certain Ground Lease Agreement described in Exhibit B attached hereto.

D.    As a condition precedent to obtaining the Loan and/or approving the Lease, Lender has required that Landlord and Tenant unconditionally subordinate the Lease to the lien of the Deed of Trust, subject to the terms of this Agreement.

E.    It is to the mutual benefit of Landlord and Tenant that Lender make the Loan to Landlord and approve the Lease, and Landlord and Tenant are willing to subordinate the Lease to the lien of the Deed of Trust, provided Tenant is assured of continued possession, occupancy and quiet enjoyment of the Premises under the terms of the Lease as provided herein.

NOW THEREFORE, in consideration of the foregoing facts and the mutual covenants contained herein, the parties hereto hereby agree as follows:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

1.    Assignment. Tenant acknowledges and agrees that it has notice that the Lease and the rent and all other sums due under the Lease have been assigned or are to be assigned to Lender as security for the obligations secured by the Deed of Trust. If Lender notifies Tenant in writing of the occurrence of an Event of Default under the Deed of Trust and demands that Tenant pay sums due under the Lease directly to Lender, Tenant shall honor that demand and pay such sums due under the Lease directly to Lender or as otherwise directed pursuant to such notice. In complying with these provisions, Landlord expressly authorizes Tenant to make payments to Lender in compliance with Lender’s written instructions under this paragraph 1 and agrees that Tenant shall be entitled to rely solely upon the notices given by Lender, without any inquiry as to the factual basis for such notice or any prior notice to or consent from Landlord, and despite any instructions from Landlord to the contrary, and Landlord hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s notice and agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, damage or liability arising out of Tenant’s compliance with such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Lender in accordance with the provisions of this section to the same extent as if such rents were paid directly to Landlord. Any dispute between Lender and Landlord as to the extent, nature, existence or continuance of an Event of Default, or with respect to foreclosure of the Deed of Trust by Lender, shall be dealt with and adjusted solely between Lender and Landlord, and Tenant shall not be made a party thereto (unless required by law).

2.    Priority of Deed of Trust. The Deed of Trust in favor of Lender, and any renewals and extensions thereof, shall unconditionally be and remain at all times a lien on the Property, prior and superior to the Lease.

3.    Entire Agreement Regarding Subordination. This Agreement shall be the whole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust in favor of Lender, and shall supersede and cancel, but only insofar as would affect the priority between (a) the Lease and (b) the Deed of Trust, any prior agreements as to such subordination, including, but not limited to, those provisions, if any, contained in the Lease which may provide for such subordination. In the event of a conflict between the terms of this Agreement and the terms of the Lease, this Agreement shall control as between Tenant and Lender. However, as between Landlord and Tenant, the Lease shall control.

4.    Consent and Subordination. Landlord and Tenant declare, agree and acknowledge that:

a.    In making disbursements under the Loan Agreement, Lender is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in the Loan Agreement shall not defeat the subordination herein; and

b.    Landlord and Tenant intentionally and unconditionally subject and subordinate the Lease in favor of the lien of the Deed of Trust, and acknowledge that, in reliance upon and in consideration of this subjection and subordination, the Loan is being made to Landlord and would not be made but for this subjection and subordination.

5.    Successor Landlord. The term “Successor Landlord” means any person or entity (including, without limitation, Lender or any third party) who succeeds to the interest of Landlord in and to the Leased Premises and the Lease pursuant to a judicial foreclosure, other proceedings brought to enforce the rights of the holder of the Note, trustee’s sale or conveyance or sale in lieu of foreclosure, or other means, and the successors and assigns of any such person or entity.

6.    Attornment. If the interests of Landlord in the Property and under the Lease are acquired by a Successor Landlord, then the Lease and all terms therein, and the obligations of Tenant thereunder, shall continue in full force and effect as between Tenant and Successor Landlord and shall not be altered, terminated, or disturbed, except in accordance with the terms of the Lease and this Agreement, and thereupon, Tenant shall be bound to Successor Landlord and Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the balance of the term and any renewals thereof with the same force and effect as if the Successor Landlord were the Landlord under the Lease. If a Successor Landlord acquires the interest of Landlord, Tenant hereby agrees to attorn to Successor Landlord as its Landlord, and said attornment shall be effective and self-operative without the execution of any other instruments on the part of any party hereto, immediately upon Successor Landlord succeeding to the interests of Landlord under the Lease. Upon receipt by Tenant of notice from Successor Landlord that Successor Landlord has succeeded to the interests of Landlord under the Lease, Tenant will make all payments of monetary obligations due by Tenant under the Lease, after receipt of such notice, to Successor Landlord at the address provided by Successor Landlord.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

7.    Nondisturbance. If Successor Landlord shall succeed to the interests of Landlord under the Lease, provided that Tenant is not in default (beyond any period given Tenant in the Lease to cure such default) in the payment of rent or any other amounts or in the performance of any of the other term, covenants or conditions of the Lease to be performed by Tenant. Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Successor Landlord shall not disturb Tenant’s use, quiet enjoyment or occupancy of the Leased Premises. However, in any such event, Successor Landlord shall not be:

a.    Liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

b.    Subject to any offsets or defenses not specifically provided for in the Lease which Tenant might have arising out of acts or omissions of any prior landlord (including, but not limited to, Landlord); or

c.    Liable for any consequential damages attributable to any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

d.    Obligated to give Tenant a credit for or acknowledge any rent or any other sums which Tenant has paid to Landlord which is in excess of the rent due under the Lease at the time Successor Landlord gave Tenant notice of it succeeding to the Landlord’s interests and not delivered to Successor Landlord; or

e.    Liable for the repayment of any monies paid by Tenant under the Lease, including without limitation, security deposits, unless Successor Landlord actually received possession of such monies; or

f.    Obligated to commence or complete any construction or contribute toward construction or installation of any improvements required under the Lease, or expand or rehabilitate existing improvements thereon, or restore improvements following any casualty not required to be insured under the Lease or pay the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease or any condemnation award; or

g.    Liable for any damages or other relief attributable to any latent or patent defects in construction; or

h.    Liable for any costs or expenses related to any indemnification or representation provided by any prior landlord (including, but not limited to, Landlord) with respect to the Property or the Leased Premises; or

i.    Obligated to enforce any restriction on competition beyond the Leased Premises or pay any expenses or damages in connection with or arising from such restriction.

Additionally, in such event, Tenant shall be bound to Successor Landlord under all of the terms, covenants and conditions of the Lease, and Successor Landlord shall, from and after Successor Landlord’s succession to the interests of Landlord under the Lease, have the same remedies against Tenant for the breach of any provision contained in the Lease, following applicable notice and cure periods, that Landlord might have had under the Lease against Tenant if Successor Landlord had not acquired the interests of Landlord under the Lease.

8.    Liability. Anything herein or in the Lease to the contrary notwithstanding, if Successor Landlord acquires title to the Leased Premises, Successor Landlord shall have no obligation, nor incur any liability beyond the then-existing interests, if any, of Successor Landlord in the Property, together with income and proceeds there from, and Tenant shall look exclusively to such interest of Successor Landlord in the Property for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease, and Successor Landlord is hereby released and relieved of any other liability hereunder and under the Lease. As regards Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Property, together with income and proceeds there from, and Tenant will not collect or attempt to collect any judgment out of any other assets of Successor Landlord (except in the event of fraud or willful misconduct by Successor Landlord). By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this Section 8 shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the Lease.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

9.    Modification or Termination; Notice. Tenant acknowledges receipt of notice that, without the prior written consent of Lender, Landlord does not have the authority to permit Tenant to cancel, terminate or surrender the Lease, except at the normal expiration of the term of the Lease, or enter into any agreement, amendment or modification of the Lease (except to the extent the pre-agreed terms of an extension, cancellation, termination, surrender, amendment or modification of the Lease may be expressly and specifically set forth in the Lease). Except as provided in the preceding sentence, Tenant agrees with Lender that Tenant will not seek to terminate the Lease by reason of any act or omission of Landlord or for any other reason until Tenant has given written notice to Lender of said act or omission and Tenant’s intent to terminate the Lease, and until a reasonable period of time (but not to exceed sixty (60) days) plus, if such breach or default cannot reasonably be cured without acquiring control and possession of the Property, any additional time required to foreclose under the Deed of Trust and acquire the Property, shall have elapsed following Lender’s receipt of such notice, during which period Lender shall have the right, but not the obligation, to remedy such act, omission or other matter and avoid such termination. Any notice of default under the Lease sent by Tenant to Landlord shall be sent by Tenant to Lender at the same time such notice is sent to Landlord. Lender may, but shall not be obligated to, cure any default by Landlord during the foregoing period of time for Lender to cure.

10.    Further Assurances. So long as the Deed of Trust shall remain a lien upon the Property or any part thereof, Tenant, its successors or assigns or any other holder of the leasehold estate created by the Lease shall execute, acknowledge and deliver upon Lender’s or Successor Landlord’s demand, at any time or times, any and all further subordinations, agreements, estoppel certificates or other instruments in recordable form reasonably sufficient for that purpose or that Lender, Successor Landlord or its successors or assigns may hereafter reasonably require for carrying out the purpose and intent of the foregoing covenants.

11.    Estoppel Provisions. Tenant certifies to Lender that the Lease is in full force and effect with no defaults (beyond any applicable notice and cure periods) thereunder by Landlord or Tenant and that no notices have been given or received by Tenant which are pending with respect to any alleged uncured default by Landlord or Tenant); the Lease is unmodified except as indicated above in this Agreement; that no rent under the Lease has been paid more than one month in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Agreement, to the Leased Premises or as set forth in this Agreement; that Tenant has no accrued charge, lien, claim or offset under the Lease or otherwise, against rents or other amounts due or to become due under the Lease; and that the Lease sets forth the entire agreement between Landlord and Tenant and all terms and conditions with respect to Tenant’s right to occupy the Leased Premises.

12.    Notices. All notices and demands expressly provided hereunder to be given and all notices, demands and other communications of any kind or nature whatever which may be required or may desire to give to or serve shall be in writing, shall be addressed to the appropriate address set forth in this Section, or at such other place as such party may from time to time designate in writing by ten (10) days prior written notice and shall be: (a) hand-delivered, effective upon receipt; or (b) sent by United States Express Mail or by private overnight courier, effective upon receipt; or (c) except for any notice of default, sent by facsimile with confirmation requested, and with a hard copy to immediately follow by the manner set forth in this Section 12(a), (b) or (d), and shall be deemed effective on the day of confirmed receipt of such facsimile transmission; or (d) served by certified mail, return receipt requested, deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Rejection or refusal of delivery shall be deemed to be receipt. The inability to deliver because of a changed address of which no notice was given as provided herein, shall be deemed to be receipt. The addresses of the parties are as follows:

If to Lender:	BANK OF THE WEST Construction Finance 3000 Oak Road, Suite 400 Walnut Creek, California 94597
	Facsimile:	(925) 256-4143
Attention:

If to Tenant:

Facsimile:
Attention:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

If to Landlord:

Facsimile:
Attention:

13.    Modification and Release. Lender may, without affecting the subordination of the Lease: (a) release or compromise any obligation of any nature with respect to the documents that evidence the Loan (“Loan Documents”); (b) release its security interest in, or surrender, release or permit any substitution or exchange of all or any part of any properties securing repayment of the Note; (c) retain or obtain a security interest in any property to secure payment of the Note; or (d) modify, amend, defer, extend, consolidate or supplement any of the original or subsequent Loan Documents.

14.    No Notice. Except where required by law, Lender shall not be obligated to give Tenant notices of any kind, including, but not limited to, those in connection with the following circumstances: (a) for any default under the Loan Documents; (b) for any modification, amendment, deferral, extension, consolidation or supplement to the original or any subsequent Loan Documents; or (c) for any cancellation, extension, modification, renewal or amendment of any lease or ground lease covering the Property or any portion thereof.

15.    Headings. The captions and headings of various sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

16.    Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may not be modified or amended except in writing signed by all parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

17.    Optional Advances. All non-obligatory additional advances made in connection with any construction of improvements on the Property and secured by the Deed of Trust and any deed of trust used in connection with any refinancing of the Loan, shall unconditionally be and remain at all times a lien on the Property, prior and superior to the Lease. Tenant will, at the request of Lender, execute and deliver, in recordable form, such subordinations, agreements, or other documents as Lender may deem necessary or desirable to make effective the subordinations set forth in this Agreement.

18.    Binding Effect. This Agreement inures to the benefit of and binds Landlord, Tenant, Lender, Successor Landlords and their respective successors and assigns. All rights of Lender under this Agreement shall inure to the benefit of any Successor Landlord.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH MAY ALLOW THE PARTIES AGAINST WHOM YOU CLAIM AN EQUITABLE INTEREST IN REAL PROPERTY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

Remainder of Page Intentionally Left Blank.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:		,

By:
Name:
Title:

By:
Name:
Title:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

TENANT:		,

By:
Name:
Title:

By:
Name:
Title:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

LENDER:	BANK OF THE WEST, a California banking corporation

By:
Name:
Title:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT A

PROPERTY

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT B

GROUND LEASE

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ____________________, before me, _____________________________, a Notary Public in and for said County, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ____________________, before me, _____________________________, a Notary Public in and for said County, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ____________________, before me, _____________________________, a Notary Public in and for said County, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ____________________, before me, _____________________________, a Notary Public in and for said County, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ____________________, before me, _____________________________, a Notary Public in and for said County, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT C

ESTOPPEL CERTIFICATE

(Attached)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

TENANT ESTOPPEL CERTIFICATE

BANK OF THE WEST,

a California banking corporation

Construction Finance, MSN 9-502-2S

3000 Oak Road, Suite 400 (NC-OAK-04-A)

Walnut Creek, California 94597

Re:	Lease Dated:

Landlord:

Tenant:

Property:

Premises:

Commencement Date:

Termination Date:

Current Monthly Rent:

Security Deposit:

Ladies and Gentlemen:

The undersigned hereby states, declares, represents and warrants to BANK OF THE WEST, a California banking corporation (“Bank”) as follows:

1.    Attached hereto as Exhibit “A” is a true, correct and complete copy of the above-referenced Lease including any amendments thereto. The Lease has not been amended (or further amended) or supplemented except to the extent set forth below:

2.    Tenant’s only interest in the Property is the leasehold estate created under the Lease and Tenant has no option to purchase or right of first refusal with respect to the Property or any portion thereof except to the extent set forth below:

3.    All rent, any expense reimbursement charges and any other amounts required to be paid by Tenant under the Lease are current and have been paid in full through the current month, but not more than 30 days in advance of their due dates except as identified below:

4.    Tenant has not assigned or encumbered its interest in the Lease or sublet all or any portion of the Premises except to the extent set forth below:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

5.    Tenant has accepted the Premises and all construction of improvements required to be performed or paid by Landlord under the Lease has been completed except to the extent set forth below:

6.    The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect, and contains the entire agreement between Landlord and Tenant with respect to the lease of the Premises.

7.    The term of the Lease commenced as of the commencement date indicated above and shall expire on the termination date indicated above unless sooner terminated pursuant to the terms thereof.

8.    Tenant has no right or option to renew or extend the term of the Lease or to enlarge the Premises except as set forth in the Lease.

9.    The amount of monthly rent currently due and the security deposit (if any) paid by Tenant is as set forth above. No interest is due Tenant on such security deposit, and no other amount has been paid by Tenant to or for the account of Landlord, the return of which Tenant would be entitled to upon the expiration of the Lease.

10.    Tenant has not received any written notice of any assignment, mortgage or pledge of Landlord’s interest under the Lease or of the rents or other amounts payable thereunder.

11.    No default, or any event or condition which with the passing of time or giving of notice, or both, would constitute a default on the part of either Tenant or, to the best of Tenant’s knowledge, Landlord, exists under the Lease.

12.    To the best of Tenant’s knowledge, no claim against Tenant or dispute exists between Tenant and Landlord under the Lease. Tenant has no knowledge of any claim, offset or defense against Landlord under the Lease.

13.    All insurance required of Tenant under the Lease, if any, has been obtained by Tenant and all premiums now due have been paid.

14.    There has not been filed by or against Tenant, and Tenant is not aware of, any pending or threatened petition in bankruptcy (voluntary or otherwise) or any assignment for the benefit of creditors.

15.    Tenant is aware that Landlord has obtained from Bank or applied to Bank for a loan (the “Loan”) secured by, among other things, a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) in favor of Bank encumbering the Property and all improvements now or hereafter situated on the Property.

16.    During the term of the Loan, Tenant will not enter into any agreement with Landlord to amend, modify or extend the Lease or any interest of Tenant thereunder without the prior written consent of Bank and any such purported agreement shall not be valid or effective against Bank without its prior written consent.

17.    Tenant acknowledges that Bank is relying on this Tenant Estoppel Certificate in considering a Loan to Landlord. Tenant represents and warrants to Bank that this Tenant Estoppel Certificate is a valid and authorized certificate of Tenant and the person(s) executing this Tenant Estoppel Certificate on behalf of Tenant have the authority to do so. This Tenant Estoppel Certificate shall inure to the benefit of Bank and its successors and assigns.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Dated this _____ day of _________________, 20__.

TENANT:

By:
Name:
Title:

By:
Name:
Title:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT D

HAZARDOUS MATERIALS

[To be attached by Tenant prior to execution, pursuant to Section 5.03.2 of this Lease, and in the absence of such attachment, Tenant acknowledges that Landlord shall not have approved Tenant’s introduction of any Hazardous Material to the Property.]

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

D-1

EXHIBIT E

CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE

THIS CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE (“Confirmation”) is made as of the _____ day of ____________ 20___ by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company (“Landlord”), and SWITCH COMMUNICATIONS GROUP, L.L.C., a Nevada limited liability company (“Tenant”). Landlord and Tenant agree as follows:

1.    Landlord and Tenant have entered into a Standard Industrial Real Estate Lease, dated ________, 2007 (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord certain described premises located at 7135 S. Decatur Blvd., Las Vegas, Nevada (the “Property”).

2.    Consistent with Sections 2.01 and 2.02 of the Lease, Landlord and Tenant hereby confirm the Lease Commencement Date and the Lease Expiration Date of the initial Lease Term (as defined in the Lease), and amend Section 1.05 of the Lease to conform to such dates. The pertinent dates are as follows:

a.    ____________, 20___ is the date of Substantial Completion of the Building Shell Improvements;

b.    ____________, 20___ is the Lease Commencement Date; and

c.    _____________, 20___ is the Lease Expiration Date.

3.    Tenant confirms that:

a.    It has accepted possession of the Property as provided in the Lease;

b.    The Lease has not been modified, altered, or amended, except as provided in this Confirmation and as follows: _________________________; and

c.    The Lease is in full force and effect.

4.    The provisions of this Confirmation shall inure to the benefit, or bind, as the case may require, Landlord, Tenant, and their respective permitted successors and assigns.

[Intentionally left blank—signature page to follow]

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

E-1

DATED as of the date first written above.

LANDLORD:			TENANT:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company			SWITCH COMMUNICATIONS GROUP, L.L.C., a Nevada limited liability company

By:	MAJESTIC BELTWAY WAREHOUSE
	BUILDINGS, LLC, a Delaware limited		By:
	liability Company, its Manager		Printed Name:
Its:
	By:	MAJESTIC REALTY CO.,
a California corporation, Manager’s Agent

By:
Printed Name:
Its:

By:
Printed Name:
Its:

By:	THOMAS & MACK BELTWAY, LLC, a Nevada limited liability Company, its Manager

By:
Printed Name:
Its:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

E-2

EXHIBIT F

BASE BUILDING SHELL PLANS

(Attached)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Beltway Business Park

Warehouse III — Job #1791

DRAWING LIST

BLDG. 8 ORIGINAL SHELL DRAWINGS

Civil drawings by Lochsa Engineering, located at 6345 S. Jones Blvd., Suite 100, Las Vegas, NV 89118.

	Civil Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
C1.01	COVER SHEET		1/11/07
C1.02	NOTE SHEET		2/06/07
C2.00	MASTER UTILITY PLAN		4/10/07
C2.03	UTILITY PLAN SHEET-03	1	5/16/07
C2.04	UTILITY PLAN SHEET-04	1	5/16/07
C2.05	UTILITY PLAN SHEET-05	1	5/16/07
C2.06	UTILITY PLAN SHEET-06	1	5/16/07
C3.00	MASTER GRADING PLAN	1	7/19/07
C3.03	GRADING PLAN SHEET-03	2	7/19/07
C3.04	GRADING PLAN SHEET-04		3/05/07
C3.05	GRADING PLAN SHEET-05	2	7/19/07
C3.06	GRADING PLAN SHEET-06		3/05/07
C4.03	HORIZONTAL CONTROL PLAN SHEET-03	1	7/19/07
C4.04	HORIZONTAL CONTROL PLAN SHEET-04		3/05/07
C4.05	HORIZONTAL CONTROL PLAN SHEET-05	1	7/19/07
C4.06	HORIZONTAL CONTROL PLAN SHEET-06		3/05/07
C4.07	HORIZONTAL CONTROL PLAN LINE AND CURVE TABLE	1	7/19/07
C5.03	PLAN AND PROFILE ONSITE STORM DRAIN – SHEET 01		3/05/07
C5.04	PLAN AND PROFILE ONSITE STORM DRAIN – SHEET 02		3/05/07
C5.09	PLAN AND PROFILE 12” WATER LINE PRIVATE DRIVE	1	7/19/07
C5.13	PLAN AND PROFILE 8” SEWER MAIN		2/06/07
C6.03	SECTION DETAILS SHEET 01	1	7/19/07
C6.04	SECTION DETAILS SHEET 02		3/05/07
C6.08	HANDUCAP RAMP DETAILS BUILDING 8		3/05/07
C7.06	RETAINING WALL DETAILS	1	7/19/07

Beltway Business Park

Warehouse III — Job #1791

DRAWING LIST

Architectural drawings by James Robertson, located at Commerce Construction Co., Inc. located at 13191 Crossroads Parkway North 6th Floor, City of Industry, CA 91746-3497.

	Architectural Drawings
SHEET #	DESCRIPTION	REVISION	DATE
T1	TITLE SHEET	9	4/24/07
T2	TITLE 24 STANDARD DETAILS	9	4/24/07
MS1	MASTER SITE PLAN	9	4/24/07
A1	SITE PLAN	9	4/24/07
A2	PARTIAL FLOOR PLAN	9	4/24/07
A3	PARTIAL FLOOR PLAN	9	4/24/07
A4	EXTERIOR ELEVATIONS	9	4/24/07
A5	EXTERIOR ELEVATIONS	9	4/24/07
A6	ENTRY PLANS	9	4/24/07
A7	ENTRY PLANS & TYPICAL SOFFIT PLANS	9	4/24/07
A8	WALL SECTIONS	9	4/24/07
A9	RAMP SECTIONS AND ELEVATIONS	9	4/24/07
A10	RAMP SECTIONS & ELEV., AND GLAZING ELEV.	9	4/24/07
A11	ROOF PLAN	9	4/24/07
A12	REFLECTED CEILING PLAN	9	4/24/07
A13	ELECTRICAL ROOM DETAILS	9	4/24/07
A14	DOOR TYPES AND SCHEDULE	9	4/24/07
AD1	MISCELLANEOUS DETAILS	9	4/24/07
AD2	MISCELLANEOUS DETAILS	9	4/24/07
AD3	MISCELLANEOUS DETAILS	9	4/24/07
AD4	MISCELLANEOUS DETAILS	9	4/24/07
AD5	MISCELLANEOUS DETAILS	9	4/24/07
AD6	MISCELLANEOUS DETAILS	9	4/24/07

Structural drawings by Ajit Randhava & Associates, Inc., located at 16700 Valley View Avenue, Suite #270, La Mirada, CA 90638.

Structural Drawings
SHEET #	DESCRIPTION	REVISION	DATE
S1.1	PARTIAL FOUNDATION PLAN		4/24/07
S1.2	PARTIAL FOUNDATION PLAN		4/24/07
S1.3	SOFFIT FOUNDATION & FRAMING PLANS		4/24/07

Beltway Business Park

Warehouse III — Job #1791

DRAWING LIST

S2.1	PARTIAL ROOF FRAMING PLAN		4/24/07
S2.2	PARTIAL ROOF FRAMING PLAN		4/24/07
S2.3	ROOF NAILING DIAGRAM, SCHEDULE & NOTES		4/24/07
S3.1	PANEL ELEVATIONS		4/24/07
S3.2	PANEL ELEVATIONS		4/24/07
S3.3	ENLARGED PANEL ELEVATION DETAIL		4/24/07
S3.4	EXTERIOR CONC & STEEL STAIRS TYPICAL DETAILS		4/24/07
S3.5	RAMP FOUND. PLANS		4/24/07
S3.6	RAMP ELEVATIONS		4/24/07
S3.7	RAMP ELEVATIONS		4/24/07
SD1	GENERAL NOTES AND DETAILS	11	7/23/07
SD2	PANEL AT FOOTING DETAILS		4/24/07
SD3	PANEL CONNECTION DETAILS		4/24/07
SD4	ROOF TYPICAL DETAILS		4/24/07
SD5	MISC. DETAILS		4/24/07

Electrical drawings by Adobe Electric, Inc., located at 4360 W. Tompkins Avenue, Suite C, Las Vegas, NV 89103.

Electrical Drawings
SHEET #	DESCRIPTION	REVISION	DATE
E-1	FIXTURE SCHEDULE LOAD SUMMARY LEGEND, ELEC. RM DETAIL, SINGLE LINE DIAGRAM		2/10/06
E-2	ELECTRICAL SITE PLAN		2/10/06
E-3	ELECTRICAL PLAN		2/10/06
E-4	PANEL SCHEDULES IECC REQUIREMENTS		2/10/06

Mechanical drawings by Sunrise Air Systems, Inc., located at 720 Susanna Way, Henderson, NV 89015.

Mechanical Drawings
SHEET #	DESCRIPTION	REVISION	DATE
M1.00	MECHANICAL SCHEDULE/DETAILS		4/04/06

Beltway Business Park

Warehouse III—Job #1791

DRAWING LIST

Plumbing drawings by Gallagher Plumbing, Inc., located at 5465 S. Prycyon Avenue, Las Vegas, NV 89118.

Plumbing Drawings
SHEET #	DESCRIPTION	REVISION	DATE
P-1	SITE KEY PLAN, PLUMBING SPECIFICATIONS		6/20/06
P-2a	PLUMBING PLAN – WEST HALF		6/20/06
P-2b	PLUMBING PLAN – EAST HALF		6/20/06

Landscape drawings by Nuvis Landscape Architecture located at 3151 Airway Avenue, Suite J-3, Costa Mesa, CA 92626.

Landscape Drawings
SHEET #	DESCRIPTION	REVISION	DATE
L1	COVERSHEET		7/13/06
L8	IRRIGATION PLAN		7/13/06
L9	IRRIGATION PLAN		7/13/06
L10	IRRIGATION PLAN		7/13/06
L11	IRRIGATION PLAN		7/13/06
L12	IRRIGATION PLAN		7/13/06
L13	IRRIGATION PLAN		7/13/06
L14	IRRIGATION LEGEND		7/13/06
L15	IRRIGATION DETAILS		7/13/06
L16	IRRIGATION DETAILS		7/13/06
L23	PLANTING PLAN		7/13/06
L24	PLANTING PLAN		7/13/06
L25	PLANTING PLAN		7/13/06
L26	PLANTING PLAN		7/13/06
L27	PLANTING PLAN		7/13/06
L28	PLANTING PLAN		7/13/06
L29	PLANTING LEGEND, NOTES AND DETAILS		7/13/06
L30	GENERAL SPECIFICATIONS		7/13/06
L31	IRRIGATION SPECIFICATIONS		7/13/06
L32	IRRIGATION SPECIFICATIONS		7/13/06
L33	PLANTING SPECIFICATIONS		7/13/06
L34	MAINTENANCE SPECIFICATIONS		7/13/06

Beltway Business Park

Warehouse III—Job #1791

DRAWING LIST

Fire Protection drawings by Desert Fire Protection located at 1919 Industrial Road, Las Vegas, NV 89102.

Fire Protection Drawings
SHEET #	DESCRIPTION	REVISION	DATE
SPK-1	MASTER SITE PLAN & GENERAL NOTES		9/01/06
SPK-2	DETAILS		9/01/06
SPK-3	SPRINKLER PLAN		9/01/06
SPK-4	SPRINKLER PLAN		9/01/06
SPK-5	SPRINKLER PLAN		9/01/06
SPK-6	SPRINKLER PLAN		9/01/06
SPK-7	SPRINKLER PLAN		9/01/06
SPK-8	SPRINKLER PLAN		9/01/06
SPK-9	SPRINKLER PLAN		9/01/06
SPK-10	SPRINKLER PLAN		9/01/06

Natural Gas drawings prepared by Southwest Gas Corporation.

	Natural Gas Drawings
SHEET #	DESCRIPTION	REVISION	DATE
2 of 2	UNDERGROUND GAS SERVICE DRAWING	1	6/14/07

Telephone drawings prepared by COX Communications.

Telecommunication Drawings
SHEET #	DESCRIPTION	REVISION	DATE
3 of 3	UNDERGROUND TELECOMMUNICATION DRAWING		5/22/07

Electrical power drawings prepared by Nevada Power Company.

	Power Drawings
SHEET #	DESCRIPTION	REVISION	DATE
1 of 4	OVERALL PROJECT	1	2/26/07
4 of 4	BLDG. 8 PLAN	1	2/26/07

EXHIBIT G

PRELIMINARY MODIFIED BUILDING SHELL PLANS

(Attached)

EXHIBIT G

Beltway Business Park

Warehouse III—Job #1791

DRAWING LIST

BLDG. 8 MODIFIED SHELL DRAWINGS

Architectural drawings by James Robertson, located at Commerce Construction Co., Inc. located at 13191 Crossroads Parkway North 6th Floor, City of Industry, CA 91746-3497.

Architectural Drawings
SHEET #	DESCRIPTION	REVISION	DATE
T1	TITLE SHEET	A	8/10/07
T2	TITLE 24 STANDARD DETAILS	A	8/10/07
MS1	MASTER SITE PLAN	A	8/10/07
Al	SITE PLAN	A	8/10/07
A1.1	SITE PLAN	A	8/10/07
A2	PARTIAL FLOOR PLAN	A	8/10/07
A3	PARTIAL FLOOR PLAN	A	8/10/07
A4	EXTERIOR ELEVATIONS	A	8/10/07
A5	EXTERIOR ELEVATIONS	A	8/10/07
A6	ENTRY FLOOR PLANS	A	8/10/07
A7	WALL SECTIONS	A	8/10/07
A8	GATE PLANS AND ELEVATIONS	A	8/10/07
A9	ROOF PLAN	A	8/10/07
A10	REFLECTED CEILING PLAN	A	8/10/07
All	ELECTRICAL ROOM DETAILS	A	8/10/07
Al2	DOOR SCHEDULE	A	8/10/07
ADl	MISCELLANEOUS DETAILS	A	8/10/07
AD2	MISCELLANEOUS DETAILS	A	8/10/07
AD3	MISCELLANEOUS DETAILS	A	8/10/07
AD4	MISCELLANEOUS DETAILS	A	8/10/07

Structural drawings by Ajit Randhava & Associates, Inc., located at 16700 Valley View Avenue, Suite #270, La Mirada, CA 90638.

Structural Drawings
SHEET #	DESCRIPTION	REVISION	DATE
S1.1	PARTIAL FOUNDATION PLAN	A	8/10/07
S1.2	PARTIAL FOUNDATION PLAN	A	8/10/07
S2.1	PARTIAL ROOF FRAMING PLAN	A	8/10/07
S2.2	PARTIAL ROOF FRAMING PLAN	A	8/10/07
S2.3	ROOF METAL DECK WELDING DIAGRAM, SCHEDULE & NOTES	A	8/10/07
S3.1	PANEL ELEVATIONS	A	8/10/07
S3.2	PANEL ELEVATIONS	A	8/10/07
S3.3	ENLARGED PANEL ELEVATION DETAIL	A	8/10/07
S3.3A	ENLARGED PANEL ELEVATION DETAIL	A	8/10/07
S3.4	EXTERIOR CONC & STEEL STAIRS TYPICAL DETAILS	A	8/10/07

September 28, 2006

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Beltway Business Park

Warehouse III—Job #1791

DRAWING LIST

S3.5	RAMP FOUND. PLANS	A	8/10/07
SD1	GENERAL NOTES AND DETAILS	A	8/10/07
SD2	PANEL AT FOOTING DETAILS	A	8/10/07
SD3	PANEL CONNECTION DETAILS	A	8/10/07
SD4	ROOF TYPICAL DETAILS	A	8/10/07
SD5	MISC. DETAILS	A	8/10/07

Electrical drawings by Adobe Electric, Inc., located at 4360 W. Tompkins Avenue, Suite C, Las Vegas, NV 89103.

Electrical Drawings
SHEET #	DESCRIPTION	REVISION	DATE
E-l	FIXTURE SCHEDULE LOAD SUMMARY LEGEND, ELEC. RM DETAIL, SINGLE LINE DIAGRAM	2	8/02/07
E-2	ELECTRICAL SITE PLAN	2	8/02/07
E-4	PANEL SCHEDULES IECC REQUIREMENTS	2	8/02/07

Conduit Only and Grounding drawings prepared by Harris Consulting Engineers, located at 6630 Surrey Street, Suite 100, Las Vegas, NV 89118.

Power Drawings
SHEET #	DESCRIPTION	REVISION	DATE
E0.0l	ELECTRICAL LEGEND, ABBREVIATIONS & SHEET INDEX		7/12/07
E1.01C	ELECTRICAL CONDUIT SITE PLAN		7/12/07
E7.01	ELECTRICAL DETAILS		7/12/07

September 28, 2006

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT H

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the “Tenant Improvements,” as that term is defined in Section 14.07 of this Lease (collectively, the “Work”). All references in this Tenant Work Letter to “this Lease” shall mean the relevant portions of that certain Standard Industrial Real Estate Lease (to which this Tenant Work Letter is attached as Exhibit “H”), and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PROPERTY

Upon Substantial Completion of the Building Shell Improvements, Tenant shall execute and deliver the Tenant Estoppel Certificate attached as Exhibit “C” to this Lease and Landlord shall deliver the Property for the construction of the Tenant Improvements; provided that Tenant has obtained the insurance coverage required under the terms of this Lease (including this Tenant Work Letter) and Landlord is in receipt of Tenant’s insurance binder or endorsement naming Landlord as additional insured under Tenant’s required liability insurance policies (see Section 4.04 of this Lease.) Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Property and against injury to any persons caused by Tenant’s actions or anyone’s actions who are directly or indirectly employed by Tenant. Tenant shall assume all risk of loss to Tenant’s personal property and fixtures.

SECTION 2

CONSTRUCTION DRAWINGS

2.1    Selection of Architect; Construction Drawings. Tenant shall retain a licensed architect approved by Landlord, which is Commerce Construction Co., L.P. (the “Architect”) and Landlord’s engineering consultants, Ajit S. Randhava & Associates, Inc. and Lochsa Engineering (collectively, the “Engineers”) to prepare the plans and drawings for the Tenant Improvements. The Engineers shall prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Building, which work is not part of the Building Shell Improvements. The plans and drawings to be prepared by Architect and the Engineers pursuant to this Section 2 shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with Landlord’s drawing format and specifications, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Building Shell Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable governmental regulations or building codes (collectively, the “Code”), or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

2.2    Preliminary Plans. Tenant shall supply Landlord with two (2) copies signed by Tenant of its preliminary plans for the Tenant Improvements (the “Preliminary Plans”) before any architectural working drawings or engineering drawings have been commenced. The Preliminary Plans shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and all other intended improvements for the Building. Landlord may request clarification or more specific drawings for special use items not included in the Preliminary Plans. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Preliminary Plans for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Preliminary Plans to be revised to correct any deficiencies or other matters Landlord may reasonably require.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

2.3    Final Plans. Upon approval of the Preliminary Plans by Landlord, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Property, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Plans”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Plans. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Plans for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Plans in accordance with such review and any disapproval of Landlord in connection therewith.

2.4    Approved Final Plans. The Final Plans shall be approved by Landlord (the “Approved Final Plans”) prior to the commencement of construction of the Tenant Improvements by Tenant. After approval by Landlord of the Final Plans, Architect shall submit the same to the applicable governmental authority for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the property and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Final Plans may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

2.5    Change Orders. If Tenant desires any changes, revisions or substitutions to the Tenant Improvements set forth in the Approved Final Plans (“Change Orders”), Tenant shall submit to Landlord’s representative the plans and specifications for such Change Orders. Landlord’s representative will approve or disapprove (and, in case of disapproval, request revisions to the Change Order) a Change Order within three (3) business days following receipt of the required documentation. Landlord’s disapproval and request for revisions to Tenant’s proposed Change Order may be based on whether the Change Order: (i) affects or is not consistent with the base structural components or systems of the Building, (ii) is visible from outside the Property, (iii) affects safety, (iv) has or could have the effect of increasing the Building’s operating expenses, or (v) in Landlord’s reasonable judgment, is not consistent with the quality or character of the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1    Tenant’s Selection of Contractors. Tenant shall retain Landlord’s contractor, Commerce Construction Co., L.P. (the “Contractor”), as general contractor for the performance of the Work.

3.2    Construction of Tenant Improvements by Tenant’s Agents.

3.2.1    Construction Contract. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

3.2.1.1    Landlord’s General Conditions for Tenant’s Agents. Tenant, Contractor, and all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”), in the performance of the Work shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Final Plans; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s with respect to the any other work on the Property; and (iii) assuming Tenant is timely advised of the same, Tenant shall abide (and cause Tenant’s Agents to abide) by all rules made by Landlord’s property manager with respect to any matter in connection with this Tenant Work Letter, including, without limitation, the performance of the Work.

3.2.1.2    Indemnity. Tenant’s indemnity of Landlord as set forth in Section 5.05 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s nonpayment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 5.05 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Property.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

3.2.1.3    Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Property and/or common areas that may be damaged or disturbed thereby. All such warranties or guaranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guaranties or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant shall give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

3.2.1.4    Insurance Requirements.

(a)    General Coverages. All of Tenants Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 4.04 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

(b)    Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Section 4.04 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry Excess Liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

(c)    General Terms. Certificates for all insurance carried pursuant to this Section 3.2.1.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the Work and acceptance by Landlord and Tenant. All policies carried under this Section 3.2.1.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.2.1.2 of this Tenant Work Letter. Consistent with Section 6.05(a) of this Lease, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements, and naming Landlord as a co-obligee.

3.2.2    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

3.2.3    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

3.3    Copy of Updated Approved Working Drawing Plans.

3.3.1    At the conclusion of construction, (i) Tenant shall cause the Contractor (A) to update the Approved Final Plans through annotated changes, as necessary, to reflect all changes made to the Approved Final Plans during the course of construction, (B) to certify to the best of Contractor’s knowledge that such updated Approved Final Plans are true and correct, which certification shall survive the expiration or termination of this Lease, (C) to deliver to Landlord two (2) sets of copies of such updated Approved Final Plans and (D) to deliver to Landlord any permits or similar documents issued by governmental agencies in connection with the construction of the Tenant Improvements, within thirty (30) days following issuance of a certificate of occupancy for the Property, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Property.

3.4    Mechanic’s Lien Matters.

3.4.1    Prior to commencing the Work, Tenant shall have complied with requirements of Nev. Rev. Stat. Chapter 108 (2005), as it may be amended, or any successor statute.

3.4.2    Pursuant to Article Seventeen of this Lease, the Contract and all other agreements entered into for performance of the Work shall contain the language required in subsection (f) of such Article Seventeen.

3.4.3    Upon Substantial Completion of the Work, Tenant shall record a Notice of Completion concerning the Work in accordance with Nevada law. A title company of Landlord’s choosing shall have furnished a preliminary title report or commitment for title insurance to Landlord as of the expiration of the forty (40) day period following the recording of such Notice of Completion, showing that no mechanic’s liens have been recorded against the Property in respect to the Work, or Tenant shall acknowledge in writing its obligations with respect thereto as provided in this Lease.

3.4.4    Upon completion of the Work, Tenant shall provide to Landlord Tenant’s Contractor’s standard form unconditional final lien releases from Tenant’s Contractor and major subcontractors together with a complete reproducible set of any final as-built drawings furnished to Tenant.

3.4.5    Upon Substantial Completion of the Work or at any time thereafter, Tenant shall reimburse Landlord for any cost or expense reasonably incurred by Landlord in defending against any recorded mechanic’s liens affecting the Property, including attorneys’ fees, court costs, and litigation expenses if Tenant fails to timely contest and defend the same as provided in the Lease, and such failure continues for a period of five (5) business days following written notice from Landlord to Tenant that Landlord intends to incur such cost or expense if such failure continues.

3.4.6    Upon Substantial Completion of the Work, Tenant shall execute an Estoppel Certificate in the form of that attached to this Lease as Exhibit “C.”

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

SECTION 4

MISCELLANEOUS

4.1    Tenant’s Representative. Tenant has designated Mike Borden as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

4.2    Landlord’s Representative. Landlord has designated Rod Martin as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

4.3    Time of the Essence in this Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

4.4    Reimbursement. Upon substantial completion of the Work, Tenant shall reimburse Landlord for any cost or expense reasonably incurred by Landlord as a result of any damage to Landlord’s property caused by Tenant’s Agents in performing the Work.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

EXHIBIT I

MASTER LEASE

(Attached, unless previously provided to Tenant)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

I-1

EXHIBIT J

FORM LETTER OF CREDIT

[Letterhead of an Issuing Bank acceptable to Beneficiary]

DATE

Beltway Business Park Warehouse No. 3, LLC (“Beneficiary”)

c/o Majestic Realty Co.

13191 Crossroads Parkway North, 6th Floor

City of Industry, CA 91746

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [name of tenant]                 (“Applicant”), the aggregate amount of _______________________ Dollars ($________________).

This Letter of Credit has been issued at Applicant’s request in order to satisfy a requirement contained in that certain Industrial Real Estate Lease, dated ____________, 20___, between Beneficiary, as landlord, and Applicant, as tenant (the “Lease”).

Funds under this Letter of Credit are available to the Beneficiary as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by a vice president, senior vice president, executive vice president, president or chairman of Majestic Realty Co., which is the manager of Beneficiary (“Representative”), when accompanied by this Letter of Credit and a written statement signed by the Representative of Beneficiary, certifying that such monies are due and owing to Beneficiary under the terms of the Lease (the “Certification”), and a sight draft executed and endorsed by the Representative of Beneficiary.

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the Certification specified above.

This letter of credit shall have an initial term of one (1) year. It is a condition of this Letter of Credit that it shall be automatically renewed without the need for notice for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

Notwithstanding the above, this Letter of Credit will have a full and final expiration date of ___________________ (60 days after Lease expiration).

This Letter of Credit is subject to and governed by the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

Very truly yours,

[Name of Issuing Bank]

By:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

J-1

EXHIBIT K

MEMORANDUM OF LEASE

[Attached]

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

WHEN RECORDED MAIL TO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) is made as of the _____ day of ______________ 2007, by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company, whose address is c/o Majestic Realty Co., 13191 Crossroads Parkway North, 6th Floor, City of Industry, California 91746 (“Landlord”), and SWITCH COMMUNICATIONS GROUP, L.L.C., a Nevada limited liability company, whose address is 4495 E. Sahara Avenue, Las Vegas, Nevada 89104 (“Tenant”).

WITNESSETH:

1.    Landlord is the holder of a long-term leasehold interest in certain real property, as more particularly described on the Exhibit “A” attached to this Memorandum, located in the County of Clark, State of Nevada (the “Property”), pursuant to the terms of that certain Lease Agreement, dated July 18, 2006, between the County of Clark, a political subdivision of the State of Nevada (the “Master Landlord”), as landlord, and Landlord, as tenant (the “Master Lease”).

2.    Pursuant to the terms of that certain Standard Industrial Real Estate Lease, dated August __, 2007, by and between Landlord and Tenant (the “Lease”), Landlord has subleased the Property to Tenant.

3.    The initial term of the Lease is twenty-five (25) years. Subject to the satisfaction of certain conditions and the term of the Master Lease, Tenant has the option to extend the term of the Lease for two (2) successive ten (10)-year terms, and one (1) five (5)-year term.

4.    Pursuant to the provisions of Article Seventeen of the Lease, the Lease is subject and subordinate to the provisions and requirements of the Master Lease.

5.    Pursuant to the provisions of Section 2.3 of the Master Lease, the Master Landlord has agreed that if Landlord ceases to perform its obligations under the Master Lease and its rights under the Master Lease are terminated, then the Master Landlord shall allow Tenant to remain in possession of the Property and the Master Landlord shall be bound by all of the terms and conditions of the Lease, so long as Tenant is not in default of the Lease.

6.    The rent and other obligations of Tenant are set forth in the Lease, to which reference is made for further information. If a conflict exists between the terms of the Lease and this Memorandum (except with respect to the description of the Property), those contained in the Lease shall govern and be controlling.

7.    This Memorandum describes only selected provisions of the Lease, and reference is made to the full text of the Lease for the full terms and conditions thereof.

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease on the dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company

By:	MAJESTIC BELTWAY WAREHOUSE BUILDINGS, LLC, a Delaware limited liability company, its Manager

	By:	MAJESTIC REALTY CO., a California corporation, Manager’s Agent

By:
Name:
Its:

By:
Name:
Its:

By:	THOMAS & MACK BELTWAY, L.L.C., a Nevada limited liability company, its Manager

By:
	Name:	Thomas A. Thomas
	Its:	Manager

TENANT:

SWITCH COMMUNICATIONS GROUP, L.L.C., a Nevada limited liability company

By:
Printed Name:
Its:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

STATE OF CALIFORNIA	)
: ss
COUNTY OF LOS ANGELES	)

On ______________________ 2007, before me ________________________, Notary Public, personally appeared ___________________________, and _________________, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in his authorized capacity, and that by their signatures on the instrument the entity upon behalf of which they acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF NEVADA	)
: ss.
COUNTY OF CLARK	)

The foregoing instrument was acknowledged before me on __________________ 2007, by Thomas A. Thomas, as manager of Thomas & Mack Beltway, L.L.C., a manager of Beltway Business Park Warehouse No. 2, LLC, a Nevada limited liability company.

Notary Public
Residing at:

My Commission Expires:

STATE OF NEVADA	)
: ss.
COUNTY OF CLARK	)

The foregoing instrument was acknowledged before me on __________________ 2007, by ___________________________, the _____________________ of Switch Communications Group, L.L.C., a Nevada limited liability company.

Notary Public
Residing at:

My Commission Expires:

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

Exhibit A

to

Memorandum of Lease

Legal Description of Property

(Attached)

Industrial Lease—Las Vegas, Nevada	7135 S. Decatur Blvd. Las Vegas, Nevada Switch Communications Group, L.L.C.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made as of the 25th day of January 2008 by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company (“Landlord”), and SWITCH COMMUNICATIONS GROUP L.L.C., a Nevada limited liability company (“Tenant”).

RECITALS:

A.    Landlord and Tenant are parties to that certain Standard Industrial Real Estate Lease, dated August 21, 2007, for an approximately 325,000 square foot building located at 7135 S. Decatur Blvd., Las Vegas, Nevada (the “Lease”). The undefined capitalized terms used in this First Amendment shall have the same meanings ascribed to such terms in the Lease.

B.    Landlord and Tenant desire to amend the Lease as provided below, subject to the terms and conditions of this First Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1.    Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this First Amendment by this reference.

2.    Specific Lease Amendments. Effective as of the date of this First Amendment (the “Effective Date”), the terms of the Lease are amended as follows:

a.    Lease Commencement Date and Rent Commencement Date. Notwithstanding any language in the Lease to the contrary, (i) the Lease Commencement Date shall be April 1, 2008 and the Lease Expiration Date shall remain unchanged, and (ii) Tenant’s responsibility for the payment of Base Rent and Additional Rent shall not commence until September 1, 2008 (the “Rent Commencement Date”).

b.    Revised Modified Building Shell Plans. The list of the Modified Building Shell Plans shown on Exhibit “G” to the Lease is hereby replaced with and superseded in its entirety by the revised list of the Modified Building Shell Plans shown on Exhibit “A” to this First Amendment.

c.    Revised Tenant Work Letter. Given Tenant’s election to use a general contractor other than Commerce Construction Co., L.P. for the design and construction of the Tenant Improvements, the Tenant Work Letter attached as Exhibit “H” to the Lease is hereby replaced with and superseded in its entirety by the revised Tenant Work Letter attached as Exhibit “B” to this First Amendment.

3.    Effect of First Amendment. Except as expressly modified by this First Amendment, all the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and this First Amendment, this First Amendment shall control. The Lease, as amended by this First Amendment, shall not be further amended or modified except by a written instrument signed by the parties. All of the terms, conditions, and covenants of the Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This First Amendment shall not be effective and binding unless and until it is fully-executed and delivered by both Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this First Amendment on behalf of such party is duly authorized to execute and deliver this First Amendment and to legally bind the party on whose behalf this First Amendment is signed to all of the terms, covenants and conditions contained in this First Amendment. If any action is brought because of any breach of or to enforce or interpret any of the provisions of this First Amendment, the prevailing party in any such action shall be entitled to recover from the other party those attorneys fees and other charges recoverable under the applicable provisions of the Lease. All attached exhibits are hereby expressly incorporated into this First Amendment by this reference.

4.    Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

(Intentionally left blank — signature page to follow)

DATED as of the date first written above.

LANDLORD:			TENANT:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company			SWITCH COMMUNICATIONS GROUP L.L.C., a Nevada limited liability company

By:	MAJESTIC BELTWAY WAREHOUSE		By:	/s/ Rob Roy
	BUILDINGS, LLC, a Delaware		Name:	Rob Roy
	limited liability company, its Manager		Its:	Chief Executive Officer and Managing Manager

	By:	MAJESTIC REALTY CO.,
a California corporation,
		Manager’s Agent	By:	/s/ Darren Adair
			Name:	Darren Adair
			Its:	Chief Financial Officer
By: /s/ Edward P. Roski, Jr.
Name: Edward P. Roski, Jr.
Its: Chairman and Chief Executive Officer

By: ______________________________
Name: ____________________________
Its: _______________________________

By:	THOMAS & MACK BELTWAY, L.L.C.,
a Nevada limited liability company, its Manager

	By:	/s/ Thomas A. Thomas
	Name:	Thomas A. Thomas
	Its:	Manager

Exhibit A

to

First Amendment to Lease

Modified Building Shell Plans

(Attached)

Beltway Business Park

Warehouse III – Job #1791

DRAWING LIST

BLDG. 8 SHELL MODIFICATION DRAWINGS

EXHIBIT “A”

MODIFIED BUILDING SHELL PLANS

Civil drawings by Lochsa Engineering, located at 6345 S. Jones Blvd., Suite 100, Las Vegas, NV 89118.

	Civil Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
C1.01	COVERSHEET		l/11/07
Cl.02	NOTE SHEET		2/6/07
C2.00	MASTER UTILITY PLAN		2/26/07
C2.03	UTILITY PLAN SHEET-03	2	8/17/07
C2.04	UTILITY PLAN SHEET-04	2	8/17/07
C2.05	UTILITY PLAN SHEET-05	2	8/17/07
C2.06	UTILITY PLAN SHEET-06	2	8/17/07
C3.00	MASTER GRADING PLAN	1	7/19/07
C3.03	GRADING PLAN SHEET-03	3	8/27/07
C3.04	GRADING PLAN SHEET-04	2	8/27/07
C3.05	GRADING PLAN SHEET-05	3	8/27/07
C3.06	GRADING PLAN SHEET-06	2	8/27/07
C4.03	HORIZONTAL CONTROL PLAN SHEET-03	2	8/17/07
C4.04	HORIZONTAL CONTROL PLAN SHEET-04	1	8/17/07
C4.05	HORIZONTAL CONTROL PLAN SHEET-05	2	8/17/07
C4.06	HORIZONTAL CONTROL PLAN SHEET-06	1	8/17/07
C4.07	HORIZONTAL CONTROL PLAN LINE & CURVE TABLE	2	8/17/07
C5.03	PLAN AND PROFILE ONSITE STORM DRAIN—SHEET 01	1	8/17/07
C5.04	PLAN AND PROFILE ONSITE STORM DRAIN—SHEET 02	1	8/17/07
C5.09	PLAN AND PROFILE 12” WATER LINE PRIVATE DRIVE	2	8/23/07
C5.13	PLAN AND PROFILE 8” SEWER MAIN	1	8/17/07
C6.03	SECTION DETAILS SHEET-01	2	8/23/07
C6.04	SECTION DETAILS SHEET-02	1	8/23/07
C6.08	HANDICAP RAMP DETAILS BUILDING 8	1	8/23/07
C7.01	TYPICAL STRUCTURAL DETAILS NOTES AND SECTIONS	1	10/1/07
C7.06	RETAINING WALL DETAILS	1	7/19/07
C9.01	PLAN AND PROFILE 10” GRAVITY SEWER & 6” FORCE MAIN	1	8/17/07
C9.03	TYPICAL STRUCTURAL NOTES	1	10/01/07

Architectural drawings by James Robertson, located at Commerce Construction Co., Inc. located at 13191 Crossroads Parkway North 6th Floor, City of Industry, CA 91746-3497.

Architectural Drawings
SHEET #	DESCRIPTION	REVISION	DATE
T1	TITLE SHEET	D	9/27/07
T2	TITLE 24 STANDARD DETAILS	D	9/27/07
MS1	MASTER SITE PLAN	D	9/27/07
A1	SITE PLAN	D	9/27/07
A2	PARTIAL FLOOR PLAN	C	9/24/07
A3	PARTIAL FLOOR PLAN	B	9/12/07
A4	EXTERIOR ELEVATIONS	G	10/16/07
A5	EXTERIOR ELEVATIONS	G	10/16/07
A6	ENTRY FLOOR PLANS	D	9/27/07
A7	WALL SECTIONS	A	4/24/07
A8	GATE PLANS AND ELEVATIONS	A	8/29/07
A9	ROOF PLAN	F	10/8/07

A10	REFLECTED CEILING PLAN	A	8/29/07
A11	ELECTRICAL ROOM DETAILS	A	8/29/07
A12	DOOR SCHEDULE	C	9/24/07
AD1	MISCELLANEOUS DETAILS	A	8/29/07
AD2	MISCELLANEOUS DETAILS	F	10/8/07
AD3	MISCELLANEOUS DETAILS	A	8/29/07
AD4	MISCELLANEOUS DETAILS	A	8/29/07

Structural drawings by Ajit Randhava & Associates, Inc., located at 16700 Valley View Avenue, Suite #270, La Mirada, CA 90638.

Structural Drawings
SHEET #	DESCRIPTION	REVISION	DATE
S1.1	PARTIAL FOUNDATION PLAN	C	9/24/07
S1.2	PARTIAL FOUNDATION PLAN	B	9/12/07
S2.1	PARTIAL ROOF FRAMING PLAN	B	9/12/07
S2.2	PARTIAL ROOF FRAMING PLAN	A	8/29/07
S2.3	ROOF METAL DECK WELDING DIAGRAM, SCHEDULE & NOTES	A	8/29/07
S3.1	PANEL ELEVATIONS	C	9/24/07
S3.2	PANEL ELEVATIONS	C	9/24/07
S3.3	ENLARGED PANEL ELEVATION DETAIL	C	9/24/07
S3.3A	ENLARGED PANEL ELEVATION DETAIL	B	9/12/07
S3.4	EXTERIOR CONC & STEEL STAIRS TYPICAL DETAILS	A	8/29/07
S3.5	RAMP FOUND. PLANS	A	8/29/07
S3.6	RAMP FOUND. PLANS	A	8/29/07
SD1	GENERAL NOTES AND DETAILS	A	8/29/07
SD2	PANEL AT FOOTING DETAILS	A	8/29/07
SD3	PANEL CONNECTION DETAILS	A	8/29/07
SD4	ROOF TYPICAL DETAILS	A	8/29/07
SD5	MISC. DETAILS	A	8/29/07

Landscape & Irrigation drawings by Nuvis Landscape, located at 3151 Airway Ave., Suite J-3, Costa Mesa, CA 92626.

Landscape and Irrigation Drawings
SHEET #	DESCRIPTION	REVISION	DATE
L1	COVER SHEET		10/l/07
L8	IRRIGATION PLAN		7/13/06
L9	IRRIGATION PLAN		7/13/06
L10	IRRIGATION PLAN		7/13/06
L11	IRRIGATION PLAN	1	10/1/07
L12	IRRIGATION PLAN		7/13/06
L13	IRRIGATION PLAN		7/13/06
L14	IRRIGATION LEGEND		10/1/07
L15	IRRIGATION DETAILS		10/1/07
L16	IRRIGATION DETAILS		10/1/07
L23	PLANTING PLAN		10/1/07
L24	PLANTING PLAN		10/1/07
L25	PLANTING PLAN		10/1/07
L26	PLANTING PLAN		10/l/07
L27	PLANTING PLAN		10/1/07
L28	PLANTING PLAN		10/l/07

L29	PLANTING LEGEND NOTES & DETAILS	10/1/07
L30	GENERAL SPECIFICATIONS	10/1/07
L31	IRRIGATION SPECIFICATIONS	10/1/07
L32	IRRIGATION SPECIFICATIONS	10/1/07
L33	PLANTING SPECIFICATIONS	10/1/07
L34	MAINTENANCE SPECIFICATIONS	10/1/07

Electrical drawings by Adobe Electric, Inc., located at 4360 W. Tompkins Avenue, Suite C, Las Vegas, NV 89103.

	Electrical Drawings
SHEET #	DESCRIPTION	REVISION	DATE
E-l	FIXTURE SCHEDULE LOAD SUMMARY LEGEND, ELEC. RM DETAIL, SINGLE LINE DIAGRAM	2	8/02/07
E-2	ELECTRICAL SITE PLAN	2	8/02/07
E-3	ELECTRICAL PLAN	3	9/17/07
E-4	PANEL SCHEDULES IECC REQUIREMENTS	3	9/17/07

Fire Protection drawings prepared by Desert Fire Protection, located at 1919 Industrial Road, Las Vegas, NV 89102.

	Fire Protection Drawings
SHEET #	DESCRIPTION	REVISION	DATE
SPK-1	MASTER SITE PLAN	1	10/15/07
SPK-2	DETAILS	1	10/15/07
SPK-3	SPRINKLER PLAN	1	10/15/07
SPK-4	SPRINKLER PLAN	1	10/15/07
SPK-5	SPRINKLER PLAN	1	10/15/07
SPK-6	SPRINKLER PLAN	1	10/15/07
SPK-7	SPRINKLER PLAN	1	10/15/07
SPK-8	SPRINKLER PLAN	1	10/15/07
SPK-9	SPRINKLER PLAN	1	10/15/07
SPK-10	SPRINKLER PLAN	1	10/15/07

Underground Raceway Installation drawings prepared by Adobe Electric, Inc., located at 4360 W. Tompkins Avenue, Suite C, Las Vegas, NV 89103.

	Underground Raceway Installation Drawings
SHEET #	DESCRIPTION	REVISION	DATE
EC-1	ELECTRICAL RACEWAY INSTALLATION PLAN	1	9/18/07
EC-2	ELECTRICAL RACEWAY INSTALLATION PLAN	1	9/18/07
EC-3	ELECTRICAL RACEWAY INSTALLATION PLAN	1	9/18/07

Conduit Only and Grounding drawings prepared by Harris Consulting Engineers, located at 6630 Surrey Street, Suite 100, Las Vegas, NV 89119.

Conduit Only &Grounding Drawings
SHEET #	DESCRIPTION	REVISION	DATE
E0.0l	ELECTRICAL LEGEND, ABBREVIATIONS, AND SHEET INDEX		7/12/07
El.01C	ELECTRICAL CONDUIT SITE PLAN		7/12/07
E7.01	ELECTRICAL DETAILS		7/12/07

Natural Gas drawings prepared by Southwest Gas Corporation.

	Natural Gas Drawings
SHEET #	DESCRIPTION	REVISION	DATE
2 of 2	UNDERGROUND GAS SERVICE DRAWING	1	6/14/07

Telephone drawings prepared by COX Communications.

Telecommunication Drawings
SHEET #	DESCRIPTION	REVISION	DATE
3 of 3	UNDERGROUND TELECOMMUNICATION DRAWING		5/22/07

Electrical power drawings prepared by Nevada Power Company identified as Beltway Business Park Warehouse, Badura Avenue and Decatur Blvd., (Project ID No. 182842).

	Power Drawings
SHEET #	DESCRIPTION	REVISION	DATE
1 of 4	OVERALL PROJECT	1	2/26/07
4 of 4	BLDG. 8 PLAN	1	2/26/07

Electrical power drawings prepared by Nevada Power Company identified as BBP – Addendum 8, Edmond & Capovilla (Project ID No. 187608).

	Power Drawings
SHEET #	DESCRIPTION	REVISION	DATE
1	SINGLE LINE DIAGRAM AND DETAILS	1	9/21/07
2	SECTIONS AND TRENCH DETAILS	1	9/21/07
3	PARTIAL SITE PLAN	1	9/21/07
4	PARTIAL SITE PLAN AND DETAILS	1	9/21/07
5	PARTIAL SITE PLAN AND SECTIONS	1	9/21/07

Electrical Underground Conduit Site Plan (Phase 1) drawing prepared by Harris Consulting Engineers, located at 6630 Surrey Street, Suite 100, Las Vegas, NV 89119.

Conduit Only & Grounding Drawings
SHEET #	DESCRIPTION	REVISION	DATE
E1.01C	ELECTRICAL CONDUIT SITE PLAN		12/20/07

Exhibit B

to

First Amendment to Lease

Tenant Work Letter

(Attached)

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the “Tenant Improvements,” as that term is defined in Section 14.07 of this Lease (collectively, the “Work”). All references in this Tenant Work Letter to “this Lease” shall mean the relevant portions of that certain Standard Industrial Real Estate Lease (to which this Tenant Work Letter is attached as Exhibit “H”), and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PROPERTY

Upon Substantial Completion of the Building Shell Improvements, Tenant shall execute and deliver the SNDA attached as Exhibit “B” to this Lease and the Tenant Estoppel Certificate attached as Exhibit “C” to this Lease and Landlord shall deliver the Property for the construction of the Tenant Improvements; provided that Tenant has obtained the insurance coverage required under the terms of this Lease (including this Tenant Work Letter) and Landlord is in receipt of Tenant’s insurance binder or endorsement naming Landlord as additional insured under Tenant’s required liability insurance policies (see Section 4.04 of this Lease). Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Property and against injury to any persons caused by Tenant’s actions or anyone’s actions who are directly or indirectly employed by Tenant. Tenant shall assume all risk of loss to Tenant’s personal property and fixtures.

SECTION 2

CONSTRUCTION DRAWINGS

2.1    Selection of Architect and Engineers; Construction Drawings. Tenant shall retain a licensed architect, SCA Design, LLC (the “Architect”) to prepare the plans and drawings for the Tenant Improvements. Tenant shall also retain Ajit S. Randhava & Associates, Inc. (the “Structural Engineer”) and Lochsa Engineering (the “Civil Engineer,” and collectively, with the Structural Engineer, the “Engineers”) to prepare all plans and engineering working drawings relating to the structural and civil elements of the Tenant Improvements, which work is not part of the Building Shell Improvements. Tenant shall also retain Harris Consulting Engineers, LLC, (the “Consulting Engineer”) to prepare all plans and engineering working drawings for the mechanical, electrical, plumbing, HVAC, life safety, and sprinkler systems in the Building, which work is not part of the Building Shell Improvements. Tenant may replace any of the aforementioned engineers with a qualified, Landlord-approved engineer. Landlord’s approval of the replacement engineer shall be provided in a commercially reasonable and timely manner. The plans and drawings to be prepared by Architect, the Engineers and the Consulting Engineer pursuant to this Section 2 shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with Landlord’s drawing format and specifications, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Building Shell Plans, and

Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable governmental regulations or building codes (collectively, the “Code”), or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

2.2    Preliminary Plans. Tenant shall supply Landlord with two (2) copies signed by Tenant of its preliminary plans for the Tenant Improvements (the “Preliminary Plans”) before any architectural working drawings or engineering drawings have been commenced. The Preliminary Plans shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and all other intended improvements for the Building. Landlord may request clarification or more specific drawings for special use items not included in the Preliminary Plans. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Preliminary Plans for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Preliminary Plans to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3    Final Plans. Upon approval of the Preliminary Plans by Landlord, Tenant shall promptly cause the Architect, the Engineers, and the Consulting Engineer to complete the architectural and engineering drawings for the Tenant Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Plans”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Plans. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Plans for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Plans in accordance with such review and any disapproval of Landlord in connection therewith.

2.4    Approved Final Plans. The Final Plans shall be approved by Landlord (the “Approved Final Plans”) prior to the commencement of construction of the Tenant Improvements by Tenant. After approval by Landlord of the Final Plans, Architect shall submit the same to the applicable governmental authority for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Property and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and perforating other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Final Plans may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

2.5    Change Orders. Subject to the provisions of Section 6.05 of this Lease, If Tenant desires any changes, revisions or substitutions to the Tenant Improvements set forth in the Approved Final Plans (“Change Orders”), Tenant shall submit to Landlord’s representative the plans and specifications for such Change Orders. Landlord’s representative will approve or disapprove (and, in case of disapproval, request revisions to the Change Order) a Change Order within three (3) business days following receipt of the required documentation. Landlord’s disapproval and request for revisions to Tenant’s proposed Change Order may be based on whether the Change Order: (i) affects or is not consistent with the base structural components or systems of the Building, (ii) is visible from outside the Property, (iii) affects safety, (iv) has or could have the effect of increasing the Building’s operating expenses, or (v) in Landlord’s reasonable judgment, is not consistent with the quality or character of the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1    Tenant’s Selection of Contractors. Tenant shall retain M&H Enterprises, Inc., a Nevada corporation doing business as Martin-Harris Construction (the “Contractor”), as general contractor for the performance of the Work.

3.2    Construction of Tenant Improvements by Tenant’s Agents.

3.2.1    Construction Contract. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

3.2.1.1    Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant, Contractor, and all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”), in the performance of the Work shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Final Plans; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord with respect to any other work on the Property, including the Building Shell Improvements, and (iii) assuming Tenant is timely advised of the same, Tenant shall abide (and cause Tenant’s Agents to abide) by all rules made by Landlord’s property manager with respect to any matter in connection with this Tenant Work Letter, including, without limitation, the performance of the Work.

3.2.1.2    Indemnity. Tenant’s indemnity of Landlord as set forth in Section 5.05 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s nonpayment of any amount arising out of the Tenant Improvements, and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 5.05 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to (1) the Building Shell Improvements (expressly excluding, however, any such claims directly resulting from latent defects in the Building Shell Improvements), and (2) Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Property. As used in this Section 3.2.1.2, “latent defects” means only these defects (a) resulting from the failure of Landlord’s work of constructing the Building Shell Improvements to conform to the Building Shell Plans and any applicable building codes, (b) not apparent upon an ordinary and reasonable inspection by a professional engineer qualified to make such an inspections, and (c) which have a materially adverse affect on (i) the conduct of Tenant’s business from the Property, (ii) the health and safety of Tenant’s employees, permitted subtenants, and business invitees, or (iii) the structural integrity of the affected improvements. In no event shall normal wear and tear (including that caused by the elements or other natural environmental conditions) constitute or be deemed to have caused or resulted in a latent defect.

3.2.1.3    Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of final inspection of such work by Clark County. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the date of final inspection of such work by Clark County. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Property and/or common areas that may be damaged or disturbed thereby. All such warranties or guaranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guaranties or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant shall give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

3.2.1.4    Insurance Requirements.

(a)    General Coverages. All of Tenants Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 4.04 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

(b)    Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Section 4.04 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry Excess Liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

(c)    General Terms. Certificates for all insurance carried pursuant to this Section 3.2.1.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the Work and acceptance by Landlord and Tenant. All policies carried under this Section 3.2.1.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.2.1.2 of this Tenant Work Letter. Consistent with Section 6.05(a) of this Lease and Section 3.4.1 of this Tenant Work Letter, Landlord shall require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord, in its sole discretion, in an amount sufficient to ensure the lien-free completion of the Tenant Improvements. Such lien and completion bond shall name Landlord as a co-obligee.

3.2.2    Governmental Compliance. The Tenant improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

3.2.3    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

3.3    Copy of Updated Approved Final Plans.

3.3.1    At the conclusion of construction, (i) Tenant shall cause the Contractor (A) to update the Approved Final Plans through annotated changes, as necessary, to reflect all changes made to the Approved Final Plans during the course of construction, (B) to certify to the best of Contractor’s knowledge that such updated Approved Final Plans are true and correct, which certification shall survive the expiration or termination of this Lease, (C) to deliver to Landlord two (2) sets of copies of such updated Approved Final Plans and (D) to deliver to Landlord any permits or similar documents issued by governmental agencies in connection with the construction of the Tenant Improvements, within thirty (30) days following issuance of a certificate of occupancy for the Property, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Property.

3.4    Mechanic’s Lien Matters.

3.4.1    Prior to commencing the Work, Tenant shall have complied with all of the applicable requirements of Nev. Rev. Stat. Chapter 108 (2007), as it may be amended, or any successor statute.

3.4.2    Pursuant to Article Seventeen of this Lease, the Contract and all other agreements entered into for performance of the Work shall contain the language required in subsection (f) of such Article Seventeen.

3.4.3    Upon Substantial Completion of the Work, Tenant shall record a Notice of Completion concerning the Work in accordance with Nevada law. A title company of Landlord’s choosing shall have furnished a preliminary title report or commitment for title insurance to Landlord as of the expiration of the forty (40) day period following the recording of such Notice of Completion, showing that no mechanic’s liens have been recorded against the Property in respect to the Work, or Tenant shall acknowledge in writing its obligations with respect thereto as provided in this Lease.

3.4.4    Upon completion of the Work, Tenant shall provide to Landlord unconditional final lien releases (in a form reasonably satisfactory to Landlord) from Contractor and the major subcontractors, together with a complete reproducible set of any final as-built drawings furnished to Tenant.

3.4.5    Upon Substantial Completion of the Work or at any time thereafter, Tenant shall reimburse Landlord for any cost or expense reasonably incurred by Landlord in defending against any recorded mechanic’s liens affecting the Property, including attorneys’ fees, court costs, and litigation expenses if Tenant fails to timely contest and defend the same as provided in the Lease, and such failure continues for a period of five (5) business days following written notice from Landlord to Tenant that Landlord intends to incur such cost or expense if such failure continues.

3.4.6    Upon Substantial Completion of the Work, Tenant shall execute an Estoppel Certificate in the form of that attached to this Lease as Exhibit “C.”

SECTION 4

MISCELLANEOUS

4.1    Tenant’s Representative. Tenant has designated Mike Borden as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further written notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

4.2    Landlord’s Representative. Landlord has designated Rod Martin as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further written notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

4.3    Time of the Essence in this Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

4.4    Reimbursement. Upon substantial completion of the Work, Tenant shall reimburse Landlord for any cost or expense reasonably incurred by Landlord as a result of any damage to Landlord’s property caused by Tenant’s Agents in performing the Work.

4.5    Assignment of Approved Final Plans and Contract. Upon the written request of Landlord or Landlord’s secured lender, Tenant shall, within ten (10) business days following such request cause the (i) Architect to assign the Approved Final Plans to Landlord and/or such lender, and (ii) Contractor to assign the Contract to Landlord and/or such lender. The form of such assignment documents shall be satisfactory to Landlord and/or such lender.

CONFIRMATION OF INITIAL LEASE TERM AND

SECOND AMENDMENT TO LEASE

This CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE (“Confirmation”) is made as of the 28th day of April, 2008, by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company (“Landlord”), and SWITCH COMMUNICATIONS GROUP, LLC, a Nevada limited liability company (“Tenant”). Landlord and Tenant agree as follows:

1.	Landlord and Tenant have entered into a Standard Industrial Real Estate Lease, dated August 21, 2007, as amended by that certain First Amendment to Lease dated January 25, 2008, (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord certain described premises located at 7135 S. Decatur Blvd., Las Vegas, Nevada (the “Property”).

2.	Consistent with Sections 2.01 and 2.02 of the Lease, Landlord and Tenant hereby confirm the Lease Commencement Date and the Expiration Date of the initial Lease Term (as defined in the Lease), and amend Section 1.05 of the Lease to conform to such dates. The pertinent dates are as follows:

a.	April 1, 2008 is the Lease Commencement date; and

b.	September 1, 2008 is the Rent Commencement Date; and

c.	March 31, 2033 is the Lease Expiration Date.

3.	Tenant confirms that:

a.	It has accepted possession of the Property as provided in the Lease;

b.	The Lease has not been modified, altered, or amended, except as provided in this Confirmation and as follows: None ; and

c.	The Lease is in full force and effect.

4.	The provisions of this Confirmation shall inure to the benefit, or bind, as the case may require, Landlord, Tenant, and their respective permitted successors and assigns.

Dated as of the date first written above.

LANDLORD:		TENANT:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company		SWITCH COMMUNICATIONS GROUP LLC, a Nevada limited liability company

By:	MAJESTIC BELTWAY	By:	/s/ Rob Roy
	WAREHOUSE BUILDINGS, LLC,	Name: Rob Roy
	a Delaware limited liability company,	Its: Chief Executive Officer & Manager
its Manager

By:	MAJESTIC REALTY CO., a	By:	/s/ Darren Adair
	California corporation, Manager’s	Name: Darren Adair
	Agent	Its: Chief Financial Officer

By:	/s/ David A. Wheeler
Name: David A. Wheeler
Its: President

By:	/s/ Jay H. Bradford
Name: Jay H. Bradford
Its:	Executive Vice President and
Chief Financial Officer

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of the 21st day of January 2011 by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company (“Landlord”), and SWITCH COMMUNICATIONS GROUP L.L.C., a Nevada limited liability company (“Tenant”).

RECITALS:

A.    Landlord and Tenant are parties to that certain Standard Industrial Real Estate Lease, dated August 21, 2007, as amended by that certain First Amendment to Lease, dated January 25, 2008 (the “First Amendment”), and that certain Confirmation of Initial Lease Term and Amendment to Lease, dated April 28, 2008 (the “Second Amendment”) (collectively, the “Lease”), for an approximately 325,000 square foot building located at 7135 S. Decatur Blvd., Las Vegas, Nevada. The undefined capitalized terms used in this Third Amendment shall have the same meanings ascribed to such terms in the Lease.

B.    Landlord and Tenant desire to amend the Lease as provided below, subject to the terms and conditions of this Third Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1.    Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this Third Amendment by this reference.

2.    Specific Lease Amendments. Effective as of the date of this Third Amendment first set forth above (the “Effective Date”), the terms of the Lease are amended as follows:

a.    Lease Commencement Date and Lease Expiration Date. Notwithstanding any language in the First Amendment, the Second Amendment, or the Estoppel Certificate executed by Tenant dated April 18, 2008 to the contrary, (i) the Lease Commencement Date was September 1, 2008, and (ii) the Lease Expiration Date is August 31, 2033.

b.    Monthly Base Rent Schedule. Consistent with Section 1.10(a) of the Lease, the monthly Base Rent payable by Tenant to Landlord during the initial Lease Term is confirmed as follows:

Sep. 1, 2008 through Aug. 31, 2010	$185,250.00
Sep. 1, 2010 through Aug. 31, 2012	$196,365.00
Sep. 1, 2012 through Aug. 31, 2014	$208,146.90
Sep. 1, 2014 through Aug. 31, 2016	$220,635.71

Sep. 1, 2016 through Aug. 31, 2018	$233,873.86
Sep. 1, 2018 through Aug. 31, 2020	$247,906.29
Sep. 1, 2020 through Aug. 31, 2022	$262,780.66
Sep. 1, 2022 through Aug. 31, 2024	$278,547.51
Sep. 1, 2024 through Aug. 31, 2026	$295,260.36
Sep. 1, 2026 through Aug. 31, 2028	$312,975.98
Sep. 1, 2028 through Aug. 31, 2030	$331,754.54
Sep. 1, 2030 through Aug. 31, 2032	$351,659.81
Sep. 1. 3032 through Aug. 31, 2033	$372,759.40

3.    Confirmation of Reduction in Security Deposit. Consistent with the terms of Section 3.03(c) of the Lease, effective September 1, 2010, Landlord has elected to allow Tenant to reduce the Security Deposit to an amount equal to two (2) installments of monthly Base Rent.

4.    Effect of Third Amendment. Except as expressly modified by this Third Amendment, all the terms and conditions of the Lease are hereby ratified and shall remain in full force and effect. In the event of a conflict between the terms of the Lease and this Third Amendment, this Third Amendment shall control. The Lease, as amended by this Third Amendment, shall not be further amended or modified except by a written instrument signed by the parties. All of the terms, conditions, and covenants of the Lease, as amended by this Third Amendment, shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This Third Amendment shall not be effective and binding unless and until it is fully-executed and delivered by both Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this Third Amendment on behalf of such party is duly authorized to execute and deliver this Third Amendment and to legally bind the party on whose behalf this Third Amendment is signed to all of the terms, covenants and conditions contained in this Third Amendment. If any action is brought because of any breach of or to enforce or interpret any of the provisions of this Third Amendment, the prevailing party in any such action shall be entitled to recover from the other party those attorneys’ fees and other charges recoverable under the applicable provisions of the Lease.

5.    Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

[Intentionally left blank — signature page to follow]

DATED as of the date first written above.

LANDLORD:				TENANT:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company				SWITCH COMMUNICATIONS GROUP L.L.C., a Nevada limited liability company

By:	MAJESTIC BELTWAY WAREHOUSE			By:	/s/ Rob Roy
	BUILDINGS, LLC, a Delaware			Name: Rob Roy
	limited liability company, its Manager			Its: Chief Executive Officer and Chairman

	By:	MAJESTIC REALTY CO.,
		a California corporation,		By:	/s/ Darren Adair
		Manager’s Agent		Name: Darren Adair
Its: Chief Financial Officer
		By:	/s/ Edward P. Roski, Jr.
Name: Edward P. Roski, Jr.
Its: Chairman and Chief Executive Officer

By:
Name:
Its:

By:	THOMAS & MACK BELTWAY, L.L.C.,
a Nevada limited liability company, its Manager

	By:	/s/ Thomas A. Thomas
	Name:	Thomas A. Thomas
	Its:	Manager

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of the 9th day of August 2013 by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company (“Landlord”), and SWITCH, LTD., a Nevada limited liability company formerly known as Switch Communications Group, L.L.C. and Switch, LLC (“Tenant”).

RECITALS:

A.    Landlord and Tenant are parties to that certain Standard Industrial Real Estate Lease, dated August 21, 2007, as amended by that certain First Amendment to Lease, dated January 25, 2008, by that certain Confirmation of Initial Lease Term and Amendment to Lease, dated April 28, 2008, and by that certain Third Amendment to Lease, dated January 21, 2011 (collectively, the “Lease”), for an approximately 325,000 square foot building located at 7135 S. Decatur Blvd., Las Vegas, Nevada. The undefined capitalized terms used in this Fourth Amendment shall have the same meanings ascribed to such terms in the Lease.

B.    Landlord and Tenant desire to amend the Lease as provided below, subject to the terms and conditions of this Fourth Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants contained below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1.    Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this Fourth Amendment by this reference.

2.    Specific Lease Amendment. Effective as of the date of this Fourth Amendment first set forth above (the “Effective Date”), the terms of the Lease are amended as follows:

a.    Section 2.05(d)(1) of the Lease is amended and restated in its entirety as follows:

Cost of Living Adjustment. The Base Rent shall be increased on the first day of the 13th, 25th, 37th, and 49th months of each 5-year segment of an Extension of the Lease Term (each a “Rental Adjustment Date“) by reference to the Index defined in Section 3.02 of this Lease or the substitute index described in Section 3.02 of this Lease, as follows: The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the “Comparison Base Rent“) shall be increased by the percentage that the Index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Rental Adjustment Date occurs. In no event shall the Base Rent be reduced by reason of such computation.

3.    Omnibus Amendment. Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed in this Fourth Amendment, so as to conform to the amendment set forth in Section 2 above.

4.    Effect of Fourth Amendment. Except as expressly modified by this Fourth Amendment, all the terms and conditions of the Lease are hereby ratified and shall remain in full force and effect. In the event of a conflict between the terms of the Lease and this Fourth Amendment, this Fourth Amendment shall control. The Lease, as amended by this Fourth Amendment, shall not be further amended or modified except by a written instrument signed by the parties. All of the terms, conditions, and covenants of the Lease, as amended by this Fourth Amendment, shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This Fourth Amendment shall not be effective and binding unless and until it is fully-executed and delivered by both Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this Fourth Amendment on behalf of such party is duly authorized to execute and deliver this Fourth Amendment and to legally bind the party on whose behalf this Fourth Amendment is signed to all of the terms, covenants and conditions contained in this Fourth Amendment. If any action is brought because of any breach of or to enforce or interpret any of the provisions of this Fourth Amendment, the prevailing party in any such action shall be entitled to recover from the other party those attorneys’ fees and other charges recoverable under the applicable provisions of the Lease.

5.    Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

[Intentionally left blank — signature page to follow]

DATED as of the date first written above.

LANDLORD:				TENANT:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company				SWITCH, LTD., a Nevada limited liability company formerly known as Switch Communications Group, L.L.C. and Switch, LLC

By:	MAJESTIC BELTWAY WAREHOUSE BUILDINGS, LLC, a Delaware limited liability company, its Manager

				By:	/s/ Rob Roy
				Name:	Rob Roy
	By:	MAJESTIC REALTY CO.,		Its:	Chief Executive Officer
a California corporation,
Manager’s Agent

		By:	/s/ Edward P. Roski, Jr.
		Name:	Edward P. Roski, Jr.
		Its:	President and Chairman of the Board

By:
Name:
Its:

By:	THOMAS & MACK BELTWAY, L.L.C., a Nevada limited liability company, its Manager

	By:	/s/ Thomas A. Thomas
	Name:	Thomas A. Thomas
	Its:	Manager

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made as of the 21st day of June 2016, by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company (“Landlord”), and SWITCH, LTD., a Nevada limited liability company formerly known as Switch Communications Group L.L.C. (“Tenant”).

RECITALS:

A.    Landlord and Tenant are parties to that certain Standard Industrial Real Estate Lease, dated August 21, 2007, as amended by that certain First Amendment to Lease, dated January 25, 2008, by that certain Confirmation of Initial Lease Term and Amendment to Lease, dated April 28, 2008, by that certain Third Amendment to Lease, dated January 31, 2011, and by that certain Fourth Amendment to Lease, dated August 9, 2013 (collectively, the “Lease”), which Lease covers the premises consisting of approximately 17.33 acres in Clark County, Nevada (the “Property”). The Property includes an approximately 325,000 square foot building and other improvements. The undefined capitalized terms used in this Fifth Amendment shall have the same meanings ascribed to such terms in the Lease.

B.    Landlord and Tenant desire to amend the Lease on the terms and subject to the conditions set forth below in this Fifth Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1.    Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this Fifth Amendment by this reference.

2.    Specific Lease Amendments. Effective as of the Effective Date (defined below) of this Fifth Amendment, the terms of the Lease are amended as follows:

a.    No Initial Security Deposit. Section 1.07 of the Lease is hereby deleted in its entirety.

b.    Springing Security Deposit. Section 3.03 of the Lease is hereby amended and restated in its entirety as follows:

Section 3.03     Springing Security Deposit.

(a)    If at any time during the Lease Term Tenant’s tangible net worth is less than One Hundred Million Dollars ($100,000,000.00), Tenant shall deposit with Landlord a cash security deposit of Six Hundred Thousand Dollars ($600,000.00), in Constant Dollars (the “Springing Security Deposit”). Landlord may apply all or part of the Springing Security

Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant, or to fulfill Tenant’s obligations with respect to the Razing Covenant (as defined in Section 6.06 below). If Landlord uses any part of the Springing Security Deposit, Tenant shall restore the Springing Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Springing Security Deposit. Landlord shall not be required to keep the Springing Security Deposit separate from its other accounts and no trust relationship is created with respect to the Springing Security Deposit. Any reference to the “Security Deposit” in this Lease shall be deemed to refer to the Springing Security Deposit.

(b)    At Tenant’s election, in lieu of a cash Springing Security Deposit, Tenant may deliver to Landlord (as beneficiary), an irrevocable standby letter of credit (the “Letter of Credit”), substantially in the form of that attached as Exhibit “J” to this Lease.

The Letter of Credit shall be, among other things:

a.    subject to the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 Revision) or any subsequent revision;

b.    irrevocable and unconditional;

c.    in the amount of the Springing Security Deposit;

d.    conditioned for payment solely upon presentation of the Letter of Credit, a sight draft, and a written statement from Landlord that the amount to be drawn is due and owing to Landlord under the terms of this Lease; and

e.    transferable one or more times by Landlord without the consent of Tenant.

Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Property; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit.

The Letter of Credit shall be issued by a commercial bank or trust company reasonably satisfactory to Landlord, having offices (or a confirming bank) at which the Letter of Credit may be drawn upon in Los Angeles, California, and having a Moody’s rating of at least “A-3” (or other comparable rating).

The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord, and shall provide that the same shall be automatically renewed for successive twelve (12)-month periods through a date which is not earlier than sixty (60) days after the expiration date of this Lease, or any renewal or extension thereof, unless written notice of nonrenewal has been given by the issuing bank to Landlord by certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then, in addition to its rights granted under this Section 3.03 above, Landlord shall have the right to draw on the existing Letter of Credit.

Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash Springing Security Deposit, as set forth above in this Section 3.03. Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election; and if Landlord partially draws down the Letter of Credit, Tenant shall, within fifteen (15) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section 3.03.

In addition to the amendment and restatement of Section 3.03 of the Lease provided above, if Tenant is not in default of the Lease, within thirty (30) days following full execution and delivery of this Fifth Amendment, Landlord shall return to Tenant any cash Security Deposit or original Letter of Credit held in lieu of such cash Security Deposit in Landlord’s possession.

c.    Condition upon Termination.    The ninth sentence of Section 6.06 of the Lease is hereby amended and restated as follows: “Notwithstanding any language to the contrary in this Section 6.06, Tenant shall not be required to remove the Building Modifications and restore the Building to its shell condition at the expiration or earlier termination of the Lease Term; provided, however, that if the Lease Term is terminated prior to the expiration date because of an Event of Default, the cost of such restoration (to be performed by Landlord) will be funded through use of the Springing Security Deposit (if applicable) or other cash provided by Tenant at Landlord’s written request, but only to the extent that Landlord incurs costs for such restoration to the Building’s shell condition (i.e., the condition of the Property upon completion of the Base Building Shell Improvements and prior to the construction of the Building Modifications and the Tenant Improvements).”

d.    Tenant’s Financial Condition. Section 11.03 of the Lease is hereby amended and restated in its entirety as follows:

Section 11.03     Tenant’s Financial Condition. Within twenty (20) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, to verify the net worth of Tenant or any assignee or subtenant of Tenant, but excluding Tenant’s Customers; provided, however, that with respect to the financial condition of the original Tenant identified in Section 1.03 of this Lease, such Tenant is only obligated to deliver to Landlord a written statement, signed by Tenant’s Chief Financial Officer, certifying that Tenant’s tangible net worth is not less than One Hundred Million Dollars ($100,000,000.00), in Constant Dollars (“Tenant’s Financial Certificate”). Tenant represents and warrants to Landlord that Tenant’s Financial Certificate shall be true and accurate as of the date of such statement. All of Tenant’s Financial Certificates and all such financial statements pertaining to any successor Tenant or any assignee or subtenant shall be confidential and shall be used only for the purposes set forth in this Lease. As used in this Lease, “tangible net worth” means the sum of all of Tenant’s assets, less liabilities and intangible assets, as determined by the use of generally accepted accounting principles.

Notwithstanding any language to the contrary in this Section 11.03, the original Tenant identified in Section 1.03 of this Lease need not provide Landlord with any financial information concerning itself if current financial information respecting such Tenant is readily available to the public through filings made with the U.S. Securities and Exchange Commission.

In addition to the requirements set forth above in this Section 11.03, Tenant also agrees to provide Landlord, as and when required by Tenant’s lender, with a copy of any certificate attesting to Tenant’s non-compliance with any financial covenants required of Tenant by Tenant’s lender. Tenant shall also immediately provide Landlord with a copy of any written or electronic notice of default received from Tenant’s lender. In the event that any such certificate indicates that Tenant is in breach of any of such financial covenants, Tenant shall immediately deposit with Landlord the full amount of the Springing Security Deposit (if not already delivered to Landlord).

Tenant shall deliver to Landlord on or before the Effective Date a Tenant’s Financial Certificate. If Tenant fails to so deliver Tenant’s Financial Certificate, this Fifth Amendment shall be null and void and without further force or effect.

3.    Omnibus Amendment. Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed in this Fifth Amendment, so as to conform to the amendments set forth in Section 2 above.

4.    Effect of Fifth Amendment. Except as expressly modified in this Fifth Amendment, all of the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and this Fifth Amendment, this Fifth Amendment shall control. All of the terms, conditions and covenants of the Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This Fifth Amendment shall not be effective and binding unless and until it is fully-executed and delivered by Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this Fifth Amendment on behalf of such party is duly authorized to execute and deliver this Fifth Amendment and to legally bind the party on whose behalf this Fifth Amendment is signed to all of the terms, covenants and conditions contained in this Fifth Amendment. If any action is brought because of any breach of or to enforce or interpret any of the provisions of this Fifth Amendment, the prevailing party in such action shall be entitled to recover from the other party those attorneys’ fees and other charges recoverable under the applicable provisions of the Lease.

5.    Effective Date. This Fifth Amendment is to be dated and shall only become effective upon approval by the Clark County Commission of the proposed Land Lease between Tenant and Landlord’s affiliate, Beltway Business Park Warehouse No. 6, LLC (the “Effective Date”).

6.    Counterparts. This Fifth Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Either party may deliver its signature to the other via facsimile or electronic transmission (such as in the form of a PDF), and any signature so delivered shall be binding on the delivering party.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the date first written above.

LANDLORD:

BELTWAY BUSINESS PARK WAREHOUSE NO. 3, LLC, a Nevada limited liability company

	By:	MAJESTIC BELTWAY WAREHOUSE BUILDINGS, LLC, a Delaware limited liability company, its Manager

By: MAJESTIC REALTY CO., a California corporation, Manager’s Agent

			By:	/s/ Edward P. Roski, Jr.
Printed Name: Edward P. Roski, Jr.
Its: President and Chairman of the Board

By:
Printed Name:
Its:

	By:	THOMAS & MACK BELTWAY, L.L.C., a Nevada limited liability company, its Manager

		By:	/s/ Thomas A. Thomas
Name: Thomas A. Thomas
Its: Manager

TENANT:

SWITCH, LTD., a Nevada limited liability company

By:	/s/ Thomas Morton
Printed Name: Thomas Morton
Its: President